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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Acuity Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

ACUITY BRANDS, INC.
1170 Peachtree Street, NE
 Suite 2400
Atlanta, Georgia 30309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held January 10, 2008

Time:	1:00 p.m. Eastern Time

Date:	January 10, 2008

Place:	Four Seasons Hotel - Ballroom 75 Fourteenth Street, NE Atlanta, Georgia

Record Date:	Stockholders of record at the close of business on November 12, 2007 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

Purpose:	(1) Elect two (2) directors whose terms expire at the annual meeting;

(2) Approve the amended and restated Acuity Brands, Inc. Long-Term Incentive Plan;

(3) Approve the Acuity Brands, Inc. 2007 Management Compensation and Incentive Plan;

(4) Ratify the appointment of the Company’s independent registered public accounting firm; and

(5) Consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders Register:	A list of the stockholders entitled to vote at the meeting may be examined during regular business hours at the Company’s executive offices, 1170 Peachtree Street, NE, Suite 2400, Atlanta, Georgia, during the ten-day period preceding the meeting.

By order of the Board of Directors,

HELEN D. HAINES

Vice President and Secretary

November 19, 2007

YOUR VOTE IS IMPORTANT

IF YOU ARE A STOCKHOLDER OF RECORD, YOU CAN VOTE YOUR SHARES BY THE INTERNET, BY TELEPHONE OR BY MAIL. IF YOU WISH TO VOTE BY THE INTERNET OR BY TELEPHONE, PLEASE FOLLOW THE INSTRUCTIONS PROVIDED ON YOUR PROXY CARD.

IF YOU WISH TO VOTE BY MAIL, PLEASE DATE, SIGN, AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

WE ENCOURAGE YOU TO VOTE BY ONE OF THESE METHODS, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

ACUITY BRANDS, INC.
1170 Peachtree Street, NE
Suite 2400
Atlanta, Georgia 30309

PROXY STATEMENT

The Board of Directors of Acuity Brands, Inc. (“We,” “Our,” the “Company,” or “Acuity Brands”) are furnishing this information in connection with the solicitation of proxies for the annual meeting of stockholders to be held on January 10, 2008. We have enclosed with this proxy statement a proxy and a copy of the Company’s annual report to stockholders, which includes the annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2007. We expect to begin mailing this proxy statement and the enclosed proxy on November 19, 2007.

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of common stock of the Company at the close of business on November 12, 2007, the record date, are entitled to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. There were 42,405,013 shares of common stock issued and outstanding on the record date.

QUESTIONS RELATING TO THIS PROXY STATEMENT

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2007 Annual Meeting of Stockholders. These three officers are Vernon J. Nagel, Kenyon W. Murphy, and Helen D. Haines.

What is a proxy statement?

It is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating Vernon J. Nagel, Kenyon W. Murphy and Helen D. Haines as proxies to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name with our transfer agent, The Bank of New York Mellon, you are a stockholder of record.

If your shares are held in the name of your broker or bank, your shares are held in street name.

What is the record date and what does it mean?

The record date for the 2007 Annual Meeting is November 12, 2007. The record date is established by the Board as required by the Delaware General Corporation Law (“Delaware Law”). Owners of record of common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

What different methods may I use to vote?

If you are a stockholder of record, you may provide your voting instructions by the Internet or by telephone by following the instructions provided on the proxy card or by mail on the enclosed proxy card using the accompanying envelope. If you hold shares through a bank or broker you should refer to the information the bank or broker provides about your voting options. At any time before the proxy is voted at the annual meeting, you may revoke it by giving written notice to the Secretary of the Company or by voting in person at the meeting.

What if I sign and return my proxy, but do not provide voting instructions?

Proxies that are properly delivered, and not revoked, will be voted as specified on the proxy card. If no direction is specified on proxies signed and returned, proxies will be voted for the election of the nominees for director listed below, for approval of the amended and restated Acuity Brands, Inc. Long-Term Incentive Plan, for approval of the Acuity Brands, Inc. 2007 Management Compensation and Incentive Plan, and for ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2008 as stated on the proxy card.

How do I vote as a stockholder of record?

As a stockholder of record, you may vote by one of the four methods described below:

By the Internet. You may give your voting instructions by the Internet as described on the proxy card. This method is also available to stockholders who hold shares in the BuyDirect Plan, in the Employee Stock Purchase Plan, or in a 401(k) plan sponsored by the Company or Zep Inc. The Internet voting procedure is designed to verify the voting authority of stockholders. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded. Please see your proxy card for specific instructions.

By Telephone. You may give your voting instructions using the toll-free number listed on the proxy card. This method is also available to stockholders who hold shares in the BuyDirect Plan, in the Employee Stock Purchase Plan, or in a 401(k) plan sponsored by the Company or Zep Inc. The telephone voting procedure is designed to verify the voting authority of stockholders. The procedure allows you to vote your shares and to confirm that your vote has been properly recorded. Please see your proxy card for specific instructions.

By Mail. You may sign, date, and mail your proxy card in the postage-paid envelope provided.

In Person. You may vote in person at the meeting. Street name holders may only vote in person at the meeting if they have a legal proxy, as described in the following question.

How do I vote as a street name stockholder?

If your shares are held through a bank or broker, you should receive information from the bank or broker about your specific voting options. If you have questions about voting your shares, you should contact your bank or broker.

If you wish to vote in person at the meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your bank or broker.

Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person, or legally appoint another proxy to vote on your behalf.

What is a quorum?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The election inspector appointed for the meeting will tabulate votes cast by proxy and in person at the meeting and determine the presence of a quorum.

How are abstentions and broker non-votes counted?

Abstentions will be considered as present for purposes of establishing a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), those shares will be considered as present for purposes of establishing a quorum but not entitled to vote with respect to that matter. The New York Stock Exchange rules require that at least a majority of outstanding shares vote with respect to items 2 and 3, and broker non-votes are not counted for purposes of this requirement.

How are votes tabulated?

According to the Company’s By-Laws, each of the proposed items will be determined as follows:

Election of Directors: The election of directors will be determined by a plurality of votes cast.

All other matters: The voting results of all other matters are determined by a majority of votes cast affirmatively or negatively, except as may otherwise be required by law.

How are proxies solicited and what is the cost?

We will bear all expenses incurred in connection with the solicitation of proxies. We have engaged The Proxy Advisory Group, LLC to assist with the solicitation of proxies for an estimated fee of $10,000 and reimbursement of certain expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS,
GOVERNANCE, AND COMPANY DOCUMENTS

The Board takes seriously its responsibility to represent the interests of stockholders and is committed to good corporate governance. To that end, the Board has adopted a number of policies and processes to ensure effective governance of the Board and the Company.

How do I contact the Board of Directors?

Stockholders and other interested parties may communicate directly with the Board or the non-management directors by writing to the Chairman of the Governance Committee and with members of the Audit Committee by writing to the Chairman of the Audit Committee, each in care of Corporate Secretary, Acuity Brands, Inc., 1170 Peachtree Street, NE, Suite 2400, Atlanta, Georgia 30309. All communications will be forwarded promptly.

Where can I see the Company’s corporate documents and SEC filings?

The following governance documents are available on the Company’s website at www.acuitybrands.com under “Corporate Governance.”

•	Certificate of Incorporation
•	By-Laws
•	Corporate Governance Guidelines
•	Statements of Responsibilities of Committees of the Board (Charters of the Committees)
•	Statement of Rules and Procedures of Committees of the Board
•	Code of Ethics and Business Conduct

Copies of any of these documents will be furnished to any interested party if requested in writing to Corporate Secretary, Acuity Brands, Inc., 1170 Peachtree Street, NE, Suite 2400, Atlanta, Georgia 30309.

Our SEC filings are available on the Company’s website under “SEC Filings” and “Section 16 Filings.”

Our proxy materials and annual report are available on the Company’s website under “Annual Report/Proxy.”

How are directors nominated?

The Governance Committee, comprised of all of the independent directors, is responsible for recommending to the Board a slate of director nominees for the Board to consider recommending to the stockholders, and for recommending to the Board nominees for appointment to fill a new Board seat or any Board vacancy. To fulfill these responsibilities, the Committee annually assesses the requirements of the Board and makes recommendations to the

Board regarding its size, composition, and structure. In determining whether to nominate an incumbent director for reelection, the Governance Committee evaluates each incumbent director’s continued service in light of the current assessment of the Board’s requirements, taking into account factors such as evaluations of the incumbent’s performance. Directors whose terms expire at the next annual meeting undergo peer and self assessment prior to being nominated for reelection.

When the need to fill a new Board seat or vacancy arises, the Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, which may include engaging an outside search firm. The Committee reviews the qualifications of each candidate, including, but not limited to, the candidate’s experience, judgment, diversity, and skills in such areas as manufacturing and distribution technologies and accounting or financial management. Final candidates are generally interviewed by one or more Committee members. The Committee makes a recommendation to the Board based on its review, the results of interviews with the candidates, and all other available information. The Board makes the final decision on whether to invite a candidate to join the Board. The Board-approved invitation is extended through the Chairman of the Governance Committee and the Chairman of the Board, President, and Chief Executive Officer.

Director Nominations by Stockholders. The Governance Committee will consider recommendations for director nominees from stockholders made in writing and addressed to the attention of the Chairman of the Governance Committee, c/o Corporate Secretary, Acuity Brands, Inc., 1170 Peachtree Street, NE, Suite 2400, Atlanta, Georgia, 30309. The Governance Committee will consider such recommendations on the same basis as those from other sources. Stockholders making recommendations for director nominees to the Committee should provide the same information required for nominations by stockholders at an annual meeting, as explained below under “Next Annual Meeting—Stockholder Proposals.”

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Board and Committee Membership

The Board of Directors has delegated certain functions to the Executive Committee, the Audit Committee, the Compensation Committee, and the Governance Committee. The Company’s Statement of Responsibilities of the Committees of the Board contains each Committee’s charter (see “Questions and Answers about Communications, Governance, and Company Documents”). The table below sets forth the current membership of each of the committees:

Director*	Executive	Audit	Compensation	Governance

Vernon J. Nagel	Chairman	—	—	—
Peter C. Browning	—	—	X	X
John L. Clendenin	—	X	—	X
Robert F. McCullough	X	Chairman	—	X
Julia B. North	—	—	X	X
Ray M. Robinson	X	—	Chairman	X
Neil Williams	X	X	—	Chairman

*	Earnest W. Deavenport, Jr., who served during the 2007 fiscal year on the Audit and Governance Committees, resigned from the Board of Directors in connection with his joining the Board of Zep Inc. upon the spin-off of Zep Inc. from the Company effective October 31, 2007, thereby creating a vacancy in the class of directors with terms expiring at the 2008 annual meeting. John L. Clendenin, whose term expires at the 2007 annual meeting, has been appointed to fill the vacancy in the 2008 class, effective as of the 2007 annual meeting. See “Item 1—Election of Directors”.

During the fiscal year ended August 31, 2007, the Board of Directors met six times. All directors attended at least 75% of the total meetings held by the Board and their respective committees during the fiscal year. The Company typically expects that each continuing director will attend the annual meeting of stockholders, absent a valid reason. All of the directors serving at the time of last year’s annual meeting attended the meeting.

At each regular quarterly Board meeting, the Board of Directors meets without management present. Non-management director sessions are led by the Chairman of the Governance Committee.

The Executive Committee is authorized to perform all of the powers of the full Board, except the power to amend the By-Laws and except as restricted by Delaware Law. The Executive Committee is called upon in very limited circumstances due to reliance on the other standing committees of the Board and the direct involvement of the entire Board in governance matters. The Committee did not meet during the 2007 fiscal year and acted once by written consent.

The Audit Committee is responsible for certain matters pertaining to the auditing, internal control, and financial reporting of the Company, as set forth in the Committee’s report below and in its charter (see “Questions and Answers about Communications, Governance, and Company Documents”). All members of the Committee are independent under the requirements of the SEC and the Sarbanes-Oxley Act of 2002. In addition, the members of the Committee meet the current independence and financial literacy requirements of the listing standards of the New York Stock Exchange. Each quarter, the Audit Committee meets separately with the independent registered public accounting firm, the internal auditors, the corporate compliance officer, and the general counsel, without other management present. The Board has determined that Messrs. Clendenin, Deavenport, and McCullough satisfy the “audit committee financial expert” criteria adopted by the SEC and that each of them has accounting and related financial management expertise required by the listing standards of the New York Stock Exchange. The Committee held seven meetings during the 2007 fiscal year.

The Compensation Committee is responsible for certain matters relating to the evaluation and compensation of the executive officers and non-employee directors, as set forth in its charter (see “Questions and Answers about Communications, Governance, and Company Documents “). At each meeting, the Compensation Committee meets privately with an independent compensation consultant without management present. Annually, the Compensation Committee evaluates the performance of the independent consultant in relation to the Committee’s functions and responsibilities. Each member of the Committee is independent under the listing standards of the New York Stock Exchange and is an outside director under Section 162(m) of the Internal Revenue Code (the “Code”) and a non-employee under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee held five meetings during the 2007 fiscal year.

The Governance Committee is responsible for reviewing matters pertaining to the composition, organization, and practices of the Board of Directors. The Committee’s responsibilities, as set forth in its charter (see “Questions and Answers about Communications, Governance, and Company Documents “), include recommending Corporate Governance Guidelines, recommending the Code of Ethics and Business Conduct, a periodic evaluation of the Board in meeting its corporate governance responsibilities, a periodic evaluation of individual directors, and recommending to the full Board a slate of directors for consideration by the stockholders at the annual meeting and candidates to fill a new Board position or any vacancies on the Board as explained in greater detail above under “Questions and Answers about Communications, Governance, and Company Documents.” Each member of the Committee is independent under the listing standards of the New York Stock Exchange. The Committee held three meetings during the 2007 fiscal year.

Compensation Committee Interlocks and Insider Participation

The directors serving on the Compensation Committee of the Board of Directors during the fiscal year ended August 31, 2007 were Ray M. Robinson, Chairman, Peter C. Browning, and Julia B. North. None of these individuals are or ever have been officers or employees of the Company. During the 2007 fiscal year, no executive officer of the Company served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other Compensation Committee interlocks with the companies with which these individuals or the Company’s other directors are affiliated.

COMPENSATION OF DIRECTORS

Non-Employee Directors

We provide each non-employee director with an annual director fee, which includes meeting fees for a specified number of Board and committee meetings. The program is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of Acuity Brands’ size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent, and easy for stockholders to understand.

Annual Director Fees

Beginning in January 2007, each non-employee director receives an annual director fee in the amount of $130,000, which includes the meeting fees for the first five Board meetings and the first five meetings attended for each committee, and an additional fee of $5,000 for serving as chairman of a committee. Non-employee directors receive $2,000 for each Board meeting attended in excess of five Board meetings per year and $1,500 for each committee meeting attended in excess of five committee meetings of each committee per year. Fifty percent of the annual fee, or $65,000, is required to be deferred under the terms of the deferred compensation plan described below, and the remaining fees can be deferred at the election of the director.

Prior to January 2007, each non-employee director received an annual retainer of $70,000, meeting fees of $2,000 for each Board meeting attended and $1,500 for each committee meeting attended, and an additional fee of $5,000 for serving as the chairman of a committee. Fifty percent of the retainer, or $35,000, was required to be deferred under the terms of the deferred compensation plan, and the remaining fees could be deferred at the election of the director. In addition, each non-employee director received an annual stock option grant as described below.

Directors who are employees receive no additional compensation for services as a director or as a member of a committee of our Board.

Stock Option Grants

Prior to January 2007, we granted each non-employee director stock options for the purchase of 1,500 shares of Acuity Brands common stock annually on the day of the annual meeting of stockholders with an exercise price equal to the fair market value on the grant date. The options became exercisable after one year, remained exercisable for a period of ten years from the grant date, and expired at the earlier of the expiration date or three years following retirement from the Board. Beginning January 2007, the non-employee directors’ plan was amended to provide that no further annual grants of stock options would be made to non-employee directors.

In connection with the spin-off of Zep Inc. by Acuity Brands on October 31, 2007, stock options held by directors remained stock options to acquire Acuity Brands common stock and were adjusted in accordance with the non-employee directors’ plan by a conversion ratio for Acuity Brands options in order to preserve the aggregate intrinsic value of the options.

Deferred Compensation Plan

Non-employee directors are required to defer one-half of their annual director fee and can elect to defer the remaining portion of the annual fee and any chairman or meeting fees pursuant to a deferred compensation plan for non-employee directors. The deferred amounts can be invested in deferred stock units to be paid in shares at retirement from the Board or credited to an interest-bearing account to be paid in cash at retirement from the Board. Dividend equivalents on deferred stock units are credited to the interest-bearing account.

The value of the Acuity Brands deferred stock units credited to each director at the date of the spin-off remained in Acuity Brands deferred stock units to be paid at retirement from the Board in Acuity Brands common stock, and the number of deferred stock units was increased using a conversion ratio to maintain the value of the deferred stock units immediately following the spin-off.

Stock Ownership Requirement

Each non-employee director has been subject to a stock ownership requirement that requires the director to attain ownership in Acuity Brands common stock valued at two times the expected annual director fee. For purposes of the ownership requirement, deferred stock units are counted toward the ownership requirement. See “Beneficial Ownership of the Company’s Securities.”

Director Compensation for Fiscal 2007

The following table sets forth information concerning the compensation for fiscal 2007 to our non-employee directors:

			Change in
			Pension Value
			And
			Nonqualified
	Fees Earned		Deferred
	or Paid in	Option	Compensation
	Cash	Awards	Earnings	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)(5)

Peter C. Browning	$120,500	$8,065	$743	$129,308
John L. Clendenin	120,583	8,065	2,929	131,577
Jay M. Davis(6)	39,167	8,065	46	47,278
Earnest W. Deavenport, Jr.(7)	118,500	8,065	677	127,242
Robert F. McCullough	123,417	8,065	249	131,731
Julia B. North	120,500	8,065	610	129,175
Ray M. Robinson	125,500	8,065	1,552	135,117
Neil Williams	122,000	8,065	1,263	131,328

(1)	The fees earned in 2007 were paid as follows:

	Paid as Compensation Deferred to Stock Units
Name	$	#	Paid in Cash

Peter C. Browning	$52,500	906	$68,000
John L. Clendenin	120,583	2,103	–0–
Jay M. Davis	39,167	754	–0–
Earnest W. Deavenport, Jr.	118,500	2,056	–0–
Robert F. McCullough	59,326	1,025	64,771
Julia B. North	62,500	1,106	58,000
Ray M. Robinson	52,500	906	73,000
Neil Williams	52,500	906	69,800

(2)	The amount reported in this column includes the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes for fiscal year 2007 of grants of options to non-employee directors, calculated in accordance with the provisions of SFAS No. 123(R). The assumptions used to value the award can be found in Note 6 to our consolidated financial statements included in the Form 10-K for the fiscal year ended August 31, 2007.

(3)	The aggregate numbers of outstanding option awards at August 31, 2007 (without giving effect to the spin-off conversion) were 11,000 for Mr. Browning, 20,680 for Mr. Clendenin, 4,500 for Mr. Davis, 6,000 for Mr. Deavenport, 4,500 for Mr. McCullough, 6,000 for Ms. North, 8,010 for Mr. Robinson, and 19,510 for Mr. Williams. In connection with the spin-off of Zep Inc. by Acuity Brands on October 31, 2007, stock options held by directors remained stock options to acquire Acuity Brands common stock and these share amounts were adjusted at the time of the spin-off in accordance with the non-employee directors’ plan by a conversion ratio for Acuity Brands options in order to preserve the aggregate intrinsic value of the options.

(4)	The amount shown reflects the above-market portion of interest earned in the deferred compensation plan for non-employee directors calculated by comparing the plan’s effective interest rate for fiscal 2007 to 120% of the applicable federal long-term rate, with annual compounding, at the time the interest formula of the plan was established.

(5)	The only perquisite received by directors is a Company match on charitable contributions. The maximum Company match in any fiscal year is $5,000 and, therefore, is not required to be included in the table.

(6)	Mr. Davis did not stand for reelection to the Board of Directors in January 2007.

(7)	Mr. Deavenport resigned from the Board of Directors in connection with his joining the Board of Zep Inc. upon the spin-off of Zep Inc. from the Company effective October 31, 2007.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information concerning beneficial ownership of the Company’s common stock as of November 1, 2007, unless otherwise indicated, by each of the directors and nominees for director, by each of the named executive officers, by all directors and executive officers of the Company as a group, and by beneficial owners of more than five percent of the Company’s common stock.

	Shares of Common	Percent	Share Units Held
	Stock Beneficially	of Shares	in Company
Name	Owned(1)(2)(3)	Outstanding(4)	Plans(5)

Peter C. Browning	14,310	*	12,761
John L. Clendenin	30,662	*	38,350
William A. (Bill) Holl	4,222	*	—
Robert F. McCullough	6,445	*	9,956
John K. Morgan	292,968	*	—
Kenyon W. Murphy	40,271	*	21,477
Vernon J. Nagel	646,799	1.5%	—
Julia B. North	8,260	*	17,096
Richard K. Reece	77,800	*	—
Ray M. Robinson	10,691	*	22,473
Neil Williams	24,607	*	18,218
All directors and executive officers as a group (11 persons)	1,157,035	2.7%	140,361
Wellington Management Company, LLP(6)	2,398,274	5.7%	N/A
Barclays Global Investors, N.A.(7)	2,282,255	5.4%	N/A

*	Represents less than one percent of the Company’s common stock.

(1)	Subject to applicable community property laws and, except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to all shares shown.

(2)	Includes shares (restated for the spin-off conversion) that may be acquired within 60 days of November 1, 2007 upon the exercise of employee and director stock options, as follows: Mr. Browning, 13,310 shares; Mr. Clendenin, 25,022 shares; Mr. McCullough, 5,445 shares; Mr. Morgan, 169,071 shares; Mr. Murphy, 7,260 shares; Mr. Nagel, 554,952 shares; Ms. North, 7,260 shares; Mr. Reece, 40,338 shares; Mr. Robinson, 9,692 shares, Mr. Williams, 23,607 shares; and all current directors and executive officers as a group, 855,956 shares. In connection with the spin-off of Zep Inc. by Acuity Brands on October 31, 2007, stock options held by directors and by Messrs. Murphy, Nagel, and Reece and vested options held by Mr. Morgan remained stock options to acquire Acuity Brands common stock and were adjusted in accordance with a conversion ratio for Acuity Brands options in order to preserve the aggregate intrinsic value of the options.

(3)	Includes performance-based and time-vesting restricted shares granted under the Company’s Long-Term Incentive Plan, portions of which vest in November 2007 and 2008, December 2007 through 2009, January 2008 and 2009, March 2008 and 2009, June 2008 through 2010, July 2008 through 2010, and September 2008 through 2010. The executives have sole voting power over these restricted shares. Restricted shares are included for the following individuals: Mr. Morgan, 73,820 shares; Mr. Murphy, 19,106 shares; Mr. Nagel, 40,717 shares; Mr. Reece, 30,000 shares; and all executive officers as a group, 163,643 shares.

(4)	Based on an aggregate of 42,250,232 shares of Acuity Brands common stock issued and outstanding as of November 1, 2007.

(5)	Includes share units held by the non-employee directors in the Nonemployee Directors’ Deferred Compensation Plan and share units held by executive officers in the deferred compensation plan. Share units are considered for purposes of compliance with the Company’s share ownership requirement.

(6)	This information is based on a Form 13F filed with the SEC by Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109, on August 14, 2007 containing information as of June 30, 2007.

(7)	This information is based on a Form 13F filed with the SEC by Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, California 94105, on August 9, 2007 containing information as of June 30, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, officers and persons who beneficially own more than 10% of the Company’s common stock are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of the Company’s common stock with the SEC, the New York Stock Exchange, and the Company. Based on our review of information received by the Company during the fiscal year, we believe that all required Section 16(a) filings were made on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There is no family relationship between any of our executive officers or directors, and there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them was elected an officer or director, other than arrangements or understandings with our directors or officers acting solely in their capacities as such. Generally, our executive officers are elected annually and serve at the pleasure of our Board of Directors.

The Company has transactions in the ordinary course of business with unaffiliated corporations and institutions, or their subsidiaries, for which certain non-employee directors of the Company serve as directors. No directors of the Company serve as executive officers of those companies. Identifying possible related party transactions involves the following procedures in addition to the completion and review of the customary directors and officers questionnaires. The Company annually requests each director to verify and update the following information:

•	a list of entities where the director is an employee, director, or executive officer;
•	each entity where an immediate family member of a director is an executive officer;
•	each entity in which the director or an immediate family member is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and
•	each charitable or non-profit organization where the director or an immediate family member is an employee, executive officer, director or trustee.

After the Company compiles a list of all such persons and entities (approximately 3,000) and it has been reviewed and updated, it is distributed within the Company to identify potential transactions through comparison to ongoing transactions, along with payment and receipt information. Transactions are compiled for each person and entity and reviewed for relevancy. Relevant information, if any, is presented to the Board to obtain approval or ratification of the transactions.

With respect to those companies having common nonemployee directors with the Company, management believes the directors had no direct or indirect material interest in transactions in which the Company engaged with those companies during the fiscal year.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors is responsible for supervising the management of the Company. The Board has determined that all of its members, except Vernon J. Nagel, the Chairman, President, and Chief Executive Officer, have no material relationship with the Company, and are therefore independent, based on the listing standards of the New York Stock Exchange, the categorical standards set forth in the Governance Guidelines (available on the Company’s website at www.acuitybrands.com under “Corporate Governance” and attached as Appendix A), and a finding of no other material relationships.

The members of the Board of Directors are divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders for the year in which the term for their class expires. The Company’s By-Laws provide that the number of directors constituting the Board shall be determined from time to time by the Board. Currently, the number of directors constituting the Board is fixed at nine with two outstanding vacancies. One vacancy is the result of the decision of Jay M. Davis not to seek reelection at the annual meeting for fiscal year 2006 and the other is due to the resignation of Earnest W. Deavenport, Jr. in connection with the spin-off of Zep Inc. on October 31, 2007

The terms for three of our directors, John L. Clendenin, Robert F. McCullough and Neil Williams, expire at this annual meeting. Two of these directors, Messrs. McCullough and Williams, are nominees at the annual meeting. If elected, Messrs. McCullough and Williams will hold office for three-year terms expiring at the annual meeting for fiscal year 2010 or until their successors are elected and qualified.

Our Governance Guidelines provide that directors will not be nominated for election after their 72nd birthday and are expected to offer to resign as of the annual meeting following their 72nd birthday. For this reason, Mr. Clendenin has not been nominated for reelection. However, in order that the Board of Directors and the Company may continue to benefit from Mr. Clendenin’s leadership following the spin-off by the Company of Zep Inc. in October 2007, the Board has appointed Mr. Clendenin, effective as of the 2007 Annual Meeting, to fill the vacancy that was created by Mr. Deavenport’s resignation. Mr. Clendenin will complete Mr. Deavenport’s term, which expires at the 2008 annual meeting.

In November 2007, the Board reduced the number of directors constituting the Board to seven, effective as of the 2007 Annual Meeting.

The persons named in the accompanying proxy, or their substitutes, will vote for the election of the nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominees have consented to stand for election at this meeting. If any of the nominees become unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment.

Director Nominees for Terms Expiring at the 2010 Annual Meeting

All of the director nominees listed below are currently directors of the Company. Following is a brief summary of each director nominee’s business experience, other public company directorships held, and membership on the standing committees of the Board of Directors of the Company.

Name and Principal Business Affiliations

ROBERT F. McCULLOUGH
•  65 years old
•  Director since March 2003
•  Former Chief Financial Officer of AMVESCAP PLC (now known as Invesco PLC), from April 1996 to May 2004, and from which he retired in December 2006.
•  Joined the New York audit staff of Arthur Andersen LLP in 1964, served as Partner from 1972 until 1996, and served as Managing Partner in Atlanta from 1987 until April 1996
•  Certified Public Accountant
•  Member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants
•  Director: Comverge, Inc. and Schweitzer-Mauduit International, Inc.
•  Chairman of the Audit Committee and a member of the Executive and Governance Committees of the Board
•  If elected, three-year term expires at the Annual Meeting for Fiscal Year 2010

NEIL WILLIAMS
•  71 years old
•  Director since December 2001
•  General Counsel of AMVESCAP PLC (now known as Invesco PLC), from October 1999 until his retirement in December 2002
•  Partner with the law firm Alston & Bird LLP and its predecessors from 1965 to October 1999 and served as managing partner from 1984 to 1996
•  Trustee of The Duke Endowment, Charlotte, North Carolina
•  Chairman of the Governance Committee and a member of the Executive and Audit Committees of the Board
•  If elected, three-year term expires at the Annual Meeting for Fiscal Year 2010

Directors with Terms Expiring at the 2007, 2008 or 2009 Annual Meetings

The directors listed below will continue in office for the remainder of their terms in accordance with the By-Laws of the Company.

Name and Principal Business Affiliations

VERNON J. NAGEL
•  50 years old
•  Director since January 2004
•  Chairman and Chief Executive Officer of the Company since September 2004
•  President since August 2005
•  Vice Chairman and Chief Financial Officer from January 2004 through August 2004, and Executive Vice President and Chief Financial Officer from December 2001 to January 2004
•  Member of the American Institute of Certified Public Accountants and a Certified Public Accountant (inactive)
•  Chairman of the Executive Committee of the Board
•  Term expires at the Annual Meeting for Fiscal Year 2009

Name and Principal Business Affiliations

PETER C. BROWNING
•  66 years old
•  Director since December 2001
•  Lead Director of Nucor Corporation since 2006
•  Non-executive Chairman of Nucor Corporation from September 2000 to 2006
•  Dean of the McColl Graduate School of Business at Queens University of Charlotte, North Carolina, from March 2002 to May 2005
•  Executive of Sonoco Products Company 1993 to 2000. Last served as President and Chief Executive Officer from 1998 to July 2000
•  Executive of National Gypsum Company 1989 to 2003. Last served as Chairman, President and Chief Executive Officer.
•  Executive of Continental Can Company 1964 to 1989. Last served as Executive Vice President.
•  Director: EnPro Industries, Inc., Lowe’s Companies, Inc., Nucor Corporation, The Phoenix Companies, Inc., and Wachovia Corporation
•  Member of the Compensation and Governance Committees of the Board
•  Term expires at the Annual Meeting for Fiscal Year 2008

JOHN L. CLENDENIN
•  73 years old
•  Director since December 2001
•  Chairman Emeritus of BellSouth Corporation since December 1997; also served as Chairman from December 1996 to December 1997 and as Chairman, President, and Chief Executive Officer from 1983 until December 1996
•  Director: Equifax Inc., The Home Depot, Inc., The Kroger Company, and Powerwave Technologies, Inc.
•  Member of the Audit and Governance Committees of the Board
•  Has been appointed, effective as of the annual meeting, to complete the term expiring at the Annual Meeting for Fiscal Year 2008

JULIA B. NORTH
•  60 years old
•  Director since June 2002
•  President and Chief Executive Officer of VSI Enterprises, Inc., a Georgia-based manufacturer of video conferencing systems, from November 1997 to July 1999
•  Held various positions at BellSouth Corporation from 1972 through October 1997, most recently as President, Consumer Services, presiding over BellSouth’s largest business unit
•  Director: Community Health Systems, Inc.
•  Member of the Compensation and Governance Committees of the Board
•  Term expires at the Annual Meeting for Fiscal Year 2009

RAY M. ROBINSON
•  60 years old
•  Director since December 2001
•  Non-executive Chairman of Citizens Trust Bank since May 2003
•  President Emeritus of Atlanta’s East Lake Golf Club from May 2003 to December 2005
•  Vice Chairman of Atlanta’s East Lake Community Foundation since January 2005 and Chairman from November 2003 until January 2005
•  President of the Southern Region of AT&T Corporation from 1996 to May 2003
•  Director: Aaron Rents, Inc., American Airlines, Avnet, Inc., Choicepoint, and Citizens Trust Bank (trading as Citizens Bancshares)
•  Chairman of the Compensation Committee and a member of the Executive and Governance Committees of the Board
•  Term expires at the Annual Meeting for Fiscal Year 2008

ITEM 2—APPROVAL OF THE AMENDED AND RESTATED ACUITY BRANDS, INC.
LONG-TERM INCENTIVE PLAN

In October 2007, the Board of Directors adopted the amended and restated Acuity Brands, Inc. Long-Term Incentive Plan (the “Amended Plan”) for the benefit of directors, officers, and other key employees of the Company and its subsidiaries (the “Participants”). Stockholder approval of the Amended Plan, including the performance measures which may be utilized thereunder, is sought:

•	in order to qualify the Amended Plan under Section 162(m) of the Code, and to thereby allow the Company to deduct for federal income tax purposes certain compensation paid under the Amended Plan to named executive officers;
•	to satisfy the requirements of Section 422(b) of the Code so that certain options issued under the Amended Plan may be “incentive stock options;” and
•	to satisfy the governance requirements of the New York Stock Exchange.

Approval of the Amended Plan requires the affirmative vote of a majority of the shares of Acuity Brands’ outstanding common stock present, in person or by proxy, and entitled to vote at the annual meeting; provided that at least a majority of shares of Acuity Brands’ outstanding common stock is voted on this proposal. If the Amended Plan is approved by Acuity Brands’ stockholders, no further awards will be made under the current Acuity Brands, Inc. Nonemployee Directors’ Stock Option Plan (the “Directors’ Plan”). If the Amended Plan is not approved by Acuity Brands’ stockholders, the existing Long-Term Incentive Plan (the “Plan”) will continue in effect without the amendments described below and the Directors’ Plan will continue in effect in accordance with its terms.

The material provisions of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Exhibit A.

Purposes of the Amended Plan

The general purposes of the Amended Plan are to provide additional incentives to the Participants, whose substantial contributions are essential to the continued growth and profitability of the Company’s business, to strengthen the commitment of the Participants to the Company and its subsidiaries, to further motivate the Participants to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and, over time, appreciation in the market value of its stock.

Nature of the Amendments

The Amended Plan preserves the framework provided by the Long-Term Incentive Plan approved by stockholders in December 2003. The amendments incorporated in the Amended Plan modify the Plan in the following ways: (a) increasing the shares authorized for issuance under the Plan by 2,500,000 shares to 13,600,000 shares (of which 7,325,912 shares have been issued and 2,813,787 shares are subject to outstanding awards as of November 2, 2007); (b) permitting awards to be made to non-employee directors; and (c) amending the listed performance measures.

Description of the Amended Plan

The Amended Plan will continue to be administered by a committee of two or more non-employee members of the Board (the “Committee”). The Committee currently designated by the Board to administer the Amended Plan is the Compensation Committee. The Amended Plan is a flexible plan that will provide the Committee discretion to fashion the terms of the following types of awards (described below): Stock Options (both Incentive Stock Options and Nonqualified Stock Options), Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Stock Appreciation Rights (individually and collectively, “Awards”). Awards to directors will be in the form of Nonqualified Stock Options, Restricted Stock, or Restricted Stock Units.

The Committee will (a) select those Participants to whom Awards will be granted, and (b) determine the type, size and terms and conditions of Awards, including the exercise price per Share for each Stock Option and the restrictions or performance criteria relating to Restricted Stock, Restricted Stock Units, Performance Units,

Performance Shares, and Stock Appreciation Rights. The Committee may also delegate to the Chief Executive Officer the authority to grant Stock Options or Awards from a pool of shares established by the Committee. The Committee will administer, construe, and interpret the Amended Plan.

The maximum number of shares of the Company’s common stock (“shares”) that may be awarded under the Amended Plan is 13,600,000. The maximum number of incentive stock options that may be issued under the Amended Plan is 1,000,000. Not more than an aggregate of 50% of the 13,600,000 shares authorized under the Amended Plan may be issued or transferred in connection with the award of Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units. Shares awarded or subject to purchase under the Amended Plan that are not delivered or purchased, or are reacquired by the Company as a result of forfeiture or termination, expiration or cancellation of an award, will again be available for issuance under the Amended Plan. With respect to Shares used to exercise an Option or for tax withholding, the Committee will, in its discretion and in accordance with applicable law, determine whether to include such Shares in determining the maximum number of Shares that may be issued under the Amended Plan

In the event of any “Change in Capitalization” (as defined in the Plan), the Committee will in an appropriate and equitable manner adjust the maximum number and class of Shares with respect to which Awards may be granted, the number and class of Shares which are subject to outstanding Awards (subject to limitations imposed under Sections 422 and 424 of the Code in the case of Incentive Stock Options), and the purchase price therefor, if applicable.

Of the 13,600,000 shares to be authorized under the Amended Plan, 11,100,000 shares were approved by stockholders in December 2003. As of November 2, 2007 there were:

•	1,671,927 stock options granted and outstanding with exercise prices ranging from $11.19 to $43.20 (1,505,527 of which were awards originally issued prior to the spin-off of Zep Inc. effective October 31, 2007 with exercise prices ranging from $11.19 to $43.20);

•	1,141,860 unvested restricted stock and restricted stock unit awards (837,860 of which were awards originally issued prior to the spin-off of Zep Inc);

•	7,325,912 shares issued in payment of aspiration awards, upon exercise of options, or upon the vesting of restricted stock; and

•	960,301 shares available for grant.

Options and related exercise prices and restricted stock units were converted in accordance with a conversion formula in connection with the spin-off of Zep Inc. on October 31, 2007. Shares available for grant were not converted. The incremental 2,500,000 shares represents 2,000,000 shares for which the Board committed in December 2003 to seek additional shareholder approval for issuance under the Plan and 500,000 shares in replacement of the Directors’ Plan, which has 182,185 shares available for grant. It is anticipated that the 2,500,000 shares being proposed for approval will provide sufficient shares for awards to be issued during fiscal years 2008 through 2013.

The Amended Plan will terminate on October 25, 2017. The Board may terminate or amend the Amended Plan at any time (other than with respect to the protections afforded to optionees and grantees upon a Change in Control), unless such amendment or termination will adversely affect outstanding Stock Options or Awards. However, to the extent required by the rules of the exchange on which the Shares are listed or applicable law, no amendment will be effective unless approved by stockholders.

Awards Issuable Under the Amended Plan

Stock Options. Both Incentive Stock Options and Nonqualified Stock Options may be granted pursuant to the Amended Plan. The maximum number of Shares subject to Stock Options and Stock Appreciation Rights that, in the aggregate, may be granted under the Amended Plan to any Participant during a fiscal year of the Company is 500,000 Shares. Options may be granted based upon the achievement of Performance Measures (described below) as may be determined by the Committee. All Stock Options granted under the Amended Plan will have an exercise price per Share equal to at least the fair market value of a Share on the date the Stock Option is granted. The maximum term for all Stock Options granted under the Amended Plan is ten years. Stock Options are nontransferable other than by will or the laws of descent and distribution and during an optionee’s lifetime may be exercised only by the optionee or his guardian or legal representative. The Committee may provide that the Option may be transferred, in whole or in part, without consideration, by written instrument signed by the Optionee, to any members of the immediate family of the Optionee (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members. If all or part of the Option is transferred, the transferee’s rights under the Option shall be subject to the same restrictions and limitations with respect to the Option as the Optionee. Stock Options are exercisable at such time and in such installments as the Committee may provide (but not less than a year from the grant date, subject to the Committee’s authority to accelerate vesting) at the time the Stock Option is granted. The Committee may accelerate the exercisability of any Stock Option at any time, subject to any limitations required by Section 162(m) of the Code. The purchase price for Shares acquired pursuant to the exercise of an Option must be paid in full upon exercise, as determined by the Committee in its discretion or as provided in the agreement, in cash, by check, by transferring Shares to the Company, by attesting to ownership of Shares upon such terms and conditions as may be determined by the Committee, by net settlement in the manner determined by the Committee, or, except as limited by applicable law, by receipt of funds from a designated broker. No fractional shares shall be issued upon the exercise of an option. The terms and conditions of the Stock Options relating to their treatment upon termination of the optionee’s employment will be determined by the Committee at the time the Stock Options are granted. The Amended Plan prohibits the Company from reducing the exercise price of outstanding options without receiving stockholder approval, other than in connection with a change in capitalization (such as the spin-off).

Upon a Change in Control, all outstanding Stock Options under the Amended Plan on the date of a Change in Control will become immediately and fully exercisable. The Committee, in its discretion, may terminate the Stock Options upon a Change in Control, provided that at least 30 days prior to the Change in Control, the Committee notifies the optionee that the Stock Options will be terminated and provides the optionee, at the election of the Committee, either (i) a cash payment in the amount equal to the excess, if any, of (x)(A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value (as defined in the Amended Plan), on the date preceding the date of cancellation, of the Shares subject to the Option or portion thereof cancelled, or (2) the Adjusted Fair Market Value of the Shares subject to the option or portion thereof cancelled, or (B) in the case of Incentive Stock Options, the Fair Market Value, at the time of cancellation, of the Shares subject to the Option or portion thereof cancelled, over (y) the aggregate purchase price for such Shares under the Option, or (ii) the right to exercise all Stock Options (including, the Stock Options vested as a result of the Change in Control) immediately prior to the Change in Control.

Restricted Stock and Restricted Stock Units. The aggregate maximum number of Shares that may be awarded under a Restricted Stock Award, a Restricted Stock Unit, and a Performance Share or Unit Award to each Participant during any fiscal year is 100,000 Shares. Restricted Stock and Restricted Stock Units may be, but are not required to be, granted based upon the achievement of the Performance Measures (described below) to the Incentive Plan as may be determined by the Committee. The terms of a Restricted Stock Award, including the restrictions and conditions (including performance conditions) placed on such Shares and the time or times at which such restrictions will lapse (generally no sooner than one year for performance-based awards and three years for time-vesting awards, including graded vesting), will be determined by the Committee at the time the Award is made. The agreements evidencing Awards of Restricted Stock shall set forth the terms and conditions of such Awards upon a grantee’s termination of employment. Unless the Committee provides otherwise in the agreements, all restrictions on outstanding Shares of Restricted Stock will lapse upon a Change in Control.

The Committee will determine the terms of Restricted Stock Units, including the restrictions, terms and conditions of the Award, whether the Award will be paid in cash, Shares or a combination of the two, and whether the Award is payable at vesting, termination of employment, or such other date. The Committee will also determine at the time of the Award when restrictions on the Award will lapse. The agreements evidencing Awards of Restricted Stock Units will set forth the terms and conditions of such Awards upon a grantee’s termination of employment. Unless the Committee provides otherwise in the agreements, all restrictions on outstanding Shares of Restricted Stock Units will lapse upon a Change in Control. The Committee may determine at the time an Award of Restricted Stock Units is granted that hypothetical dividends paid on Restricted Stock Units may be paid to the grantee or deferred. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Restricted Stock Units or forfeited upon the forfeiture of Restricted Stock Units.

Performance Units and Performance Shares. Each Performance Unit will represent one Share and payments in respect of vested Performance Units will be made in cash, Shares, or Shares of Restricted Stock or any combination of the foregoing, as determined by the Committee. Performance Shares are awarded in the form of Shares of Restricted Stock. The vesting of Performance Units and Performance Shares is based upon the level of achievement of the performance measure or performance measures specified by the Committee, selected from the performance measures described below, over the Performance Cycle (as such term is defined in the Amended Plan). The performance measure may relate to the performance of the Company or its subsidiaries or business units, or any combination of the foregoing. Performance measures and the length of the Performance Cycle for Performance Units and Performance Shares will be determined by the Committee at the time the Award is made. The agreements evidencing Awards of Performance Units and Performance Shares will set forth the terms and conditions of such Awards, including those applicable in the event of the grantee’s termination of employment.

After the applicable Performance Cycle (as such term is defined in the Amended Plan) has ended, the Committee may adjust the achieved performance levels to exclude the effects of unusual charges or income items or other events, such as acquisitions or divestitures, which distort the financial results for the Performance Cycle; provided that with respect to named executive officers, the Committee shall exclude items with the effect of increasing the Award payable if such items constitute “extraordinary” or “unusual” events or items under generally accepted accounting principles or are other significant unusual events or items. The Committee will also adjust performance calculations to exclude the unanticipated effect on financial results of changes in tax laws or regulations. The Committee is allowed to decrease the Award otherwise payable if the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the applicable performance measure was achieved. The agreement evidencing the granting of an Award may provide the Committee with the right to revise performance levels and Awards payable if unforeseen events occur which have a substantial effect on financial results and which in the Committee’s judgment make the application of the performance levels unfair; provided that for named executive officers such changes must be made in a manner not inconsistent with Code Section 162(m).

At the time an Award is made, the Committee will determine the total number of Performance Shares subject to an Award and the time or times at which the Performance Shares will be issued to the grantee. In addition, the Committee will determine (a) the time or times at which the awarded but not issued Performance Shares will be issued to the grantee and (b) the time or times at which awarded and issued Performance Shares will become vested in or forfeited by the grantee, in either case based upon the attainment of specified performance objectives within the Performance Cycle. At the time the Award of Performance Units is made, the Committee may determine that hypothetical dividends be paid or deferred on the Performance Units issued. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Performance Units and forfeited upon the forfeiture of Performance Units. Upon a Change in Control, unless the Committee provides otherwise in the agreement evidencing the Award, (1) with respect to Performance Units, the grantee will (a) become vested in a percentage of Performance Units as determined by the Committee at the time of the Award of such Performance Units and as set forth in the agreement and (b) be entitled to receive in respect to all Performance Units which become vested as a result of a Change in Control, a cash payment within ten (10) days after the Change in Control equal to the product of the Adjusted Fair Market Value of a Share multiplied by the number of Performance Units which become vested, or (2) with respect to Performance Shares, all restrictions will lapse immediately on all or a portion of the Performance Shares as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the agreement.

Performance Measures. If Awards granted or issued under the Amended Plan are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such Awards will be chosen by the Committee from among the following (which may relate to the Company or a business unit, division or subsidiary of the Company) as listed in Exhibit A to the Amended Plan:

•	adjusted after-tax profit (AATP)
•	AATP margin
•	adjusted EBIT
•	adjusted pre-tax profit (APTP)
•	adjusted net operating profit (ANOP)
•	adjusted net operating profit after tax (ANOPAT)
•	adjusted operating profit (AOP)
•	AOP Margin
•	capital expenditures
•	capitalized economic profit
•	capitalized entity value
•	capitalized equity value
•	cashflow
•	cashflow from operations
•	cashflow return on capital
•	cashflow return on capitalized entity/equity value
•	cashflow return on investment (CFROI)
•	change in capital
•	change in operating working capital
•	change in price of shares
•	change in working capital
•	days inventory outstanding
•	days payables outstanding
•	days sales outstanding
•	debt
•	debt reduction
•	earnings before interest and taxes (EBIT)
•	earnings before interest, taxes, depreciation, and amortization (EBITDA)
•	earnings per share (EPS)
•	economic profit
•	free cash flow
•	gross fixed assets
•	intangible assets
•	net income
•	net income return on capital
•	net trade cycle
•	operating working capital
•	profit before tax
•	return on assets (ROA)
•	return on equity (ROE)
•	return on gross investment
•	return on invested capital
•	return on net assets (RONA)
•	return on tangible assets
•	sales
•	sales growth
•	total return to stockholders
•	working capital

The Committee can establish other performance measures for Awards granted to participants who are not named executive officers, or for Awards granted to named executive officers that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code. In making the Award, the Committee may provide for specific adjustments that will be made to the performance measures for the Award for the performance period. In measuring performance, the Committee may adjust the Company’s financial results as indicated above.

Stock Appreciation Rights (“SARs”). SARs may be granted pursuant to the Amended Plan. All SARs granted under the Amended Plan will have an exercise price per Share equal to at least the Fair Market Value of a Share on the date of grant. The maximum term for all SARs granted under the Amended Plan is ten years. SARs are nontransferable other than by will or the laws of descent and distribution and during a grantee’s lifetime may be exercised only by the grantee or his guardian or legal representative. The Committee may provide that the SAR may be transferred, in whole or in part, without consideration, by written instrument signed by the Grantee, to any members of the immediate family of the Grantee (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members. If all or part of the SAR is transferred, the transferee’s rights under the SAR shall be subject to the same restrictions and limitations with respect to the SAR as the Grantee. SARs are exercisable at such time and in such installments as the Committee may provide in the agreement and payment will be in the form of cash or stock, as the Committee determines, equal in value to the excess of the Fair Market Value on the exercise date over the exercise price of the SAR. The Committee may accelerate the exercisability of any SAR at any time, subject to any limitations required by Section 162(m) of the Code. The terms and conditions of the SAR relating to their treatment upon termination of the grantee’s employment will be determined by the Committee at the time the SARs are granted. Upon a Change in Control, all outstanding SARs on the date of a Change in Control will become immediately and fully exercisable and the grantee will automatically receive a cash payment in the amount equal to the excess, if any, of the Fair Market Value, on the date of the Change in Control, of the Shares subject to the SAR over the aggregate exercise price of the Shares under the SAR. The Committee may, in its discretion, modify outstanding SARs; however, no modification of a SAR shall adversely alter or impair any rights or obligations under the Agreement without the grantee’s consent and the Committee is not permitted to materially modify or reduce the exercise price of any outstanding SAR.

Federal Income Tax Consequences

The following is a brief summary of the current U.S. Federal income tax consequences of grants or awards made under the Amended Plan.

Stock Options. An optionee will not recognize taxable income upon grant or exercise of an Incentive Stock Option. However, upon the exercise of an Incentive Stock Option, the excess of the fair market value of the Shares received over the exercise price of the Shares subject to the Stock Option will be treated as an adjustment to alternative minimum tax purposes. Any dividends paid on Shares will be taxable as dividend income in the taxable year in which the dividend is received. The Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option, except as discussed below.

In order for the exercise of an Incentive Stock Option to qualify for favorable tax treatment, the optionee generally must be an employee of the Company, parent, or a subsidiary (within the meaning of Section 422 of the Code) from the date the Incentive Stock Option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment may be extended to one year. In the case of an optionee’s death, the time for exercising Incentive Stock Options after termination of employment and the holding period for stock received pursuant to the exercise of the Incentive Stock Options are waived.

If all of the requirements for Incentive Stock Option treatment are met and the optionee has held the Shares for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the Shares by the optionee, the difference, if any, between the sales price of the Shares and the exercise price of the Stock Option will be treated as long-term capital gain or loss. If the optionee does not hold the Shares in accordance with the holding period rules set forth above, the optionee will recognize ordinary income at the time of the disposition of the Shares, generally in an amount equal to the excess of the fair market value of the Shares at the time the Stock Option was exercised over the exercise price of the Stock Option. The ordinary income recognized by an optionee upon the disposition of the Shares has been determined by the IRS not to constitute wages for purposes of applicable withholding tax requirements. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the Shares were sold more than one year after the Stock Option was exercised. If the optionee sells the Shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the Shares at the time the Stock Option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the Stock Option. The Company and its subsidiaries will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

An optionee to whom a Nonqualified Stock Option is granted will recognize no income at the time of the grant of the Stock Option. Upon exercise of a Nonqualified Stock Option, an optionee will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the Stock Option. If the exercise complies with applicable withholding requirements, the Company and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of a Nonqualified Stock Option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the Stock Option was exercised).

SARs. A grantee will not recognize any income upon the grant of a SAR. A grantee will recognize income taxable as ordinary income (subject to income tax withholding) upon exercise of a SAR equal to the amount of cash paid or Shares received from the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

Restricted Stock. A grantee will not recognize taxable income at the time of the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the grantee makes an election to be taxed at the time such restricted stock award is granted. If such election is not made, the grantee will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the Fair Market Value of the Shares at such time over the amount, if any, paid for such Shares. The amount of ordinary income recognized by a grantee by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense. In addition, a grantee receiving dividends with respect to Shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction.

Restricted Stock Units. A grantee will not recognize taxable income upon the grant of a Restricted Stock Unit. Upon payment for a Restricted Stock Unit, the grantee will recognize compensation taxable as ordinary income in an amount equal to the cash paid and/or the Fair Market Value of Shares delivered and the Company will be entitled to a corresponding deduction.

Performance Awards. A grantee will not recognize taxable income upon the grant of Performance Shares or Performance Units, and the Company will not be entitled to a tax deduction at such time. Upon the settlement of a performance award, the grantee will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the cash paid and the Fair Market Value of the Shares delivered to the grantee, and the Company will be entitled to a corresponding deduction.

Withholding Taxes. The Amended Plan provides that in satisfaction of the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to a Stock Option or Award, the optionee or grantee may make a written election to have withheld a portion of the Shares issuable to him having an aggregate Fair Market Value equal to the Withholding Taxes.

Compliance with Section 162(m) of the Code. Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly-traded corporation to a named executive officer. Compensation realized with respect to stock options and SARs awarded under the Amended Plan, including upon exercise of a nonqualified stock option or SAR or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the Amended Plan be approved by the Company’s stockholders at the Annual Meeting. In addition, other types of Awards under the Amended Plan may be excluded from this deduction limit if the Awards or the grant of the Awards are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m) of the Code. To satisfy the requirements that apply to “performance-based” compensation, those performance measures must be approved by our current stockholders. Approval of the Amended Plan will also constitute approval of those measures.

New Plan Benefits

The Committee designates employees of the Company and its subsidiaries and directors of the Company as eligible to participate in the Amended Plan. As of the record date, there were approximately 215 eligible employees under the Plan, including three of the named executive officers.

The new plan benefits table setting forth benefits for the Amended Plan appears below Item No. 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 2, APPROVAL OF THE AMENDED AND RESTATED ACUITY BRANDS, INC. LONG-TERM INCENTIVE PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER WHICH CERTAIN AWARDS MAY BE GRANTED.

ITEM NO. 3— APPROVAL OF THE ACUITY BRANDS, INC. 2007 MANAGEMENT
COMPENSATION AND INCENTIVE PLAN

Subject to approval by the Corporation’s stockholders, the Board of Directors on October 25, 2007 adopted the Acuity Brands, Inc. 2007 Management Compensation and Incentive Plan (the “Incentive Plan”) effective as of September 1, 2007. Stockholder approval of the Incentive Plan is sought in order to qualify the Incentive Plan under Section 162(m) of the Code and to thereby allow the Company to deduct for federal income tax purposes all compensation paid under the Incentive Plan to named executive officers (generally, the executive officers who would be listed for a fiscal year in the summary compensation table).

Approval of the Incentive Plan requires the affirmative vote of a majority of the shares of the Corporation’s outstanding common stock present, in person or by proxy, and entitled to vote at the annual meeting; provided that at least a majority of shares of the Corporation’s outstanding common stock is voted on this proposal. If the Incentive Plan is not approved by the Corporation’s stockholders, the existing Acuity Brands, Inc. Management Compensation and Incentive Plan will continue. In such event, however, future payments under that plan will not qualify for the performance-based compensation exception under Section 162(m) of the Code.

This summary of the material features of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth in Exhibit B.

General

The purpose of the Incentive Plan is to further the growth and financial success of the Company by offering performance incentives to designated executives who have significant responsibility for such success. The Incentive Plan will be administered by the Compensation Committee or other committee designated by the Board (the “Committee”), subject to the Committee’s right to delegate to the Chief Executive Officer and others responsibility for administration of the Incentive Plan as it relates to participants other than named executive officers. Persons eligible to participate in the Incentive Plan are the executive officers and other executives of the Company, its subsidiaries, or its business units who are in management positions designated as eligible for participation by the Committee or its designee. Currently, 17 individuals have been designated as eligible for participation for fiscal year 2008. Additional non-executive employees are covered under similar annual incentive plans at Acuity Brands Lighting.

The Incentive Plan may be amended, suspended, or terminated by the Committee at any time, subject to ratification by the Board and to the consent of each participant whose rights with respect to an approved award would be adversely affected. Unless terminated, the Incentive Plan will remain in effect until awards thereunder are paid for the Company’s fiscal year ending in 2013.

Awards under the Incentive Plan

Prior to, or as soon as practical after, the commencement of each fiscal year, the Committee will establish plan rules for that year with respect to the following matters:

•	employees who are eligible to participate;
•	performance targets and the measurement criteria for determining the level of achievement of the performance targets;
•	the percentage of a participant’s base salary which may be paid as an incentive award at specified levels of achievement of the performance targets; and
•	the times and conditions subject to which any incentive award may become payable.

Performance criteria for named executive officers will include one or more of the following criteria, as set forth in Appendix A to the Incentive Plan:

•	adjusted after-tax profit (AATP)
•	AATP margin
•	adjusted EBIT
•	adjusted pre-tax profit (APTP)
•	adjusted net operating profit (ANOP)
•	adjusted net operating profit after tax (ANOPAT)
•	adjusted operating profit (AOP)
•	AOP Margin
•	capital expenditures
•	capitalized economic profit
•	capitalized entity value
•	capitalized equity value
•	cashflow
•	cashflow from operations
•	cashflow return on capital
•	cashflow return on capitalized entity/equity value
•	cashflow return on investment (CFROI)
•	change in capital
•	change in operating working capital
•	change in price of shares
•	change in working capital
•	days inventory outstanding
•	days payables outstanding
•	days sales outstanding
•	debt
•	debt reduction
•	earnings before interest and taxes (EBIT)
•	earnings before interest, taxes, depreciation, and amortization (EBITDA)
•	earnings per share (EPS)
•	economic profit
•	free cash flow
•	gross fixed assets
•	intangible assets
•	net income
•	net income return on capital
•	net trade cycle
•	operating working capital
•	profit before tax
•	return on assets (ROA)
•	return on equity (ROE)
•	return on gross investment
•	return on invested capital
•	return on net assets (RONA)
•	return on tangible assets
•	sales
•	sales growth
•	total return to stockholders
•	working capital

The Committee may establish other performance criteria for participants who are not named executive officers. In making the Award for a fiscal year, the Committee may provide for specific adjustments that will be made to the performance criteria for the Award for such year. The maximum incentive award payable to a participant for any fiscal year of the Company will be $4.0 million. Plan rules established each year by the Committee will be submitted to the Board of Directors for ratification.

After the end of each fiscal year, the Committee will certify the extent to which the performance criteria have been achieved for that year. In measuring performance, the Committee may adjust the Company’s financial results to exclude the effect of unusual charges, income items, or other events which distort year-to-year comparisons of results. With respect to named executive officers the Committee shall exclude such items with the effect of increasing the award payable if such items constitute “extraordinary” or “unusual” events or items under generally accepted accounting principles or are other significant unusual events or items. The Committee will also make adjustments to eliminate the effect of unanticipated changes in the tax laws and regulations.

Incentive awards shall be approved by the Committee, subject to ratification by the Board, based on the plan rules then in effect and the achievement of performance criteria as certified by the Committee. Any award may be decreased, at the Committee’s discretion, based on such factors as the Committee may determine, including the failure of the Company or an operating unit to meet additional performance goals or the failure of the participant to meet personal performance goals. The Committee may in its discretion grant awards to deserving participants, notwithstanding levels of achievement of performance criteria.

Awards will generally be made in lump sum cash payments, unless the Committee specifies otherwise at the beginning of the year. Payment will be made as soon as practicable after determination of awards, subject to any rights of a participant to defer amounts pursuant to other plans of the Company.

A partial incentive award may be authorized by the Committee for a participant who is terminated without cause or who retires, dies, or becomes permanently and totally disabled. Otherwise, no award will be paid to a participant who is not an active employee of the Company, an operating unit, or an affiliate at the end of the fiscal year to which the award relates and, if the Committee so provides, on the date the award is payable.

Change in Control

Upon the occurrence of a Change in Control (as defined in the Incentive Plan), unless a participant otherwise elects in writing, the participant’s incentive award for that year will be deemed to have been fully earned for the year, with performance at the target level and with no reductions for other factors. In that case, within thirty days after the effective date of the Change in Control, the participant will be paid in cash a pro rata portion of the award based on the number of days within the fiscal year that elapsed as of the effective date of the Change in Control.

Federal Tax Consequences

An award under the Incentive Plan will constitute taxable ordinary income to the participant. Generally, the Company will be entitled to a corresponding deduction.

Section 162(m) of the Internal Revenue Code limits to $1 million the amount of compensation that may be deducted in any tax year with respect to a named executive officer, with an exception for certain performance-based compensation. The Incentive Plan is designed, and is to be administered, to qualify payments to named executive officers for that performance-based compensation exception.

New Plan Benefits

The Committee designates employees of the Company and its subsidiaries eligible to participate in the Incentive Plan. As of the record date, there were approximately 17 eligible employees under the prior Plan, including three of the named executive officers.

The new plan benefits table setting forth benefits for the Incentive Plan appears below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM NO. 3, APPROVAL OF THE ACUITY BRANDS, INC. 2007 MANAGEMENT COMPENSATION AND INCENTIVE PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER WHICH CERTAIN AWARDS MAY BE GRANTED.

New Plan Benefits Table

As of November 2, 2007, there were options to purchase 1,671,927 shares of our common stock outstanding under the Long-Term Incentive Plan approved in 2003. The weighted average remaining life of these outstanding options was 6.18 years, and the weighted average exercise price was $23.58. There were a total of 1,141,860 shares subject to outstanding restricted stock and restricted stock unit awards that have not fully vested and remain subject to forfeiture. There were 960,301 shares available for grant under the 2003 plan.

	Amended and Restated		2007 Management Compensation
	Long-Term Incentive Plan		and Incentive Plan
Name and Position	Dollar Value	Number of Units	Dollar Value	Number of Units
	($)(1)	(#)(2)	($)(3)	(#)(4)

Vernon J. Nagel Chairman of the Board, President Chief Executive Officer	$4,050,000	—	$1,800,000	N/A
Richard K. Reece Executive Vice President, and Chief Financial Officer	1,440,000	—	480,000	N/A
John K. Morgan (5) Executive Vice President, Acuity Brands, Inc.: President and Chief Executive Officer, Acuity Specialty Products, Inc.	N/A	—	N/A	N/A
Kenyon W. Murphy (6) Executive Vice President, Chief Administrative Officer and General Counsel	N/A	—	456,000	N/A
William A. (Bill) Holl (5) Former Executive Vice President, Acuity Brands, Inc.; Executive Vice President and Chief Commercial Officer, Acuity Specialty Products, Inc.	N/A	—	N/A	N/A
Executive Group	5,490,000	—	2,736,000	N/A
Non-Employee Director Group (7)	—	—	N/A	N/A
Non-Executive Officer Employee Group	7,954,300	—	1,179,700	N/A

(1)	The annual value of future awards under the Amended Plan is not determinable at this time. The value shown is the target long-term incentive award for each of the named executive officers and other currently eligible employees for fiscal 2007 under the prior Plan. The target Financial Performance Payout Percentage is 200% for named executive officers of Acuity Brands, as compared to 100% for other participants in the Amended Plan. The greater percentage is designed to facilitate the Compensation Committee’s application of negative discretion as it considers appropriate in accordance with the provisions of Section 162(m) of the Code. Acuity Brands expects that the Compensation Committee will exercise negative discretion in determining awards under the Amended Plan, as it has done historically. For example, in the last four fiscal years, the Compensation Committee exercised negative discretion to reduce Mr. Nagel’s award by between 24% and 66%. See “Compensation Discussion and Analysis” and “Fiscal 2007 Grants of Plan-Based Awards.”

(2)	The actual number of shares awarded is dependent upon the closing price of Acuity Brands common stock on the New York Stock Exchange on the grant date.

(3)	The annual value of future awards under the Incentive Plan is not determinable at this time. The value shown is the target annual incentive award for each of the named executive officers and other currently eligible employees for fiscal 2007 under the existing plan. The target Financial Performance Payout Percentage is 200% for named executive officers of Acuity Brands, as compared to 100% for other participants in the Annual Incentive Plan. The greater percentage is designed to facilitate the Compensation Committee’s application of negative discretion as it considers appropriate in accordance with the provisions of Section 162(m) of the Code. Acuity Brands expects that the Compensation Committee will exercise negative discretion in determining awards under the Incentive Plan as it has done historically. See “Compensation Discussion and Analysis” and “Fiscal 2007 Grants of Plan-Based Awards.”

(4)	Shares are not awarded under the Incentive Plan.

(5)	Messrs. Morgan and Holl are not eligible under the Amended Plan or the Incentive Plan as a result of the October 31, 2007 spin-off of Zep Inc. by Acuity Brands.

(6)	Mr. Murphy will not receive an award under the Amended Plan due to the expected elimination of his position in 2008 in connection with the spin-off of Zep Inc. by Acuity Brands.

(7)	The amount that may be awarded to non-employee directors under the Amended Plan is not determinable at this time because non-employee directors do not have target long-term incentive awards.

Disclosure with Respect to Equity Compensation Plans

The following table provides information as of August 31, 2007 about equity awards under the Company’s Long-Term Incentive Plan and the Nonemployee Directors’ Stock Option Plan. The table does not include 1,104,694 shares available for purchase under the Employee Stock Purchase Plan and does not include the proposed increase of shares for the Amended Plan.

Number of
Securities
	Number of			Remaining Available
	Securities to			for Future Issuance
	be Issued Upon		Weighted-Average	Under Equity
	Exercise of		Exercise Price	Compensation Plans
	Outstanding		of Outstanding	(Excluding those
	Options,		Options, Warrants	Currently
Plan Category	Warrants and Rights		and Rights	Outstanding)

Equity compensation plans approved by the security holders(1)	1,498,177	(2)	$26.18	1,732,821	(3)
Equity compensation plans not approved by the security holders	N/A		N/A	N/A

Total	1,498,177			1,732,821

(1)	The Long-Term Incentive Plan was approved by the Company’s stockholders in December 2003. The Nonemployee Directors’ Stock Option Plan was approved by the Company’s sole stockholder in November 2001.

(2)	Includes 1,417,977 shares under the Long-Term Incentive Plan and 80,200 shares under the Nonemployee Directors’ Stock Option Plan as of August 31, 2007.

(3)	Includes 1,550,636 shares available for grant without further stockholder approval under the Long-Term Incentive Plan, and 182,185 shares available for grant under the Nonemployee Directors’ Stock Option Plan as of August 31, 2007. In connection with the 2007 director compensation program, there will be no further grants under the Nonemployee Directors’ Stock Option Plan.

ITEM 4—RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, a proposal will be presented to ratify the appointment of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending August 31, 2008. E&Y has performed this function for the Company since April 2002. One or more representatives of E&Y are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions. Information regarding fees paid to E&Y during fiscal year 2007 is set out below in “Fees Billed by Independent Registered Public Accounting Firm.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 4, RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee and the Board of Directors previously adopted a written charter to set forth the Audit Committee’s responsibilities. The charter is reviewed annually and amended as necessary to comply with new regulatory requirements. A copy of the Company’s Audit Committee charter, which is included in the Statement of Responsibilities of Committees of the Board, is available on the Company’s website at www.acuitybrands.com under the heading, “Corporate Governance.” The Audit Committee is comprised solely of independent directors, as such term is defined by the listing standards of the New York Stock Exchange.

As required by the charter, the Audit Committee reviewed the Company’s audited financial statements and met with management, as well as with E&Y (with and without management present), to (1) discuss the financial statements, (2) discuss their evaluations of the Company’s internal controls over financial reporting, and (3) discuss their knowledge of any fraud, whether or not material, that involved management or other employees who had a significant role in the Company’s internal controls.

The Audit Committee received from E&Y the required written disclosures and the letter from E&Y regarding their independence and the report regarding the results of their integrated audit. In connection with its review of the financial statements and the auditors’ required communications and reports, the members of the Audit Committee discussed with a representative of E&Y their independence, as well as the following:

•	the auditors’ responsibilities in accordance with generally accepted auditing standards;

•	the initial selection of, and whether there were any changes in, significant accounting policies or their application;

•	all material alternative accounting treatments under U.S. Generally Accepted Accounting Principles;

•	other information in documents containing audited financial statements;

•	management’s judgments and accounting estimates;

•	whether there were any significant audit adjustments;

•	whether there were any disagreements with management;

•	whether there was any consultation with other accountants;

•	whether there were any major issues discussed with management prior to the auditors’ retention;

•	whether the auditors encountered any difficulties in performing the audit; and

•	the auditors’ judgments about the quality of the Company’s accounting policies.

Based on its discussions with management and the Company’s independent registered public accounting firm referenced above, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 for filing with the SEC.

AUDIT COMMITTEE

Robert F. McCullough, Chairman
John L. Clendenin
Earnest W. Deavenport, Jr.
Neil Williams

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed during the fiscal years ended August 31, 2007 and 2006:

	2007	2006
Fees Billed:
Audit Fees	$3,339,577	$2,431,290
Audit-Related Fees	130,000	84,764
Tax Fees	192,278	273,879

Total	$3,661,855	$2,789,933

Audit Fees include fees for services rendered for the audit of the Company’s annual financial statements and the review of the interim financial statements included in quarterly reports. Audit fees also include fees associated with rendering an opinion on the Company’s internal controls as of August 31, 2007 in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The 2007 amount also includes audit fees associated with the spin-off of Zep Inc.

Audit-Related Fees include amounts billed to the Company primarily for the annual audits of the Company’s defined contribution plans.

Tax Fees include amounts billed to the Company primarily for domestic and international tax compliance and a review of the Company’s Federal income tax return.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate the Company’s independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with the Company’s independent registered public accounting firm their fees and plans for all auditing services. All fees paid to E&Y were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

OTHER MATTERS

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

MANAGEMENT

Executive Officers

Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Vernon J. Nagel serves as a Director and as an executive officer. His business experience is discussed above in “Item 1—Election of Directors—Director Nominees for Terms Expiring at the 2007, 2008 and 2009 Annual Meetings.”

Other executive officers as of the date of the Proxy Statement are:

Name and Principal Business Affiliations

KENYON W. MURPHY
•  51 years old
•  Executive Vice President, Chief Administrative Officer, and General Counsel of the Company since September 2006
•  Senior Vice President and General Counsel of the Company since its incorporation in 2001
•  Senior Vice President and General Counsel of National Service Industries, Inc (“NSI”) from April 2000 until the spin-off of the Company from NSI in November 2001
•  Serves on the Board of Zep Inc.
•  Position expected to be eliminated in 2008 in connection with the spin-off of Zep Inc.

RICHARD K. REECE
•  51 years old
•  Executive Vice President of the Company since September 2006; Senior Vice President from December 2005 to September 2006; and Chief Financial Officer since December 2005
•  Vice President, Finance and Chief Financial Officer of Belden CDT Inc. and its predecessor Belden, Inc. (“Belden”) from April 2002 to November 2005
•  President of Belden’s Communications Division from June 1999 to April 2002; Vice-President Finance, Treasurer and Chief Financial Officer from August 1993 to June 1999
•  Certified Public Accountant
•  Member of the American Institute of Certified Public Accountants, the Financial Executives Institute, and the Financial Council of Manufacturers Alliance
•  Serves on the Board of the National Association of Manufacturers

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2007 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for fiscal 2007 for filing with the SEC.

The Compensation Committee

Ray M. Robinson, Chairman
Peter C. Browning
Julia B. North

COMPENSATION DISCUSSION AND ANALYSIS

For purposes of this Compensation Discussion and Analysis, our named executive officers for fiscal 2007 are Messrs. Nagel, Reece, Morgan, Murphy, and Holl. Mr. Holl was an executive officer of Acuity Brands until July 23, 2007.

Compensation Philosophy

Our philosophy is to compensate management and other key associates through a combination of base salary and variable incentive compensation based on the Company’s performance. To create a true pay-for-performance environment, total compensation is comprised of median base salary plus significant at-risk performance-based variable annual and long-term incentive compensation. Management aspires for Acuity Brands to be a premier industrial company capable of delivering consistent upper quartile performance to our stockholders. We define upper quartile performance using specific metrics, including:

•	15% annual growth in earnings per share;
•	Margins of at least 10%; and
•	Consistency and sustainability in these measures of performance.

There must be a strong relationship between executive compensation and the creation of value for stockholders, so that we pay upper quartile (75th percentile) compensation only when the Company achieves upper quartile performance.

Historically Acuity Brands’ executive compensation program has been guided by the following principles, which are intended to support the Company’s pay-for-performance philosophy:

•	Total compensation programs should be designed to strengthen the relationship between pay and performance, with a resulting emphasis on variable, rather than fixed, forms of compensation;
•	Compensation should generally increase with position and responsibility. Total compensation should be higher for individuals with greater responsibility and greater ability to influence the Company’s results; and
•	Management should focus on the long-term interests of stockholders.

The executive compensation program is designed to:

•	Attract and retain executives by providing a competitive reward and recognition program that is driven by our success;
•	Provide rewards to executives who create value for stockholders;
•	Consistently recognize and reward superior performers, measured by achievement of results and demonstration of desired behaviors; and
•	Provide a framework for the fair and consistent administration of pay policies.

General Compensation Levels

The total direct compensation (base salary and annual and long-term incentive) opportunities offered to Acuity Brands’ executive officers have been designed to ensure that they are competitive with market practices, support Acuity Brands’ executive recruitment and retention objectives, and are internally equitable among executives. The annual and long-term incentive portions of total direct compensation are performance-based and provide compensation in excess of base salary only when performance goals are met.

In determining total direct compensation opportunities, the Acuity Brands Compensation Committee considers: compensation information and input provided by its compensation consultant, Towers Perrin; the evaluation by the Board of Directors of the chief executive officer; and the chief executive officer’s performance review and recommendation for each other executive officer. The market data provides competitive compensation information for positions of comparable responsibilities with comparably-sized manufacturing companies that are representative of the companies with whom Acuity Brands competes for executive talent.

Peer Group Analysis

Acuity Brands annually compares the various elements of its executive compensation program with respect to its chief executive officer in order to gauge its compensation levels relative to that of the market and its competitors through the use of publicly available market surveys, total compensation studies and long-term incentive compensation analyses, provided by the Compensation Committee’s compensation consultant, Towers Perrin. Acuity Brands performs similar comparisons for its other executive officers periodically.

During fiscal 2007, Towers Perrin provided compensation data for purposes of the chief executive officer’s compensation review. The compensation data was obtained from the Towers Perrin 2006 Compensation Data Bank Executive Compensation Database and the Watson Wyatt 2006/07 Top Management Compensation Calculator. In each case, the total sample of survey participants was narrowed to include only those companies with revenues comparable to Acuity Brands (approximately $2.1 billion for fiscal 2007).

For purposes of the chief executive officer’s compensation, Towers Perrin compiled a list of peer companies with whom Acuity Brands competes for executive talent. These companies represent a diverse, general industry composite, including consumer products, chemicals, industrial manufacturing, and/or retail/wholesale/trade companies with revenues ranging from $650 million to $5.6 billion. For fiscal 2007, this peer group was comprised of the following companies:

Advanced Medical Optics, Inc.	Cytec Industries Inc.	MEMC Electronic Materials, Inc.
AK Steel Holding Corporation	Dura Automotive Systems, Inc.	Phillips-Van Heusen Corporation
American Greetings Corporation	Ecolab Inc.	Ralcorp Holdings, Inc.
Ann Taylor Stores Corporation	Gateway, Inc.	Sensient Technologies Corporation
Blyth, Inc.	The Genlyte Group Incorporated	Steelcase Inc.
The Brink’s Company	Georgia Gulf Corporation	Sybron Dental Specialities Inc.
Chemtura Corporation	Graco Inc.	Thomas & Betts Corporation
Columbia Sportswear Company	Hubbell Incorporated	The Toro Company
Cooper Industries, Ltd.	Jack in the Box Inc.	Tupperware Brands Corporation
Covance Inc.	JLG Industries, Inc.	Western Digital Corporation

Weighting and Selection of Elements of Compensation

The Acuity Brands Compensation Committee determines the mix and weightings of each of the compensation elements by considering comparative compensation data as described above. Generally, in fiscal 2007 and the past several years, the most significant percentage of targeted compensation was allocated to long-term incentive awards. Base salary is the only portion of compensation that is assured. While the Compensation Committee has established a framework to assure that a significant portion of aggregate target total direct compensation is at risk for senior executives, actual amounts earned depend on annual performance of the business and the individual.

The Compensation Committee uses its judgment and discretion in deciding the mix and value of total long-term incentive compensation. The Compensation Committee uses restricted stock as well as options to motivate executives to think like stockholders and to focus on the long-term performance of the business. All long-term incentives are performance-based and payout is entirely determined by Company performance and, for business unit executives, business unit performance, in each case subject to adjustment based on individual performance. Once the applicable performance criteria have been satisfied, an award of stock options or time-vesting restricted stock is made to the participants. Restricted stock is designed to mirror stockholder interests and make executives sensitive to upside potential and stockholder gains, as well as to downside risk, because a change in the stock price affects overall compensation.

Role of Compensation Consultants

Under its charter, the Acuity Brands Compensation Committee is authorized to engage outside advisors at Acuity Brands’ expense. The Acuity Brands Compensation Committee engaged the compensation consulting firm of Towers Perrin to advise the Committee regarding compensation of Acuity Brands’ executive officers and non-employee directors, and other compensation-related matters such as benefit plans. The Acuity Brands Compensation Committee annually approves an engagement letter with Towers Perrin that describes the duties to be performed by Towers Perrin during the fiscal year and the related costs. The chairman of Acuity Brands’ Compensation Committee may make additional requests of Towers Perrin during the year on behalf of the Committee. Management may periodically engage Towers Perrin to perform research to support matters to be presented to the Compensation Committee by management. Under the engagement letter for fiscal 2007, Towers Perrin performed or was expected to perform the following services, in addition to preparation for and attendance at meetings of the Compensation Committee:

•	Due diligence regarding officer compensation: market pricing analysis for the chief executive officer of Acuity Brands; president and chief executive officer of Acuity Brands Lighting; president and chief executive officer of Acuity Specialty Products; chief financial officer of Acuity Brands; and chief administrative officer and general counsel of Acuity Brands.

•	Proxy statement disclosure: review the Acuity Brands draft proxy statement and provide input and suggestions regarding potential modifications; assist management with the development of materials required by new Securities and Exchange Commission regulations (including the Compensation Discussion and Analysis).

•	Miscellaneous: throughout the year, provide the Compensation Committee and management with assistance and support on various issues, including (for example) new hire packages, pay or practices benchmarking assistance for the Acuity Brands’ business units, providing data or consulting advice regarding severance and/or change in control practices, updates related to evolving governance trends, Board compensation analyses, and other issues.

Elements of Executive Compensation

Acuity Brands uses several compensation elements in its executive compensation program, including:

•	Base salary,
•	Annual cash incentives (such as the annual cash award opportunities available under the various performance-based incentive plans, performance bonuses and retention bonuses),
•	Performance-based long-term incentives, and
•	Post-termination compensation (such as severance and change in control arrangements).

The compensation program has also included minimal perquisites and other personal benefits (only a charitable contribution match in fiscal 2007).

Acuity Brands emphasizes the following elements of compensation:

Element of Compensation	Objective

Base Salary	• Provide a competitive level of secure cash compensation; and
• Reward individual performance, level of experience and responsibility.
Performance-Based	• Provide variable pay opportunity for short-term performance; and
Annual/Short-Term Incentive	• Reward individual performance and Company or business unit performance.
Performance-Based	• Provide variable pay opportunity for long-term performance;
Long-Term Incentive	• Reward individual performance and overall Company performance; and
• Align executives with interests of stockholders.

Base Salary

Acuity Brands sets base salary to be competitive with the general market. The base salary is designed to attract talented executives and provide a secure base of cash compensation. Salary adjustments may be made annually as merited or on promotion to a position of increased responsibility. The base salaries of executives are set near or below the 50th percentile with variable compensation dependent on the Company’s performance. For example, Mr. Nagel’s salary is in the bottom 10% of his peer group and has been at the same level since 2004 in accordance with the Company’s philosophy of enhancing base salary through variable incentive pay only when justified by the Company’s performance. In fiscal 2007, the Compensation Committee awarded a salary increase to Mr. Murphy in connection with his assumption of duties as Chief Administrative Officer. The salaries of Messrs. Reece and Holl have not been increased since they joined the Company in 2005 and 2006, respectively. Mr. Morgan’s salary was last increased in 2005.

Short-Term Incentives

Performance-based annual incentive compensation is a key component of Acuity Brands’ executive compensation strategy designed as a significant at-risk component of overall compensation.

The annual incentive award is payable in cash under the Acuity Brands, Inc. Management Compensation and Incentive Plan (the Incentive Plan), which was approved by Acuity Brands’ stockholders and which has been replaced by the 2007 Management Compensation and Incentive Plan, subject to approval by stockholders at this meeting. This plan was designed to motivate executive officers to attain specific short-term performance objectives that, in turn, further Acuity Brands’ long-term objectives.

At the start of a fiscal year, an annual incentive target, stated as a percentage of base salary, is determined for each participant. Measures of Company and business unit financial performance for the fiscal year are also determined. The actual award earned is based on the results of financial performance for the fiscal year. The actual award earned also takes into account individual performance for the fiscal year. Finally, the actual award is subject to the application of negative discretion by the Compensation Committee.

Financial Performance

Generally, at the beginning of the year, the Compensation Committee selects the annual financial performance measures and sets the annual financial performance goals at the threshold, target and maximum levels, which determine payouts. Achieving target financial performance would yield an award of 100% (200% for named executive officers, subject to negative discretion) of the target amount set at the beginning of the year. Actual Company financial performance for the fiscal year determines the total amount of dollars available for the incentive pool for annual incentive awards to all eligible employees, including the named executive officers. Financial performance percentages are interpolated for performance falling between stated performance measures.

When deciding what financial measures to use at the start of a fiscal year, and the threshold, target and maximum levels of achievement of those measures, the Compensation Committee carefully considers the state of

Acuity Brands’ business and what financial measures are most likely to focus the participants, including the named executive officers, on making decisions that deliver short-term results aligned with long-term goals. The Committee considers management’s recommendations regarding the appropriate financial measures. The financial measures are chosen from an array of possible financial measures included in the Annual Incentive Plan.

Financial performance is measured separately for Acuity Brands as a whole and for each business unit. Depending on the named executive officer’s responsibilities, the calculation of his annual incentive award is measured and determined based on Company-wide performance or business unit performance, as appropriate for that named executive officer.

Individual Performance

Performance of individual participants in the Annual Incentive Plan, including the named executive officers, is evaluated after the end of the fiscal year by (1) comparing actual performance to daily job responsibilities and pre-established individual objectives and (2) considering, on a qualitative basis, whether the individual’s performance reflects Acuity Brands’ corporate values and business philosophies, such as continuous improvement. The individual objectives for Mr. Nagel were set with the approval of the Compensation Committee. The individual objectives for Messrs. Reece, Morgan, Murphy, and Holl were set after individual discussion with the chief executive officer. Each participant, including a named executive officer, is given an individual performance management process rating (a PMP Rating), which is translated to a PMP Payout Percentage. The table below sets forth the range of possible PMP Payout Percentages for all participants.

	Range of PMP Payout
	Percentage
PMP Rating	Minimum	Maximum

4.75 - 5.00 (Exceptional)	110%	133%
3.75 - 4.74 (Superior)	90%	120%
2.75 - 3.74 (Commendable)	70%	110%
1.75 - 2.74 (Fair)	0%	70%
Below 1.75 (Unacceptable)	0%	0%

The maximum PMP Payout Percentage that can be earned by a named executive officer is 120%. The Compensation Committee selects the precise payout percentage within the range (or reduces the percentage for named executive officers) based on factors such as level of responsibility and impact on the Company’s performance with calibrations made across comparable positions to achieve consistency of the percentages selected.

Determination of Award

The level of financial performance is determined after the end of the fiscal year based on actual business results compared to the financial measures set at the beginning of the fiscal year. In addition, the chief executive officer annually prepares a written report for the Compensation Committee, summarizing the individual performance goals and achievements of the named executive officers, including himself. The Compensation Committee reviews the written report and takes it into consideration in determining the awards. The amount of each actual annual incentive award, including the awards to the named executive officers, is determined as follows:

Base Salary x (Annual Incentive Target % x Financial Performance Payout %) x PMP Payout%

The Financial Performance Payout Percentage at target is 200% for named executive officers of Acuity Brands, as compared to 100% for other participants in the Incentive Plan. The greater percentage is designed to facilitate the Compensation Committee’s application of negative discretion as it considers appropriate in accordance with the provisions of Section 162(m) of the Code.

For example, for Mr. Nagel the calculation for his bonus award, assuming that Company performance was at target and that he received a PMP Rating of “commendable” reducing the PMP Payout Percentage to 100%, would be as follows:
$600,000 x (150% x 200%) x 100% = $1,800,000

The Compensation Committee then determines the final award by applying negative discretion as it considers appropriate in accordance with the requirements of Section 162(m) of the Code.

Fiscal 2007 Awards

The performance measures and performance level required for fiscal 2007 awards were established by the Compensation Committee and ratified by the Board of Directors early in the fiscal year and were intended to drive business and individual performance supporting Acuity Brands’ long-term financial goals and resulting in market appreciation for stockholders. For fiscal 2007, the performance measures and weighting selected were as follows:

Company Performance	Business Unit Performance
Earnings per Share (34%)	Operating profit (34%)
Consolidated EBIT margin (33%)	Operating profit margin (33%)
Cash flow (33%)	Cash flow (33%)

The appropriate performance levels at threshold, target and maximum were derived from Acuity Brands’ long-term financial performance targets, which are in the upper quartile of financial performance for industrial companies, and therefore differed from the operating plan targets for fiscal 2007. In setting the performance level for fiscal 2007, the Compensation Committee began with the financial performance for fiscal 2006 and generally required an increase in performance to achieve the target and maximum awards, although decreases were specified if justified by economic conditions or by corporate actions designed to achieve long-term financial performance improvement. The maximum award is designed to reward only exceptional performance.

Performance Measures

The following table outlines the fiscal 2007 performance measures, the weighting for each performance measure and the threshold, target, maximum, and actual 2007 performance levels, reflected as a percentage change from fiscal 2006 financial performance, as determined by the Compensation Committee.

						Actual
			Performance Objectives			Performance
			% Change from Fiscal 2006			% Change from
	Weighting	Fiscal 2006	Threshold	Target	Maximum	Fiscal 2006

Acuity Brands, Inc. (1)
Earnings per Share	34%	$2.34	(1.7)%	11.1%	28.2%	45.7%
Consolidated EBIT Margin	33%	8.2%	(3.7)%	4.9%	13.4%	24.4%
Cash Flow	33%	$127	(26.0)%	(15.0)%	(.8)%	63.8%
Acuity Brands Lighting (2)
Operating Profit	34%	$181	(3.3)%	7.0%	17.1%	39.2%
Operating Profit Margin	33%	9.9%	(5.1)%	1.0%	9.1%	29.3%
Cash Flow	33%	$184	(6.5)%	1.6%	13.6%	48.9%
Acuity Specialty Products (3)
Operating Profit	34%	$49	(3.1)%	7.1%	22.4%	(6.1)%
Operating Profit Margin	33%	8.8%	(4.5)%	2.3%	11.4%	(6.8)%
Cash Flow	33%	$48	(14.6)%	(2.1)%	14.6%	4.2%

Financial Performance Payout Percentage			0%	200%	400%	*

*	For each set of performance measures presented above, the award formula Financial Performance Payout Percentage for named executive officers is 0% for threshold performance, 200% for target performance, and 400% for maximum performance. The Financial Performance Payout Percentage used in the award formula cannot exceed 400%, even if actual performance exceeds the level of performance corresponding to the maximum payout percentage. Actual business unit Financial Performance Payout Percentages were as follows:

Acuity Brands, Inc.	598.8% (reduced to 400%)
Acuity Brands Lighting	600.0% (reduced to 400%)
Acuity Specialty Products	90.0%

As expected, the Compensation Committee exercised negative discretion in determining the final fiscal 2007 awards.

(1) Under which the fiscal 2007 annual incentive awards were determined for Messrs. Nagel, Reece, and Murphy.
(2) Under which Mr. Morgan’s fiscal 2007 annual incentive award was determined.
(3) Under which Mr. Holl’s fiscal 2007 annual incentive award was determined.

The following table outlines the threshold, target, maximum, and actual 2007 awards under the Incentive Plan for each of the named executive officers for fiscal 2007 as a dollar amount (in thousands). In setting the threshold, target, and maximum levels, Acuity Brands expected that the Compensation Committee would exercise negative discretion in determining the final awards. For example, in the last four fiscal years, the Compensation Committee exercised negative discretion to reduce Mr. Nagel’s award by between 24% and 66%. See “Tax Deductibility Policy.”

	Annual
	Incentive
Named Executive Officer	Target%	Threshold($)	Target($)	Maximum($)	Actual ($)

Vernon J. Nagel	150%	$0	$1,800	$3,600	$2,740
Richard K. Reece	60	0	480	960	800
John K. Morgan	65	0	650	1,300	1,000
Kenyon W. Murphy	60	0	456	912	750
William A. (Bill) Holl (1)	60	0	456	912	228

(1)	Pursuant to Mr. Holl’s employment agreement, his annual incentive was amended to provide for a payment equal to the target amount (at 100% rather than 200% as reflected in the formula) notwithstanding the level of performance.

The threshold, target and maximum awards that could have been earned under the Incentive Plan for fiscal year 2007 for each of the named executive officers, expressed as a dollar amount, are also contained in the Fiscal 2007 Grants of Plan-Based Awards table.

At its meeting held on September 28, 2007, based on the Compensation Committee’s certification of performance with respect to fiscal 2007 annual incentive targets using information prepared by the Acuity Brands finance department, the Acuity Brands Board approved the Compensation Committee’s recommendations with respect to fiscal 2007 annual incentives for the named executive officers.

Based on the achievement of the Acuity Brands, Inc. performance measures and their PMP ratings, Messrs. Nagel, Reece, and Murphy were eligible to receive the maximum annual incentive awards of $3,600,000, $960,000, and $912,000, respectively, and based on the achievement of the Acuity Brands Lighting performance measures and his PMP Rating, Mr. Morgan was eligible to receive the maximum annual incentive award of $1,300,000. In accordance with past practice, the Compensation Committee exercised negative discretion to reduce the amount of the awards to for Messrs. Nagel, Reece, Murphy, and Morgan. The final amounts determined by the Compensation Committee are shown in the table above. As previously described, Mr. Holl’s annual incentive award was determined pursuant to his employment agreement.

Under the terms of the current Annual Incentive Plan, the maximum incentive award that may be paid to an individual participant for a plan year is $1,500,000. Because Mr. Nagel earned the full bonus awarded by the Committee based on the Company’s exceptional performance in fiscal 2007 and his individual performance, the Committee recommended and the Board of Directors approved payment of the additional amount to Mr. Nagel.

Long-Term Incentives

A substantial portion of the total direct compensation of Acuity Brands’ named executive officers is delivered in the form of long-term equity, including stock options and restricted stock. Equity incentive awards are generally granted on an annual basis and are allocated based on the achievement of Company-wide financial targets, business unit operating targets, if applicable, and individual performance ratings. Awards are made under the Acuity Brands, Inc. Long-Term Incentive Plan (the LTIP), which has been approved by stockholders in 2003.

The purpose of the LTIP is to enable executive officers to accumulate capital through future managerial performance, which the Acuity Brands Compensation Committee believes contributes to the future success of its businesses. The LTIP creates a pool of equity available for annual grants to all eligible employees, including the named executive officers. The Committee believes that awards under the LTIP promote a long-term focus on our profitability due to the multi-year vesting period under the plan.

At the beginning of each year, the Acuity Brands Compensation Committee selects performance criteria, upon which awards under the LTIP are based, from the array of performance measures contained in the LTIP. For those participants employed in a business unit, financial performance is first measured at the Company level and then by the contribution of the business unit towards achievement of the financial performance.

Target awards are determined as a percentage of each executive officer’s salary and are denominated in dollars. Target financial performance yields an award of 200% for executive officers of Acuity Brands, as compared to 100% for other participants in the LTIP. The greater percentage is designed to facilitate the Compensation Committee’s application of negative discretion as it considers appropriate in accordance with the provisions of Section 162(m) of the Code. The total long-term award payments to all eligible employees cannot exceed 8% of consolidated operating profit before expenses associated with the LTIP.

Final awards for each individual are determined by adjusting the target award based on Acuity Brands’ actual performance against the established performance target for the year (after adjustments), both at the Company level and, if applicable, the business unit. Final awards take into account each individual’s PMP Rating. Individual performance is evaluated in the same manner as under the Annual Incentive Plan, except that the payout factor is as follows.

PMP Rating	PMP Payout Factor

Outstanding	Up to 150%
Above Standard	Up to 125%
Standard	Up to 100%
Below Standard	0%

The Compensation Committee selects the precise payout percentage within the range based on factors such as level of responsibility and impact on the Company’s performance with calibrations made across comparable positions to achieve consistency of the percentages selected.

The Compensation Committee, in its discretion, taking into account the recommendations of the chief executive officer, may increase or decrease awards under the LTIP and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so. In fiscal 2006, the Compensation Committee used negative discretion to reduce the awards for named executive officers, but did not approve any payment of awards not warranted by financial performance.

The final dollar-denominated awards are then converted into either stock options or time-vesting restricted stock, as determined by the Compensation Committee. The stock options have an exercise price equal to the closing price on the date of grant and generally vest over a three-year period. The restricted stock generally vests over a four-year period. Dividends are paid on the restricted stock.

Fiscal 2007 Awards

For fiscal 2007, the performance criterion for LTIP awards was earnings per share (EPS). The target EPS was $2.65, with a threshold of $2.00 and a maximum of $3.00. For named executive officers, the award formula payout percentage is 0% for threshold performance, 200% for target performance, and 300% for maximum performance. The payout percentage used in the award formula cannot exceed 300%, even if actual performance exceeds the level of performance corresponding to the maximum payout percentage. The final awards for participants employed at a business unit are also adjusted based on the applicable business unit’s achievement of its target for operating profit.

The appropriate EPS targets were derived from Acuity Brands’ long-term growth targets, which are in the upper quartile of financial performance for industrial companies, and therefore differ from the operating plan targets for fiscal 2007. In setting the performance level, the Compensation Committee begins with the financial performance for the prior fiscal year and generally requires an increase in performance to achieve the target and maximum awards. The target award represented a 13% increase over the prior year and the maximum award represented a 28%

increase over the prior year. This compares favorably to the Company’s upper quartile performance goal of 15% annual growth. The maximum award is designed to reward only exceptional performance.

The following table outlines the award targets and 2007 actual award values under the LTIP for each of the named executive officers for fiscal 2007 as a dollar amount (in thousands). The target and maximum awards listed assume that the PMP Rating was “Outstanding” (150%). In setting these levels, Acuity Brands expected that the Compensation Committee would exercise negative discretion in determining the final awards for the named executive officers as they have done historically. See “Tax Deductibility Policy.”

	Individual
Named Executive Officer	Target%	Threshold ($)	Target ($)	Maximum ($)	Actual ($)

Vernon J. Nagel	225%	$0	$4,050	$6,075	$2,900
Richard K. Reece	120	0	1,440	2,160	1,000
John K. Morgan	120	0	1,800	2,700	*
Kenyon W. Murphy (1)	120	0	1,368	2,052	0
William A. (Bill) Holl	120	0	1,368	2,052	*

* The awards for Messrs. Morgan and Holl were made by the Compensation Committee of Zep Inc. under the Zep Inc. Long-Term Incentive Plan following the spin-off of Zep Inc. by Acuity Brands on October 31, 2007.

(1) Mr. Murphy did not receive an award for fiscal year 2007 because his position is expected to be eliminated in 2008 in connection with the spin-off of Zep Inc.

The threshold, target and maximum awards that can be earned under the LTIP for fiscal 2007 for each of the named executive officers are also included in the Fiscal 2007 Grants of Plan-Based Awards table. The actual awards earned by Messrs. Nagel and Reece were based on the Company’s achievement of $3.37 in diluted earnings per share and the Compensation Committee’s application of negative discretion in determining the final amount of each award.

Equity Award Grant Practices

Annual equity awards are approved by the Compensation Committee and the Board of Directors at their regularly scheduled quarterly meeting following the end of the fiscal year. The chief executive officer may make interim equity awards from a previously approved discretionary share pool on the first business day of each fiscal quarter based on prescribed criteria established by the Compensation Committee. Acuity Brands does not time the granting of its equity awards to the disclosure of material information.

Executive Perquisites

Perquisites and other personal benefits comprised a minimal portion of Acuity Brands’ executive compensation program. The only perquisite or other personal benefit provided by Acuity Brands to executive officers in fiscal 2007 was a charitable contributions match up to a specified amount.

Retirement Benefits

Acuity Brands provides retirement benefits under a number of defined benefit retirement plans. Acuity Brands froze the pension benefits under certain plans as of December 31, 2002 for all participants. This means that, while participants retain the pension benefits already accrued, no additional pension benefits will accrue after the effective date of the freeze. However, executives formerly covered by the frozen pension plan are receiving a supplemental annual contribution under a deferred compensation plan which is designed to replace the accrual under the frozen pension plan.

Effective January 1, 2003, Acuity Brands implemented the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan (the 2002 SERP) that provides a monthly benefit equal to 1.6% of average base salary and bonus (using the highest three consecutive years of remuneration out of the ten years preceding an executive’s retirement) multiplied by years of service as an executive officer of Acuity Brands (up to a maximum of 10 years) divided by 12. Benefits are generally payable for a 15-year period following retirement (as defined in the 2002 SERP), subject to such alternative forms of payment as may be determined by Acuity Brands. All named executive officers participated in the 2002 SERP. Mr. Holl’s benefit was forfeited in July 2007 upon his transfer to a non-eligible position prior to becoming vested in his benefit. Mr. Morgan’s benefit was frozen effective with the spin-off of Zep Inc. by Acuity Brands in October 2007.

Acuity Brands also maintains several deferred compensation plans which are described under “Executive Compensation—Fiscal 2007 Nonqualified Deferred Compensation.” The plans are designed to provide eligible participants an opportunity to defer compensation on a tax efficient basis. Under certain plan provisions, Acuity Brands makes contributions to participants’ accounts.

Acuity Brands maintains a defined contribution 401(k) plan that covers employees and former employees of Acuity Brands Lighting and the corporate office. The 401(k) plan provides for employee pre-tax contributions and employer matching contributions.

Change in Control Agreements

Acuity Brands has change in control agreements with its named executive officers which provide for separation payments and benefits, consistent with common market practices among Acuity Brands’ peers, upon qualifying terminations of employment in connection with a change in control of Acuity Brands. The Board of Directors intends for the change in control agreements to provide the named executive officers some measure of security against the possibility of employment loss that may result following a change in control of Acuity Brands in order that they may devote their energies to meeting the business objectives and needs of the Company and its stockholders. For additional information on the change in control arrangements see “Executive Compensation—Potential Payments upon Termination—Change in Control Agreements.”

Severance Agreements

To ensure that Acuity Brands is offering a competitive executive compensation program, Acuity Brands believes it is important to provide reasonable severance benefits to its named executive officers.

The severance agreements contain restrictive covenants with respect to confidentiality, non-solicitation, and non-competition, and are subject to the execution of a release. We will pay reasonable legal fees and related expenses incurred by an executive who is successful to a significant extent in enforcing his rights under the severance agreements. The severance agreements are effective for a rolling two-year term, which will automatically extend each day for an additional day unless terminated by either party, in which case they will continue for two years after the notice of termination or for three years following a change in control. For additional information on the severance arrangements see “Executive Compensation—Potential Payments upon Termination—Severance Agreements.”

Equity Ownership Requirements

The executive officers of Acuity Brands became subject to a share ownership requirement in 2004 and have been subject to a share retention requirement since January 2003. The share ownership requirement provides that, over a four-year period, the chief executive officer will attain ownership of the our common stock valued at four times his annual base salary and that the other named executive officers will attain ownership in our common stock valued at three times their annual base salaries. The ownership of each executive officer currently exceeds his requirement. For these purposes, ownership includes stock held directly, interests in restricted stock, restricted stock units, stock acquired through our employee stock purchase plan, and investments in our stock through Acuity’s 401(k) plan. Stock options are not taken into consideration in meeting the ownership requirements.

The requirements are intended to ensure that our executive officers maintain an equity interest in our Company at a level sufficient to assure our stockholders of their commitment to value creation, while addressing their individual needs for portfolio diversification.

Tax Deductibility Policy

Section 162(m) of the Code generally limits the tax deductibility of compensation of the chief executive officer and our three other executive officers (other than our chief executive officer and our chief financial officer) who are the highest paid and employed at year-end to $1 million per year unless the compensation qualifies as “performance-based” compensation. While Acuity Brands does not design compensation programs solely for tax purposes, we design plans to be tax efficient where possible. However, the Compensation Committee may exercise discretion in those instances when the mechanistic approaches under tax laws would compromise the interest of stockholders. As a result, to maximize the tax efficiency of Acuity Brands’ compensation programs, incentive targets for executive officers of Acuity Brands are twice that of other participants in fiscal 2007. While the Compensation Committee does not intend that an executive officer will earn such amount, the program is designed to permit the Compensation Committee to reward outstanding performance while retaining the tax deductibility of the award. The Compensation Committee continues to have the ability to use negative discretion in calculating an appropriate award.

Role of Executive Officers

As discussed above, the chief executive officer reports to the Compensation Committee on his evaluations of the senior executives, including the other named executive officers. He makes compensation recommendations for the other named executive officers with respect to base salary, merit increases and annual and long-term incentives which are the basis of discussion with the Compensation Committee. The chief financial officer evaluates the financial implications of any proposed Compensation Committee action. Executive officer level human resource personnel have also provided information to the Compensation Committee.

Meetings of the Compensation Committee are regularly attended by: the chief executive officer; the chief administrative officer and general counsel; the executive level human resource officer(if different than the chief administrative officer); and the secretary. On occasion, the chief financial officer also attends meetings of the Committee.

EXECUTIVE COMPENSATION TABLES

Set forth below is information concerning the fiscal 2007 compensation paid to the applicable named executive officer in connection with his service to Acuity Brands.

Fiscal 2007 Summary Compensation Table

The following table presents information concerning compensation paid to the named executive officers in fiscal 2007.

							Change in
							Pension
							Value and
							Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)	($)	($)(1)	($)(1)	($)(5)	($)(2)	($)(3)	($)

Vernon J. Nagel	2007	$600,000	$-0-	$477,469	$1,088,336	$2,740,000	$403,430	$36,796	$5,346,031
Chairman, President and Chief Executive Officer
Richard K. Reece	2007	400,000	-0-	356,417	194,091	800,000	101,664	35,823	1,887,995
Executive Vice President and Chief Financial Officer
John K. Morgan(4)	2007	500,000	-0-	641,989	524,000	1,000,000	273,421	8,500	2,947,910
Executive Vice President; President and Chief Executive Officer, Acuity Specialty Products, Inc.
Kenyon W. Murphy	2007	377,500	-0-	344,225	113,391	750,000	172,542	43,418	1,801,076
Executive Vice President, Chief Administrative Officer, and General Counsel
William A. (Bill) Holl(6)	2007	380,000	-0-	273,308	-0-	228,000	3,406	2,850	887,564
Former Executive Vice President; Executive Vice President and Chief Commercial Officer, Acuity Specialty Products, Inc.

(1)	The values for equity-based awards in this column represent the cost recognized by Acuity Brands for financial statement reporting purposes for fiscal 2007 in accordance with SFAS No. 123(R) for awards granted in fiscal 2007 and prior years. Pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to value awards granted in and prior to fiscal 2007 can be found in Note 6 to our consolidated financial statements included in the Form 10-K for the fiscal year ended August 31, 2007. Restricted stock awards granted in fiscal 2007 are valued at the closing price on the New York Stock Exchange on the grant date.

(2)	The amounts shown reflect the above-market portion of interest earned in the Acuity Brands deferred compensation plans calculated by comparing each plan’s effective interest rate for fiscal 2007 to 120% of the applicable federal long-term rate, with compounding, at the time the interest formula of each plan was established. The amounts also include the fiscal 2007 increase in the actuarial present value of benefits at age 60 under the 2002 SERP for Messrs. Nagel, Reece, Morgan, and Murphy and under the Acuity Brands, Inc. Pension Plan C for Mr. Murphy.

	Change in Pension Value and Nonqualified Deferred
	Compensation Earnings
	2002 SERP	Above-Market Interest
Name	($)	($)

Vernon J. Nagel	$401,143	$2,287
Richard K. Reece	101,664	-0-
John K. Morgan	267,649	5,772
Kenyon W. Murphy	153,040	7,663
William A. (Bill) Holl	-0-	3,406

The amount for Mr. Murphy also includes $11,839, representing the fiscal 2007 increase in the actuarial present value of his benefit at age 65 under the Acuity Brands, Inc. Pension Plan C. For more information about these plans, see “— Pension Benefits in Fiscal 2007” and “— Fiscal 2007 Nonqualified Deferred Compensation.”

(3)	The amounts shown include primarily Company contributions to 401(k) plans, each less than $10,000 other than Mr. Reece who received a match of $10,020.

Amounts shown also include contributions to the deferred compensation plan of $28,696 for Mr. Nagel and $34,898 for Mr. Murphy in replacement of benefits lost when a prior SERP and Pension Plan C were frozen. See “— Fiscal 2007 Nonqualified Deferred Compensation” for additional information about the plan.

The amount shown for Mr. Reece also includes relocation expense of $25,803. Perquisites for the remaining named executive officers did not exceed $10,000 in the aggregate.

(4)	Mr. Morgan was elected President and Chief Executive Officer of Acuity Specialty Products (now Zep Inc.) effective July 23, 2007. As of October 31, 2007, effective with the spin-off, he no longer served as an executive officer of the Company.

(5)	Represents incentive payments under the Annual Incentive Plan. Messrs. Nagel, Reece, Morgan, and Murphy were eligible to receive the maximum annual incentive awards of $3,600,000, $960,000, $1,300,000, and $912,000, respectively. In accordance with past practice, the Compensation Committee exercised negative discretion to reduce the amount of the awards for Messrs. Nagel, Reece, Murphy, and Morgan. As previously described, Mr. Holl’s annual incentive award was determined pursuant to his employment agreement. For additional information, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Short-Term Incentives.”

(6)	Mr. Holl was elected President and Chief Executive Officer of Acuity Specialty Products effective June 6, 2006 and was elected Executive Vice President and Chief Commercial Officer effective July 23, 2007. As of July 23, 2007, he no longer served as an executive officer of the Company.

Fiscal 2007 Grants of Plan — Based Awards

The following table provides information about equity and non-equity awards granted to the named executive officers during fiscal 2007.

										All Other	All Other		Grant
		Committee								Stock	Option		Date
		Action								Awards:	Awards:		Fair Value
		Date if								Number	Number		of Stock
		Different		Estimated Possible Payouts under			Estimated Possible Payouts under			of Shares	of Securities	Exercise or Base	and
		from		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Underlying	Price of Option	Option
	Grant	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date		($)	($)	($)	($)	($)	($)	(#)(3)	(#)(4)	($/Sh)	($)(5)

Vernon J. Nagel	—	—		$-0-	$1,800,000	$3,600,000
	—	—					$-0-	$4,050,000	$6,075,000
	9/29/06	9/27/06	(6)								150,000	$45.40	$2,238,300
	9/29/06	9/27/06	(6)							39,400			1,788,760
Richard K. Reece	—	—		-0-	480,000	960,000
	—	—					-0-	1,440,000	2,160,000
	9/29/06	9/27/06	(6)							15,000			681,000
John K. Morgan	—	—		-0-	650,000	1,300,000
	—	—					-0-	1,800,000	2,700,000
	9/29/06	9/27/06	(6)							24,000			1,089,600
	7/23/07									15,810			1,000,141
Kenyon W. Murphy	—	—		-0-	456,000	912,000
	—	—					-0-	1,368,000	2,052,000
	9/29/06	9/27/06	(6)							15,000			681,000
William A. (Bill) Holl(7)	—	—
	—	—		-0-	456,000	912,000	-0-	1,368,000	2,052,000
	9/29/06	9/27/06	(6)							2,500			113,500

(1)	These columns show the potential value of the payout for each named executive officer under the Annual Incentive Plan if the threshold, target, or maximum goals are achieved. In setting these amounts, Acuity Brands expected that the Compensation Committee would exercise negative discretion in determining the final awards. See “Compensation Discussion and Analysis” for a description of the plan and the actual amounts earned. See also “Fiscal 2007 Summary Compensation Table.”

(2)	These columns show the potential value, in dollars, of the equity payout for each named executive officer under the LTIP if the threshold, target, or maximum goals are achieved. In setting these amounts, Acuity Brands expected that the Compensation Committee would exercise negative discretion in determining the final awards. See “Compensation Discussion and Analysis” for a description of the plan and the actual amounts earned.

(3)	This column shows the number of restricted shares granted in fiscal 2007 to the named executive officers. The shares of restricted stock granted on September 29, 2006 were generally in connection with achievement of performance goals in fiscal 2006 under the LTIP. Mr. Holl joined the Company during the fourth quarter of fiscal 2006 and was not eligible for the full grant under the LTIP. The July 2007 award for Mr. Morgan, granted in connection with his being named President and Chief Executive Officer of Acuity Specialty Products, vests ratably in three equal annual installments beginning one year from the grant date. All of the other grants vest ratably in four equal annual installments beginning one year from the grant date. Dividends are paid on the restricted shares at the same rate as for other outstanding shares.

(4)	This column shows the number of stock options granted in fiscal 2007 to the named executive officers. The stock options granted to Mr. Nagel on September 29, 2006 were in connection with achievement of performance goals in fiscal 2006 under the LTIP. The options vest ratably in three equal annual installments beginning one year from the grant date. The number of shares subject to the option was subsequently adjusted to reflect the spin-off of Zep Inc. in October 2007.

(5)	This column shows the full grant date fair value of the restricted stock awards and the stock options under SFAS No. 123(R) granted to the named executive officers in fiscal 2007. The grant date fair value of restricted stock awards is calculated using the closing price of Acuity Brands stock on the New York Stock Exchange on the grant date. The grant date fair value of the stock options is calculated using the Black-Scholes Model at the time of the award. The following variables were used for the awards: 4.6% risk free rate, a term of 5 years, a dividend yield of 1.6%, and volatility of 35%.

(6)	The Acuity Brands Compensation Committee approved the awards on September 27, 2006. The Acuity Brands Board of Directors ratified the awards on September 29, 2006, which is the grant date for the awards.

(7)	According to the terms of the employment agreement with Mr. Holl, effective as of July 23, 2007, his annual incentive was amended to provide for a payment equal to target (at 100% rather than 200% as reflected in the formula) notwithstanding the level of performance. See “— Employment Contracts.”

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table provides information on the holdings of stock options and restricted stock awards by the named executive officers at fiscal year end. This table includes unexercised and unvested option awards, unvested restricted stock awards, and the target value of equity awards for fiscal 2007 performance, which were not determinable as of fiscal 2007 year-end. Each equity grant is shown separately for each named executive officer. All options were equitably adjusted after the spin-off of Zep Inc. in October 2007 to increase the number of shares subject to the option and to decrease the exercise price to maintain the same intrinsic value of the options. The numbers in the table represent the information as of fiscal year end prior to the spin-off adjustments. The vesting schedule for each grant is shown following the table, based on the option or stock award grant date. The option exercise prices shown below are the closing market price of Acuity Brands stock on the New York Stock Exchange on the grant date.

	Option Awards
		Number					Stock Awards
		of						Number	Market		Equity Incentive
		Securities	Number					of	Value	Equity Incentive	Plan Awards:
		Under-	of					Shares	of	Plan Awards:	Market or
		lying	Securities					or Units	Shares	Number of	Payout Value of
		Unexer-	Underlying					of Stock	or Units	Unearned	Unearned
		cised	Unexercised					That	of Stock	Shares, Units,	Shares, Units,
		Options	Options	Option			Stock	Have	That	or Other Rights	or Other Rights
	Option	Exercis-	Unexercis-	Exercise		Option	Award	Not	Have Not	that Have Not	that Have Not
	Grant	able	able	Price		Expiration	Grant	Vested	Vested	Vested	Vested
Name	Date	(#)	(#)	($)		Date	Date	(#)	($)(1)	(#)(2)	($)(3)

Vernon J. Nagel	4/2/03	40,000	-0-	$14.34		4/1/13
	12/18/03	68,593	-0-	23.69		12/17/13
	1/20/04	150,000	-0-	25.62		1/19/14
	1/20/04	150,000	-0-	31.00	*	1/19/14
	9/29/06	-0-	150,000	45.40		9/28/16
							12/18/03	11,167	$586,714
							9/29/06	39,400	2,070,076
							—			–0–	$4,050,000
Richard K. Reece	12/1/05	16,667	33,333	31.99		11/30/15
							12/1/05	18,750	985,125
							9/29/06	15,000	788,100
							—			–0–	1,440,000
John K. Morgan	12/18/03	60,474	–0–	23.69		12/17/13
	7/29/05	76,573	80,000	29.18		7/28/15
	12/1/05	2,667	5,333	31.99		11/30/15
							10/24/00	3,228	169,599
							12/18/03	10,532	553,351
							1/20/04	20,000	1,050,800
							1/6/05	6,250	328,375
							9/29/06	24,000	1,260,960
							7/23/07	15,810	830,657
							–0–			–0–	1,800,000
Kenyon W. Murphy	12/18/03	12,667	–0–	23.69		12/17/13
	12/1/05	6,000	12,000	31.99		11/30/15
							10/24/00	2,106	110,649
							12/18/03	8,248	433,350
							1/6/05	5,750	302,105
							9/29/06	15,000	788,100
							–0–			–0–	1,368,000
William A. (Bill) Holl							6/6/06	18,750	$985,125
							9/29/06	2,500	131,350
							–0–			–0–	1,368,000

*	The exercise price of Mr. Nagel’s option represents a 20% premium over the fair market value on the grant date.

(1)	The market value is calculated as the product of (a) $52.54 per share, the closing market price of Acuity Brands stock as of August 31, 2007, the last day of the fiscal year, multiplied by (b) the number of shares that have not vested.

(2)	The number of shares to be awarded for fiscal 2007 performance under the LTIP was not determinable as of fiscal 2007 year-end. The actual number of shares that will be earned by the named executive officers depends on the achievement of the LTIP performance goals and any negative discretion applied, as discussed under “Compensation Discussion and Analysis.”

(3)	The amounts in this column represent the target payout value for the equity to be awarded for fiscal 2007 performance under the LTIP. Target payout values are also included in the Fiscal 2007 Grants of Plan-Based Awards table. The actual payout value that will be earned by the named executive officers depends on the achievement of the LTIP performance goals and any negative discretion applied, as discussed under “Compensation Discussion and Analysis.” The amounts actually earned by the named executive officers are also discussed under “Compensation Discussion and Analysis.”

Option Awards Vesting Schedule		Stock Awards Vesting Schedule
Grant		Grant
Date	Vesting Schedule	Date	Vesting Schedule

4/2/03	44% on grant date; 66% monthly thereafter	10/24/00	25% 1/4 per year beginning 11/29/04
12/18/03	1/3 per year beginning one year from grant date		25% 1/4 per year beginning 1/20/05
1/20/04	1/3 per year beginning one year from grant date		25% 1/4 per year beginning 11/25/05
7/29/05	1/4 per year beginning one year from grant date		25% 1/4 per year beginning 12/10/05
12/1/05	1/3 per year beginning one year from grant date	12/18/03	100% four years from grant date
9/29/06	1/3 per year beginning one year from grant date	1/20/04	100% four years from grant date
		1/6/05	1/4 per year beginning one year from grant date
		12/1/05	1/4 per year beginning one year from grant date
		6/6/06	1/4 per year beginning one year from grant date
		9/29/06	1/4 per year beginning one year from grant date
		7/23/07	1/3 per year beginning one year from grant date

Option Exercises and Stock Vested in Fiscal 2007

The following table provides information for the named executive officers on (1) stock option exercises during fiscal 2007, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares	Value
	Acquired on	Realized	Acquired	Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

Vernon J. Nagel	220,000	$7,681,309	–0–	$–0–
Richard K. Reece	–0–	–0–	6,250	327,688
John K. Morgan	97,238	3,292,197	10,031	526,742
Kenyon W. Murphy	25,061	652,079	9,029	348,103
William A. (Bill) Holl	–0–	–0–	6,250	385,500

(1)	The value realized is the difference between the closing market price on the date of exercise and the exercise price, multiplied by the number of options exercised.

(2)	The value realized is the closing market price on the day the stock awards vest, multiplied by the total number of shares vesting.

Pension Benefits in Fiscal 2007

The table below sets forth information on the supplemental retirement plan and pension benefits for named executive officers under the following plans:

2002 Acuity Brands, Inc. Supplemental Executive Retirement Plan. The 2002 Acuity Brands, Inc. Supplemental Executive Retirement Plan (the “2002 SERP”) is an unfunded, nonqualified retirement benefit plan that is offered to executive officers of Acuity Brands to provide retirement benefits above amounts available under Acuity Brands’ tax-qualified defined contribution plans. Benefits payable under the SERP are paid for 180 months commencing on the executive’s normal retirement date, which is defined as retirement at age 60, in a monthly amount equal to 1.6% of the executive’s average annual compensation multiplied by the executive’s years of credited service and divided by 12. Average annual compensation is defined as the average of the executive’s salary and bonus for the three highest consecutive calendar years during the ten years preceding the executive’s retirement, death, or other termination of service. An executive is credited with one year of credited service for each plan year in which the executive serves as an executive officer of Acuity Brands on a fulltime basis. Total years of credited service cannot exceed ten years, although compensation earned after completing ten years of credited service may be counted for purposes of determining the executive’s average annual compensation and accrued benefit under the 2002 SERP. A reduced retirement benefit can commence between ages 55 and 60. Acuity Brands does not have a policy for granting extra years of credited service under the 2002 SERP, except in connection with a change in control as provided in an executive’s change in control agreement.

Mr. Holl participated in the 2002 SERP for the period during which he served as an executive officer of Acuity Brands. Mr. Holl forfeited his accumulated benefit, which was unvested, in connection with his transfer to a non-executive officer position in July 2007.

Following the spin-off of Zep Inc. from Acuity Brands in October 2007, Mr. Morgan will no longer accrue additional benefits in the 2002 SERP.

Former Acuity Brands, Inc. Pension Plan C. The Acuity Brands, Inc. Pension Plan C (the Pension Plan) was a qualified defined benefit retirement plan under which additional accruals were frozen effective December 31, 2002, and the assets and liabilities of the Pension Plan were merged into the Pension Plan for Hourly Employees of Emergency Lighting Division of Acuity Lighting Group, Inc. Mr. Murphy is the only named executive officer who was a participant in the Pension Plan. The accrued benefit under the Pension Plan is based on the executive’s final average compensation and credited service as of December 31, 2002. Final average compensation is defined as 1/12th of the average of the participant’s highest three consecutive years of compensation out of his last ten years of compensation. Compensation is determined by the participant’s calendar year earnings as shown in Box 1 of Form W-2, increased for earnings deferred into certain tax-qualified and nonqualified plans of Acuity Brands and decreased for certain other employer contributions or payments that might be included in Box 1 but are not considered as compensation under the Pension Plan. For participants becoming covered by the Pension Plan on or after January 1, 1994, the normal retirement benefit under the Pension Plan is calculated as years of credited service times the sum of 1/2% of final average compensation and 1/2% of final average compensation in excess of covered compensation. The normal form of benefit payment is a single life annuity with 120 payments guaranteed. The normal retirement age as defined in the Pension Plan is age 65. Participants vest in their Pension Plan benefit after five years of credited service.

The amounts reported in the table below equal the present value of the accumulated benefit at May 31, 2007, the date used by our actuaries in determining fiscal year expense. The assumptions used to calculate the present value of the accumulated benefit are described in the footnotes to the table.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Vernon J. Nagel(1)	2002 SERP	5.75	$676,285	$–0–
Richard K. Reece(1)	2002 SERP	1.75	117,517	–0–
John K. Morgan(1)	2002 SERP	5.75	552,379	–0–
Kenyon W. Murphy(1),(2)	2002 SERP	6.67	369,602	–0–
	Pension Plan		108,905	–0–
William A. (Bill) Holl	NA	NA	NA	NA

(1)	The accumulated benefit in the 2002 SERP is based on service and earnings (base salary and bonus, as described above) considered by the 2002 SERP for the period through May 31, 2007. The present value has been calculated assuming the benefit is payable commencing at age 60 and that the benefit is payable in 180 monthly payments as described above. The interest rate assumed in the calculation is 6.00%. The post-retirement mortality assumption is based on the RP2000 mortality table with mortality improvements projected for 5 years.

(2)	Mr. Murphy’s accumulated benefit in the Pension Plan is based on service and earnings (as described above) considered by the Pension Plan for the period through December 31, 2002. The present value has been calculated assuming Mr. Murphy’s benefit commences at age 65 and that the benefit is payable under the form of annuity described above. The interest rate assumed in the calculation is 6.00%. The post-retirement mortality assumption is based on the RP2000 mortality table with mortality improvements projected for 5 years and collar adjustments. At August 31, 2007, Mr. Murphy is not eligible for an early retirement benefit under the Pension Plan.

Fiscal 2007 Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the named executive officers in fiscal 2007 under the plans described below.

2005 Acuity Brands, Inc. Supplemental Deferred Savings Plan. The 2005 Acuity Brands, Inc. Supplemental Deferred Savings Plan (the “2005 SDSP”) is an unfunded nonqualified plan under which key employees, including the named executive officers, are able to annually defer up to 50% of salary and bonus as cash units. The 2005 SDSP replaced the 2001 SDSP (described below) and is designed to comply with certain new tax law requirements, including Section 409A of the Internal Revenue Code (Section 409A).

Deferred cash units earn interest income on the daily outstanding balance in the account based on the prime rate, an “above-market interest rate” as defined by the SEC. Interest is credited monthly and is compounded annually. Contributions made in or after 2005 may be paid in a lump sum or in 10 annual installments at the executive’s election. The executive may direct that his deferrals and related earnings be credited to up to three accounts to be distributed during his employment (in-service accounts) and to a retirement account. In-service accounts may be distributed in a lump sum or up to ten annual installments no earlier than two years following the last deferral to the account. The executive may change the form of distribution twice during the period up to one year prior to termination or retirement, with the new distribution being delayed at least an additional five years in accordance with Section 409A. Except for the period during which an executive serves as an executive officer of Acuity Brands and is eligible for the 2002 SERP, as discussed above, an executive is eligible for a Company match of 25% of his deferrals up to a maximum of 5% of compensation (salary and bonus) and is eligible for a supplemental Company contribution of 3% of compensation. Executives vest in Company contributions 50% upon attaining age 55 and completing at least five years of service, with vesting thereafter of an additional 10% each year up to 100% with 10 years of service. All Company contributions are contributed to the retirement account. Vested Company contributions are only eligible to be distributed at or following termination. Messrs. Nagel and Murphy receive annual company contributions to the 2005 SDSP, which are immediately vested, in replacement of benefits lost when a prior SERP and Pension Plan C were frozen.

At the time of the spin-off of Zep Inc. from Acuity Brands in October 2007, the accounts, assets, and liabilities related to Zep’s employees, including Messrs. Morgan and Holl, were transferred to a Zep Inc. nonqualified deferred compensation plan.

2001 Acuity Brands, Inc. Supplemental Deferred Savings Plan. The 2001 Acuity Brands, Inc. Supplemental Deferred Savings Plan (the “2001 SDSP”) covers the same general group of eligible employees and operates in a similar manner to the 2005 SDSP, except that it encompasses executive and Company contributions that were vested as of December 31, 2004 and, therefore, are not subject to the provisions of Section 409A. Executive deferrals may be distributed in a lump sum or up to 10 annual installments beginning no sooner than five years following the calendar year of deferral. Company contributions are distributed at or following termination in a lump sum or installments at the employee’s election, which must be in place twenty-four months prior to termination. Messrs. Nagel and Murphy received annual company contributions to the 2001 SDSP, which were immediately vested, in replacement of benefits lost when a prior SERP and Pension Plan C were frozen.

At the time of the spin-off of Zep Inc. from Acuity Brands in October 2007, the accounts, assets, and liabilities related to Zep’s employees, including Messrs. Morgan and Holl, were transferred to a Zep Inc. nonqualified deferred compensation plan.

Acuity Brands, Inc. Executives’ Deferred Compensation Plan. The Acuity Brands, Inc. Executives’ Deferred Compensation Plan (the “EDCP”) is an unfunded nonqualified deferred compensation plan under which additional deferrals and Company contributions were frozen effective December 31, 2002. Executives could defer all or a portion of their bonus to the plan and receive a dollar-for-dollar Company match of up to $5,000, depending on the position of the executive. Executive deferrals and Company contributions earn an above-market rate of interest based on the prime rate less a specified percent depending on the prime rate, with semi-annual compounding. Executives’ balances are payable in a lump sum or up to ten annual installments. Executives may not change their existing distribution elections under the EDCP. Messrs. Morgan and Murphy are the only named executive officers who are participants in the EDCP.

Acuity Brands, Inc. Senior Management Benefit Plan. The Acuity Brands, Inc. Senior Management Benefit Plan (the “SMBP”) is an unfunded nonqualified deferred compensation plan implemented in September 1985 and under which executive deferrals were completed in 1996. Executives could defer up to 25% of base salary and 25% of bonus, but not less than $2,500 per plan year, in equal annual installments over a period of four and/or eight consecutive years. Executives’ deferrals earn interest at the Moody’s average corporate bond rate plus 300 basis points (“Moody’s plus 3”) compounded annually. Executives who retire on or after attaining age 65 are guaranteed a retirement account balance equal to their deferrals plus interest at 11% compounded annually to the benefit commencement date. Retirement balances are paid, at the executive’s election, in a lump sum or in monthly, quarterly, or annual installments over 15 years beginning on or after termination. The amount of the installment payment is determined by amortizing the executive’s account balance at his benefit commencement date over the 15-year period based on an annual interest rate of Moody’s plus 3, with the rate and payments adjusted annually over the remaining payment term. Messrs. Morgan and Murphy are the only named executive officers who are participants in the SMBP.

				Aggregate
		Executive	Registrant	Earnings		Aggregate
		Contributions	Contributions	in Last	Aggregate	Balance at
		in Last	in Last	Fiscal	Withdrawals/	Last Fiscal
		Fiscal Year	Fiscal Year	Year	Distributions	Year End
Name	Plan	($)(1)(2)	($)(2)(3)	($)(2)(4)	($)	($)(5)

Vernon J. Nagel	2005 SDSP	$-0-	$28,696	$3,948	$-0-	$61,363
	2001 SDSP	-0-	-0-	4,774	-0-	62,582
Richard K. Reece	NA	NA	NA	NA	NA	NA
John K. Morgan	2005 SDSP	-0-	-0-	15,612	-0-	204,677
	2001 SDSP	-0-	-0-	4,363	21,655	49,884
	SMBP	-0-	-0-	42,637	-0-	430,248
	EDCP	-0-	-0-	378	-0-	6,283
Kenyon W. Murphy	2005 SDSP	-0-	34,898	204,875	-0-	884,991
	2001 SDSP	-0-	-0-	78,759	-0-	369,976
	SMBP	-0-	-0-	9,774	-0-	98,623
	EDCP	-0-	-0-	8,624	-0-	143,179
William A. (Bill) Holl	2005 SDSP	190,000	-0-	11,108	-0-	233,093

(1)	Amounts shown in this column are also reported as “Salary” in the Fiscal 2007 Summary Compensation Table.

(2)	Executives’ contributions and related earnings are 100% vested. Company contributions and related earnings become vested in accordance with the terms of the plan or upon a change in control of Acuity Brands.

(3)	Amounts shown in this column represent contributions to the deferred compensation plan, which were immediately vested, in replacement of benefits lost when a prior SERP and Pension Plan C were frozen and are also reported as “All Other Compensation” in the Fiscal 2007 Summary Compensation Table.

(4)	The above-market portion of the amounts shown in this column is also reported as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Fiscal 2007 Summary Compensation Table. Above-market earnings, as defined by the SEC, were $2,287 for Mr. Nagel, $5,772 for Mr. Morgan, $7,663 for Mr. Murphy, and $3,406 for Mr. Holl. Mr. Reece did not participate in the deferred compensation plan.

(5)	For Mr. Morgan, $29,609 of the amount shown in this column was previously reported as salary in prior years’ summary compensation tables.

Employment Contracts

Pursuant to the Acuity Brands’ employment letter agreement with Mr. Nagel, effective as of January 20, 2004, he became entitled to receive an annual salary of $600,000 upon becoming Chairman and Chief Executive Officer as of September 1, 2004 and a target annual incentive opportunity as a percentage of base salary under the Annual Incentive Plan and related Plan Rules. In addition to participation in employee benefit plans and perquisites afforded to executives at his level, continued coverage in the 2002 SERP, participation in the 2005 SDSP, and coverage under the Company’s director and officer liability insurance, Mr. Nagel is a party to a severance agreement and a change in control agreement as described below. Mr. Nagel’s employment agreement also requires that he own Acuity Brands stock equal to four times his annual base salary level ($2,400,000 based on Mr. Nagel’s current base salary) by December 31, 2007. Mr. Nagel’s ownership currently exceeds this requirement.

Pursuant to Acuity Brands’ employment letter agreement with Mr. Reece, effective as of December 1, 2005, he became entitled to receive an annual salary of $400,000, a target annual incentive opportunity as a percentage of base salary under the Annual Incentive Plan for fiscal 2005 and future years, a restricted stock award of 25,000 shares and a stock option for 50,000 shares on the effective date of the agreement, and a target long-term incentive opportunity as a percentage of base salary under the LTIP for fiscal 2006 and future years. In addition to participation in employee benefit plans and perquisites afforded to executives at his level, coverage in the 2002 SERP, participation in the 2005 SDSP, and coverage under the Company’s director and officer liability insurance, Mr. Reece is a party to a severance agreement and a change in control agreement as described below.

Pursuant to Acuity Brands’ employment letter agreement with Mr. Morgan (which was assumed by Zep Inc. at the time of the spin-off), effective as of July 23, 2007, he became entitled to receive an annual salary of $500,000, a target annual incentive opportunity as a percentage of base salary under the Annual Incentive Plan, a restricted stock award of 15,810 shares on the effective date of the agreement, an additional equity award from Zep Inc. valued at not less than $1,500,000 within 30 days of the date of the spin-off of Zep Inc. from Acuity Brands, and a target long-term incentive opportunity as a percentage of base salary under the LTIP. The employment agreement also provides that Mr. Morgan will be reimbursed for any additional taxes, penalties, or interest resulting from the non-compliance by Acuity Brands, or Zep following the spin-off, with respect to payments under Code Section 409A.

Pursuant to Acuity Specialty Products’ employment letter agreement with Mr. Holl (which was assumed by Zep Inc. at the time of the spin-off), effective as of July 23, 2007, he became entitled to receive an annual salary of $380,000, an annual bonus at target level under the Annual Incentive Plan for fiscal 2007, a target annual incentive opportunity as a percentage of base salary under the Annual Incentive Plan for future fiscal years, an equity award from Zep Inc. valued at approximately $1,140,000 within 30 days of the date of the spin-off of Zep Inc. from Acuity Brands, and a target long-term incentive opportunity as a percentage of base salary under the LTIP. The employment agreement also provides that during the first twelve months following the date of the spin-off, upon termination by Zep (other than for death, disability, or cause) or voluntary termination by Mr. Holl, Mr. Holl is entitled to the greater of (1) a lump sum payment of $285,000 or (2) the benefits provided under any severance, change in control, or other agreement with Zep Inc. Mr. Holl also agreed to the cancellation of certain unvested restricted stock prior to the spin-off and he will receive an additional award of restricted stock from Zep Inc. after the date of the spin-off.

In addition to participation in employee benefit plans and perquisites afforded to executives at their levels, coverage in the 2002 SERP for Mr. Morgan, participation in the 2005 SDSP, and coverage under Acuity Brands’ director and officer liability insurance, Messrs. Morgan and Holl are parties to severance agreements and a change in control agreements as described below. In connection with the assumption of the employment agreements by Zep, certain plans referenced in the agreements were replaced by Zep plans following the spin-off. Following the spin-off, Acuity Brands has no further liability under the employment, severance, or change in control agreements for Messrs. Morgan and Holl.

Although there is no written employment agreement with Mr. Murphy, he has compensation arrangements that provide for an annual base salary, target incentive opportunities as a percentage of base salary in the annual and long-term incentive plans, participation in employee benefit plans and perquisites afforded to executives at his level, and participation in the 2005 SDSP. In addition, Mr. Murphy is a party to a severance agreement and a change in control agreement as described below.

Potential Payments upon Termination

While the named executive officers may be entitled to payments and benefits under several agreements or arrangements, the agreements or arrangements contain provisions that prohibit the duplication of payments and benefits. In connection with the spin-off of Zep Inc. from Acuity Brands, Messrs. Morgan and Holl are no longer employed by Acuity Brands.

Severance Agreements

The severance agreements for the named executive officers will provide the following benefits in the event the executive’s employment (1) is involuntarily terminated by Acuity Brands without cause or (2) is terminated by the officer for good reason after a change in control of Acuity Brands (as each such term is defined in the severance agreement), for the terms set forth in the table below:

•	monthly severance payments for the severance period in an amount equal to the executive’s then current base salary rate;

•	continuation of healthcare and life insurance coverage for the severance period;

•	outplacement services not to exceed 10% of base salary;

•	a pro rata bonus in the year of termination;

•	accelerated vesting of any performance-based restricted stock for which performance targets have been achieved; and

•	vesting of time-vesting restricted stock as provided in the related award agreements.

•	additional benefits, at the discretion of the Compensation Committee, including without limitation, additional retirement benefits and acceleration of long-term incentive awards, if the executive is terminated prior to age 65 and suffers a diminution of projected benefits.

Under the severance agreements, the involuntary termination of an executive by the Company for the following reasons constitutes a termination for cause:

•	termination is the result of an act or acts by the executive which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses);

•	termination is the result of an act or acts by the executive which are in the good faith judgment of Acuity Brands to be in violation of law or of written policies of Acuity Brands and which result in material injury to Acuity Brands;

•	termination is the result of an act or acts of dishonesty by the executive resulting or intended to result directly or indirectly in gain or personal enrichment to the executive at the expense of Acuity Brands; or

•	the continued failure by the executive substantially to perform the duties reasonably assigned to him, after a demand in writing for substantial performance of such duties is delivered by Acuity Brands.

Under the severance agreements, a good reason for termination by an executive of his employment with the Company means the occurrence during the two-year term after a change in control (without the executive’s express consent) of any of the following acts by Acuity Brands which has not been corrected within 30 days after written notice is given to Acuity Brands by the executive:

•	an adverse change in the executive’s title or position in the Company from the executive’s title or position immediately prior to the change in control which represents a demotion;

•	the Company’s requiring the executive to be based more than 50 miles from the primary workplace where the executive is based immediately prior to the change in control, except for reasonably required travel on Acuity Brands’ business which is not significantly greater than such travel requirements prior to the change in control;

•	a reduction in base salary and target bonus opportunity (not the bonus actually earned) below the level in effect immediately prior to the change in control, unless such reduction is consistent with reductions being made at the same time for other officers of Acuity Brands in comparable positions;

•	a material reduction in the aggregate benefits provided to the executive by Acuity Brands under its employee benefits plans immediately prior to the change in control, except in connection with a reduction in benefits which is consistent with reductions being made at the same time for other officers of Acuity Brands in comparable positions;

•	an insolvency or bankruptcy filing by Acuity Brands; or

•	a material breach by the Company of the severance agreement.

The severance agreements for Mr. Nagel and Mr. Morgan also provide for:

•	continued vesting during the severance period of unvested stock options;

•	exercisability of vested stock options and stock options that vest during the severance period for the shorter of the remaining exercise term or the length of the severance period;

•	accelerated vesting during the severance period of restricted stock that is not performance-based, on a monthly pro rata basis determined from the date of grant to the end of the severance period;

•	continued vesting during the severance period of performance-based restricted stock for which performance targets are achieved and vesting begins during the severance period; and

•	continued accrual during the severance period of credited service under the 2002 SERP.

Mr. Morgan’s severance agreement also provides for immediate vesting of the matching and supplemental subaccounts under the 2001 SDSP and 2005 SDSP (the SDSPs) (which would otherwise be forfeited upon Mr. Morgan’s termination prior to attaining age 55), with distribution from the SDSPs at the end of the severance period.

The severance agreements also contain restrictive covenants with respect to confidentiality, non-solicitation, and non-competition, and are subject to the execution of a release. Acuity Brands will pay reasonable legal fees and related expenses incurred by an executive who is successful to a significant extent in enforcing his rights under the severance agreements. The severance agreements are effective for a rolling two-year term, which will automatically extend each day for an additional day unless terminated by either party, in which case they will continue for two years after the notice of termination or for three years following a change in control.

Named executive officers of Acuity Brands would have received the payments and benefits quantified in the table below in the event of their termination by Acuity Brands without cause or by the executive for good reason following a change in control, assuming the termination occurred on August 31, 2007. The closing price per share of Acuity Brands common stock on August 31, 2007 was $52.54.

								Value
					Outplace-			Realized on
				Welfare	ment		Registrant	Accelerated
			Annual	Plan	(maximum	Additional	Contribu-	Unvested
		Base	Bonus at	Continua-	10% of	Credit in	tions to	Equity
	Term in	Salary	Target	tion	salary)	SERP	SDSP’s	Awards	Total
Name	Months	($)(1)	($)(2)	($)(1)(3)	($)	($)(4)	($)	($)(5)	($)

Vernon J. Nagel	24	$1,200,000	$1,800,000	$24,289	$60,000	$647,663	$–0–	$3,727,790	$7,459,742
Richard K. Reece	18	600,000	480,000	16,960	40,000	–0–	–0–	–0–	1,136,960
John K. Morgan	24	1,000,000	650,000	19,134	50,000	493,348	204,677	6,172,140	8,589,299
Kenyon W. Murphy	18	570,000	456,000	16,795	38,000	–0–	–0–	110,652	1,191,447
William A. (Bill) Holl	18	570,000	456,000	13,483	38,000	–0–	–0–	–0–	1,077,483

(1)	The salary and welfare continuation payments are made on a monthly basis during the severance period. A six-month distribution delay may be required for key employees in accordance with Section 409A.

(2)	The pro rata bonus is for the fiscal year in which the severance occurs. For a severance that occurred on August 31, 2007, the pro rata bonus would be the target bonus for fiscal 2007 under the Annual Incentive Plan.

(3)	Acuity Brands is required to continue covered welfare plan premium payments for the severance period.

(4)	The agreements with Mr. Nagel and Mr. Morgan provide for additional credited service in the 2002 SERP equal to the severance period.

(5)	The value realized on unvested equity awards represents the difference (or spread) between the fair market value of unvested awards at August 31, 2007, using Acuity Brands’ closing price of $52.54 (less the exercise price of unvested options).

The table above does not include amounts that the executives would be entitled to receive that are already described in the compensation tables, including:

•	the value of equity awards that are already vested;

•	the amounts payable under defined benefit pension plans; and

•	amounts previously deferred into the deferred compensation plans.

Change in Control Agreements

It is intended that change in control agreements will provide the named executive officers some measure of security against the possibility of employment loss that may result following a change in control of Acuity Brands in order that they may devote their energies to meeting the business objectives and needs of Acuity Brands and its stockholders.

The change in control agreements are effective for a rolling two-year term, which will automatically extend each day for an additional day unless terminated by either party. However, the term of the change in control agreements will not expire during a threatened change in control period (as defined in the change in control agreements) or prior to the expiration of 24 months following a change in control. The change in control agreements provide two types of potential benefits to executives:

1.	Upon a change in control, all restrictions on any outstanding incentive awards will lapse and the awards will immediately become fully vested, all outstanding stock options will become fully vested and immediately exercisable, and Acuity Brands may be required to immediately purchase for cash, on demand, at the then per-share fair market value, any shares of unrestricted stock and shares purchased upon exercise of options. The cash-out option for restricted shares and stock options varies and is dependent upon the date of the award agreement.

2.	If the employment of the named executive officer is terminated within 24 months following a change in control or in certain other instances in connection with a change in control (a) by Acuity Brands other than for cause or disability or (b) by the officer for good reason (as each term is defined in the change in control agreement), the officer will be entitled to receive:

•	a pro rata bonus for the year of termination;

•	a lump sum cash payment equal to a multiple of the sum of his base salary and bonus (in each case at least equal to his base salary and bonus prior to a change in control), subject to certain adjustments;

•	continuation of life insurance, disability, medical, dental, and hospitalization benefits for the specified term; and

•	a cash payment representing additional months participation in the Company’s qualified or nonqualified deferred compensation plans (36 months for Mr. Nagel and Mr. Morgan and 30 months for Mr. Reece and Mr. Murphy).

The change in control agreements provide that Acuity Brands will make an additional “gross-up payment” to offset fully the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code, on any payment made to a named executive officer arising out of or in connection with his employment. In addition, Acuity Brands will pay all legal fees and related expenses incurred by the officer arising out of any disputes related to his termination of employment or claims under the change in control agreement if, in general, the circumstances for which he has retained legal counsel occurred on or after a change in control.

A change in control includes:

•	the acquisition of 20% or more of the combined voting power of Acuity Brands’ then outstanding voting securities;

•	a change in more than one-third of the members of Acuity Brands’ Board of Directors who were either members as of the distribution date or were nominated or elected by a vote of two-thirds of those members or members so approved;

•	a merger or consolidation involving Acuity Brands through which the stockholders of Acuity Brands no longer hold more than 60% of the combined voting power of the outstanding voting securities of Acuity Brands resulting from the merger or consolidation in substantially the same proportion as prior to the merger or consolidation; or

•	a complete liquidation or dissolution of Acuity Brands or the sale or other disposition of all or substantially all of the assets of Acuity Brands.

Under the change in control agreements, a termination for cause is a termination evidenced by a resolution adopted by two-thirds of the Board that the executive:

•	intentionally and continually failed to substantially perform his duties with Acuity Brands which failure continued for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the executive specifying the manner in which the executive has failed to substantially perform; or

•	intentionally engaged in conduct which is demonstrably and materially injurious to Acuity Brands, monetarily or otherwise.

The executive will not be terminated for cause until he has received a copy of a written notice setting forth the misconduct described above and until he has been given an opportunity to be heard by the Board.

Under the change in control agreements, disability has the meaning ascribed to such term in Acuity Brands’s long-term disability plan or policy covering the executive, or in the absence of such plan or policy, a meaning consistent with Section 22(e)(3) of the Internal Revenue Code.

Under the change in control agreements, good reason means the occurrence of any of the following events or conditions in connection with a change in control:

•	any change in the executive’s status, title, position or responsibilities which, in the executive’s reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect immediately prior; the assignment to the executive of any duties or responsibilities which, in the executive’s reasonable judgment, are inconsistent with his status, title, position or responsibilities; or any removal of the executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for disability, cause, as a result of his death or by the executive other than for good reason;

•	a reduction in the executive’s base salary or any failure to pay the executive any compensation or benefits to which he is entitled within five days of the date due;

•	a failure to increase the executive’s base salary at least annually at a percentage of base salary no less than the average percentage increases (other than increases resulting from the executive’s promotion) granted to the executive during the three full years ended prior to a change in control (or such lesser number of full years during which the executive was employed);

•	Acuity Brands’ requiring the executive to be based more than 50 miles from the primary workplace where the executive is based immediately prior to the change in control except for reasonably required travel on Acuity Brands’ business which is not greater than such travel requirements prior to the change in control;

•	the failure by Acuity Brands (1) to continue in effect any compensation or employee benefit plan in which the executive was participating immediately prior to the change in control or (2) to provide the executive with compensation and benefits, in the aggregate, at least equal to those provided for under each other compensation or employee benefit plan, program and practice as in effect immediately prior to the change in control; and

•	the insolvency or the filing of a petition for bankruptcy of Acuity Brands.

Named executive officers of Acuity Brands would have received the payments and benefits quantified in the table below, assuming a change in control occurred on August 31, 2007. The closing price per share of Acuity Brands common stock on August 31, 2007 was $52.54.

				Company
				Contribu-		Value
				tions to		Realized on
				2002 SERP,		Accelerated
				401(k),		Unvested
		Salary &	Welfare	SDSP and	Excise Tax	Equity
		Bonus	Plans	EDCP	Gross-Up	Awards	Total
Name	Multiple	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)

Vernon J. Nagel	3 X	$10,020,000	$36,434	$917,470	$5,493,585	$3,727,790	$20,195,279
Richard K. Reece	2.5 X	3,000,000	28,266	213,579	1,599,237	2,458,218	7,299,300
John K. Morgan	3 X	4,500,000	28,701	913,913	2,684,654	6,172,140	14,299,408
Kenyon W. Murphy	2.5 X	2,825,000	27,991	488,980	1,366,152	1,880,808	6,588,931
William A. (Bill) Holl	2 X	1,216,000	17,977	16,200	645,762	1,116,477	3,012,416

(1)	Represents salary plus highest of current year bonus, prior year bonus, or average of bonus for last three years.

(2)	Represents the present value of additional credited service or annual Company contributions in the referenced plans equal to the number of months associated with the multiple and unvested Company contributions in deferred compensation plans that vest upon a change in control, as follows:

Name	Additional Company Contributions	Unvested Company Contributions

Vernon J. Nagel	$917,470	$–0–
Richard K. Reece	213,579	–0–
John K. Morgan	706,094	207,819
Kenyon W. Murphy	441,100	47,880
William A. (Bill) Holl	16,200	–0–

(3)
 The excise tax gross-up is calculated assuming the excise tax rate of 20% of the excess of the value of the change in control payments over the executive’s average W-2 earnings for the last five calendar years. The excise tax gross-up is based on an assumed effective aggregate tax rate of 36% for the executive. The estimated tax gross-up payment has been calculated assuming no value is assigned to the non-compete and other restrictive covenants that may apply to the executive. Upon a change in control and termination of the executive’s employment, we expect to assign a portion of the amount paid to the executive as value for the restrictive covenants, which would decrease the total parachute payments and the amount of the excise tax gross-up.

(4)
 The value realized on unvested equity awards represents the difference between the fair market value of unvested awards at August 31, 2007, using Acuity Brands’ closing price of $52.54 (less the exercise price of unvested options).

The table above does not include amounts that the executives would be entitled to receive that are already described in the compensation tables above, including:

•	the value of equity awards that are already vested;

•	the amounts payable under defined benefit pension plans; and

•	amounts previously deferred into the deferred compensation plans.

Equity Award Agreements

In addition to the accelerated vesting in the event of a change in control, equity award agreements generally provide for accelerated vesting as a result of the following events.

•	Death/Disability. Stock options vest and are exercisable to the earlier of the expiration date or one year after event. Restricted shares vest immediately.

•	Retirement at Age 65. Options granted in April and December 2003 continue to vest and are exercisable to the earlier of the expiration date or five years after retirement. For options granted on or after December 1, 2005, vested options are exercisable to the earlier of the expiration date or five years after retirement. For performance-based restricted stock awards granted in October 2000 through January 2005, vesting continues subject to restrictive covenants. For restricted stock awards granted in December 2005 and later, unvested shares are forfeited.

•	Early Retirement (Between Ages 55 and 65). Retirement at Age 65. Options granted in April and December 2003 continue to vest and are exercisable to the earlier of the expiration date or five years after retirement. For options granted on or after December 1, 2005, vested options are exercisable to the earlier of the expiration date or five years after retirement. For performance-based restricted stock awards granted in October 2000 through January 2005, vesting continues subject to restrictive covenants. For restricted stock awards granted in December 2005 and later, unvested shares are forfeited.

The amounts that would vest for each named executive officer as a result of these events are the same as the amounts shown in the table above in the column “Value Realized on Accelerated Unvested Equity Awards.”

Deferred Compensation Plans

In addition to the vesting of Company contributions to deferred compensation plans in the event of a change in control, Company contributions vest and are payable upon death or total and permanent disability. The amounts that would vest for each named executive officer as a result of these events are the same as the amounts shown in the table above in the column “Company Contributions to 2002 SERP, 401(k), SDSP and ECDP” and in footnote 2 to that column.

NEXT ANNUAL MEETING — STOCKHOLDER PROPOSALS

If you wish to have a proposal considered for inclusion in the Company’s proxy solicitation materials in connection with the next annual meeting of stockholders, the proposal must comply with the SEC’s proxy rules, be stated in writing, and be submitted on or before July 21, 2008, to the Company at its principal executive offices at 1170 Peachtree Street, NE, Suite 2400, Atlanta, Georgia 30309, Attention: Corporate Secretary. All such proposals should be sent by certified mail, return receipt requested.

The Company’s By-Laws establish an advance notice procedure for stockholder proposals to be brought before any annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting. Subject to any other applicable requirements, including, without limitation, Rule 14a-8 under the Exchange Act, nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders by any stockholder of record of the Company who was a stockholder of record at the time of the giving of notice for the annual meeting, who is entitled to vote at the meeting and who has complied with the Company’s notice procedures.

For nominations or other business to be properly brought before an annual meeting by a stockholder:

•	the stockholder must have given timely notice in writing to the Company’s Secretary;
•	such business must be a proper matter for stockholder action under Delaware Law;
•	if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice (as defined below), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and
•	if no Solicitation Notice relating to the proposal has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

To be timely, a stockholder’s notice must be delivered to the Company’s Secretary at the principal executive offices of the Company not less than 45 or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders (the “Mailing Anniversary”). However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

A stockholder’s notice must set forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a director if elected;
•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

o	the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner:
o	the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner; and

o	whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (an affirmative statement of such intent).

In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 55 days prior to the Mailing Anniversary, a stockholder’s notice required by the Company’s By-Laws also will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The preceding five paragraphs are intended to summarize the applicable By-Laws of the Company. These summaries are qualified in their entirety by reference to those By-Laws, which are available on the Company’s website at www.acuitybrands.com under “Corporate Governance.”

By order of the Board of Directors,

HELEN D. HAINES
Vice President and Secretary

APPENDIX A

EXCERPT FROM:

ACUITY BRANDS, INC.
BOARD OF DIRECTORS
CORPORATE GOVERNANCE GUIDELINES

The Mission of the Board of Directors

The Board of Directors (the “Board”) of Acuity Brands, Inc. (the “Company”) represents the stockholders’ interest in perpetuating and increasing the value of the business enterprise, including optimizing long-term financial returns. The Board is responsible for regularly monitoring the effectiveness of management’s policies and decisions, including the execution of the Company’s strategic plan, and assessing whether management is capably executing its duties.

In fulfilling the Board’s general responsibilities described above, the Board and its committees have complete authority to consult with outside counsel and to engage other professional advisors with respect to any issues relating to their activities. All reasonable expenses incurred by the Board or its committees in connection with any such consultation or engagement will be paid by the Company.

SELECTION OF THE BOARD

*********

6)	Mix of Management and Independent Directors

A majority of the members of the Board must be independent directors. The Board will annually determine whether each director has no material relationship with the Company and is thereby deemed to be independent, based on the following standards and such additional criteria as the Board considers appropriate at that time:

(a)	the director is not and was not during the preceding three years an employee of the Company (other than any past service as an interim Chairman of the Board or Chief Executive Officer) and no immediate family member of the director is or was an executive officer of the Company within the preceding three years;

(b)	neither the director nor an immediate family member of the director receives or received within any twelve-month period within the preceding three years more than $100,000 per year in direct compensation from the Company, other than: (i) director and committee fees and pension or other forms of deferred compensation for prior service (provided the deferred compensation was not contingent in any way on continued service); (ii) any compensation received by a director for former service as an interim Chairman of the Board or Chief Executive Officer; and (iii) any compensation received by an immediate family member for service as a non-executive employee of the Company.

(c)	neither the director nor an immediate family member of the director is or was within the preceding three years affiliated with or employed in a professional capacity by an internal or external auditor serving the Company currently or within the preceding three years;

(d)	neither the director nor an immediate family member of the director is or was within the preceding three years employed as an executive officer of another company where any of the Company’s present executives currently serve or served within the preceding three years on that company’s Compensation Committee; and

(e)	the director is not an executive officer or an employee, and no immediate family member of the director is an executive officer, of a company that, within the preceding three fiscal years of that company, made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

For purposes of the foregoing standards, (a) “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home and (b) the “company” includes any parent or subsidiary in a consolidated group with the company.

*********

EXHIBIT A

ACUITY BRANDS, INC.
LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective as of October 25, 2007)

1.	Purpose

The purposes of the Acuity Brands, Inc. Long-Term Incentive Plan, as hereby amended and restated effective as of October 25, 2007 (the “Plan”), are to provide additional incentives to those directors, officers and key executives of Acuity Brands, Inc. (the “Company”) and its Subsidiaries (the “Participants”) whose substantial contributions are essential to the continued growth and profitability of the Company’s businesses, to strengthen their commitment to the Company and its Subsidiaries, to further motivate the Participants to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long term growth and profitability of the Company and, over time, appreciation in the market value of its stock. To accomplish these purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares (as each term is hereinafter defined). Awards to directors will be in the form of Nonqualified Stock Options, Restricted Stock or Restricted Stock Units. The Plan was initially established, effective November 30, 2001, in connection with the spin-off (“Spin-off”) of the Company by National Service Industries, Inc. (“NSI”),

The Plan is effective October 25, 2007 (“Effective Date”), subject to the approval of the Plan by the stockholders of the Company. If the Plan, as hereby amended and restated is not approved by the Company’s stockholders, the existing Long-Term Incentive Plan will continue in effect without the amendments incorporated in the Plan.

2.	Definitions For purposes of the Plan:

(a) “Adjusted Fair Market Value” means in the event of a Change in Control, the greater of (i) the highest price per share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

(b) “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof. The Committee may, but need not, require that a Participant execute a copy of the Agreement before the Agreement becomes effective.

(c) “Award” means a grant of a Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Awards, or any or all of them.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Unit” means any of the operating units of the Company, or its Subsidiaries, designated as a Business Unit by the Committee.

(f) “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.”

(g) “Change in Control” means any of the following events:

(i) The acquisition (other than from the Company) by any “Person” (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) The individuals who, as of December 1, 2001, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

(iii) A merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

(iv) A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 2(g)(i), solely because twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities, under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee consisting of two or more non-employee members of the Board who are appointed by the Board to administer the Plan and to perform the functions set forth herein. The Board or the Committee may designate a subcommittee of members of the Committee to act on certain matters where such designation is necessary or desirable.

(j) “Company” means Acuity Brands, Inc., a Delaware corporation, or any successor corporation.

(k) “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Subsidiary shall not be considered a Director, but instead shall be considered an employee for purposes of the Plan.

(l) “Disability” means a physical or mental incapacity which impairs the Optionee’s or Grantee’s ability to substantially perform his duties for a period of one hundred eighty (180) consecutive days, as determined by the Committee based upon the information provided to it.

(m) “Eligible Employee” means any officer or other designated employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards, subject to the conditions set forth herein.

(n) “Employee Benefits Agreement” means the Employee Benefits Agreement between NSI and the Company dated as of November 30, 2001, which provides for the treatment of the employee plans in connection with the Spin-off of the Company from NSI.

(o) “Employment Agreement” means with respect to a Participant who is an employee, the written agreement between the Company or a Subsidiary and the employee providing for the terms of such employee’s employment with the Company or Subsidiary, as it may be amended from time to time.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means the fair market value of the Shares as determined in good faith by the Committee; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, and (B) if the

Shares are not listed on any securities exchange, but nevertheless are publicly traded and reported (through the OTC Bulletin Board or otherwise), Fair Market Value on such date shall be the closing sales price on such date (or, if there are no sales on such date, on the next preceeding date).

(r) “Grantee” means a person to whom an Award has been granted under the Plan.

(s) “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(t) “Named Executive Officer” means an Eligible Employee who as of the date of grant, vesting and/or payout of an Award or Option is deemed by the Committee to be a “covered employee” as defined in Code Section 162(m) and the regulations thereunder.

(u) “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(v) “NSI Long-Term Incentive Plans” means the long-term incentive plans sponsored by NSI, including the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and the National Service Industries, Inc. Long-Term Incentive Plan.

(w) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(x) “Optionee” means a person to whom an Option has been granted under the Plan.

(y) “Participant” means an Eligible Employee or Director who has an outstanding Award or Option under the Plan.

(z) “Performance Awards” means Performance Units, Performance Shares or either or both of them.

(aa) “Performance Cycle” means the time period specified by the Committee at the time a Performance Award is granted during which the performance of the Company, a Subsidiary or a Business Unit will be measured.

(bb) “Performance Shares” means Restricted Stock granted under Section 8 of the Plan.

(cc) “Performance Unit” means Performance Units granted under Section 8 of the Plan.

(dd) “NSI Conversion Awards” means Options or Awards that were issued in substitution of options or grants of restricted stock that were granted under the NSI Long-Term Incentive Plans to employees of NSI and its Subsidiaries who became employees of the Company and its Subsidiaries (or who were otherwise considered Transferred Employees under the Employee Benefits Agreement) as of the date of the Spin-off of the Company to the stockholders of NSI. As provided in Sections 6(j) and 7(a)(vii), the NSI Conversion Awards shall have the same material terms and conditions under the Plan as such awards had under the respective NSI Long-Term Incentive Plans.

(ee) “Restricted Stock” means Shares issued or transferred to an Eligible Employee which are subject to restrictions. Restricted Stock may be awarded subject to restrictions which lapse over time without regard to the performance of the Company, a Subsidiary or a Business Unit, pursuant to Section 7 hereof, or may be awarded as Performance Shares pursuant to Section 8 hereof.

(ff) “Restricted Stock Units (or RSUs)” means a right granted under Section 7 of the Plan to receive a number of Shares, or a cash payment for each such Share equal to the Fair Market Value of a Share, on a specified date.

(gg) “Retirement” means the voluntary termination of employment by the Grantee or Optionee at any time on or after the Grantee or Optionee attains age 65.

(hh) “Shares” means the common stock, par value $.01 per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(ii) “Stock Appreciation Right (or SAR)” means a right granted under Section 9 of the Plan to receive for each Share subject to an Award a cash payment or Shares equal to the excess, if any, of (i) the Fair Market Value of a Share on the exercise date, over (ii) the exercise price of the SAR.

(jj) “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company (or NSI, in the case of NSI Conversion Awards), if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term “Subsidiary” shall also include a partnership in which the Company or a Subsidiary owns 50% or more of the profits interest or capital interest in the partnership.

(kk) “Successor Corporation” means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes an Option in a transaction to which Section 424(a) of the Code applies.

(ll) “Ten-Percent Stockholder” means an Eligible Employee who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(mm) “Termination for Cause” means the Optionee or Grantee has terminated employment and has been found by the Committee to be guilty of theft, embezzlement, fraud or misappropriation of the Company’s property or any action which, if the individual were an officer of the Company, would constitute a breach of fiduciary duty, provided that if an Optionee or Grantee has an Employment Agreement, “Cause” shall mean Cause as defined in such Agreement.

3.	Administration

(a) The Plan shall be administered by the Committee, which shall hold such meetings as may be necessary for the proper administration of the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, or any Agreements, Options or Awards under the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

(b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

(ii) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the amount of Shares payable, the number of SARs, Performance Units, Performance Shares, RSUs, and/or shares of Restricted Stock, to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such Award, the maximum value of each Award, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;.

(iii) to delegate to the Chief Executive Officer the authority to grant Options or Awards with respect to Shares to employees of the Company from a pool of Shares established by the Committee, provided that such grants are made in accordance with applicable law.

Provided, however, that the Board can exercise any of the powers set forth in this Section 3(b), subject to any limitations imposed by Code Section 162(m) or Rule 16b-3 under the Exchange Act.

(c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, a Subsidiary, and the Optionees and Grantees, as the case may be;

(ii) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

(iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

(d) If and to the extent that any provision of an Option or Award is required to comply with Section 409A of the Code, such provision shall be administered and interpreted in a manner consistent with the requirements of Section 409A. If and solely to the extent that any such provision of an Option or Award as currently written would conflict with Section 409A of the Code, the Committee shall have the authority, without the consent of the Optionee or Grantee, to administer such provision and to amend the Option or Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of the Shares or amounts to be delivered to the Optionee or Grantee being subject to additional income or other taxes under Section 409A.

4.	Shares Subject to Program

(a) The maximum number of Shares that may be issued or transferred pursuant to Options and Awards under the Plan is 13,600,000 Shares (up to 1,000,000 of which may be issued as Incentive Stock Options) or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 10. The Shares may, in the discretion of the Company, be authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise, or a combination of each.

(b) Not more than an aggregate of fifty percent (50%) of the Shares referred to in Section 4(a) may be issued or transferred in connection with Awards of Restricted Stock and Restricted Stock Units made pursuant to Section 7, and Awards of Performance Shares and Performance Units pursuant to Section 8.

(c) Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason (other than by exercise of the Option), the Shares allocable to the canceled or otherwise terminated portion of such Option or Award may again be the subject of Options and Awards hereunder.

(d) Whenever any Shares subject to an Award or Option are forfeited for any reason pursuant to the terms of the Plan, such shares may again be the subject of Options and Awards hereunder.

(e) With respect to Shares used to exercise an Option (including by attestation or net settlement) or for tax withholding, the Committee shall, in its discretion and in accordance with applicable legal requirements, determine whether to include such Shares in determining the maximum number of Shares that may be issued under the Plan.

5.	Eligibility

Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees and Directors who will receive Options and/or Awards; provided, however, that no Eligible Employee shall receive any Incentive Stock Options unless he is an employee of the Company or a Subsidiary (other than a Subsidiary that is a partnership) at the time the Incentive Stock Option is granted.

6.	Options

The Committee may grant Options in accordance with the Plan and the terms and conditions of the Option shall be set forth in an Agreement. Options may be granted based upon the achievement of such Performance Measures (as listed on Appendix A) as the Committee may determine, and subject to such other terms and conditions as the Committee may specify from time to time. The Committee shall have sole discretion in determining the number of Shares underlying each Option to grant a Participant; provided, however, that in the case of any Incentive Stock Option granted under the Plan, the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) shall not exceed

$100,000. Excluding any NSI Conversion Award, the maximum number of Shares subject to Options and Stock Appreciation Rights which can be granted under the Plan during a fiscal year of the Company to any Participant, including a Named Executive Officer, is 500,000 Shares. Each Option and Agreement shall be subject to the following conditions:

(a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided, that the purchase price per Share under each Option (other than NSI Conversion Awards) shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

(b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

(c) Non-Transferability. No Option granted hereunder shall be transferable by the Optionee, otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. Notwithstanding the foregoing, if permitted by the Committee in the Agreement and subject to such conditions as the Committee may provide, the Option may be transferred, in whole or in part, without consideration, by written instrument signed by the Optionee, to any members of the immediate family of the Optionee (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members. If all or part of the Option is transferred, the transferee’s rights under the Option shall be subject to the same restrictions and limitations with respect to the Option as the Optionee. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(d) Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal or the same for each Optionee) and at such times (which may include performance requirements) as may be designated by the Committee, but not less than a year from the grant date except as otherwise provided in the last sentence in this Section 6(d), and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e) Method of Exercise. The exercise of an Option shall be made only by a written or electronic notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office (or in such other manner and to such other person or address as may be designated by the Committee), specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, as determined by the Committee in its discretion or as provided in the Agreement, in cash, by check, or by transferring Shares to the Company or by attesting to the ownership of Shares upon such terms and conditions as determined by the Committee or by net settlement of the Option in the manner determined by the Committee. The written notice pursuant to this Section 6(e) may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares the Optionee transfers to the Company or attests to owning as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

(f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g) Termination of Employment. The Agreement shall set forth the terms and conditions of the Option upon the termination of the Optionee’s employment with the Company, a Subsidiary or a Business Unit (including an Optionee’s ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit), as the Committee may, in its discretion, determine at the time the Option is granted or thereafter, provided, however no Option shall be exercisable beyond its maximum term as described in Section 6(b) hereof.

(h) Effect of Change in Control. Unless otherwise provided in the Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and the Committee, in its discretion, may terminate the Options upon a Change in Control, provided that at least 30 days prior to the Change in Control, Committee notifies the Optionee that the Option will be terminated and provides the Optionee, at the election of the Committee, either, (i) a cash payment in the amount equal to the excess, if any, of (x)(A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of cancellation, of the Shares subject to the Option or portion thereof cancelled, or (2) the Adjusted Fair Market Value of the Shares subject to the option or portion thereof cancelled, or (B) in the case of an Incentive Stock Option, the Fair Market Value, at the time of cancellation, of the Shares subject to the Option or portion thereof cancelled, over (y) the aggregate purchase price for such Shares under the Option, or (ii) the right to exercise all Options (including the Options vested as a result of the Change in Control) immediately prior to the Change in Control.

(i) Modification. Subject to the terms of the Plan, the Committee may, in its discretion, modify outstanding Options. Notwithstanding the foregoing except as provided in Section 10, (i) no modification of an Option shall adversely alter or impair any rights or obligations under the Agreement without the Optionee’s consent, and (ii) the Committee shall not have authority, other than with stockholder approval, (A) to accept the surrender of outstanding Options when the Fair Market Value of a Share is less than the exercise price and grant new Options or Awards in substitution for them, or (B) to reduce the exercise price of any outstanding Option.

(j) NSI Conversion Awards. Each NSI Conversion Award for an option granted under the NSI Long-Term Incentive Plans shall reflect the adjustments provided for in the Employee Benefits Agreements and shall have the same material terms and conditions as the award it replaces under the NSI Long-Term Incentive Plans, as determined by the Committee. Notwithstanding any other provision in this Plan to the contrary, no NSI Conversion Award in substitution of an award that qualified as an Incentive Stock Option immediately before the grant of the NSI Conversion Award shall contain any term that is materially more favorable than the terms of the substituted award which makes the award no longer qualify as an Incentive Stock Option.

7.	Restricted Stock; Restricted Stock Units

The Committee may grant Awards of Restricted Stock and Restricted Stock Units (RSUs), and may issue Shares of Restricted Stock in payment in respect of vested Performance Units (as hereinafter provided in Section 8(b)), which shall be evidenced by an Agreement between the Company and the Grantee. Shares of Restricted Stock and RSUs may be granted or awarded to Eligible Employees based upon the achievement of such Performance Measures (as listed on Appendix A) as the Committee may determine and subject to such other terms and conditions as the Committee may specify. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Stock and RSUs. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent. The aggregate maximum number of Shares that may be awarded under an Award of Restricted

Stock and RSUs and an Award of Performance Shares and Performance Units to a Participant during any fiscal year of the Company is 100,000 Shares and Units.

(a) Restricted Stock. Awards of Restricted Stock shall be subject to the following terms and provisions:

(i) Shares of Restricted Stock granted pursuant to an Award hereunder shall be recorded in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has, if required by the Committee, executed an Agreement evidencing the Award, and, in the discretion of the Committee, any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Committee may provide that the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(ii) Unless the Agreement provides otherwise, until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in (iii) below, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

(iii) Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may provide in the Agreement, but generally no sooner than one year for performance-based awards and three years for time-vesting, non performance-based awards (but earlier graded vesting may be provided). Unless the Agreement provides otherwise, in the event of a Change in Control, all restrictions upon any Shares of Restricted Stock (other than Performance Shares) shall lapse immediately and all such Shares shall become fully vested in the Grantee.

(iv) The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Grantee’s employment with the Company, a Subsidiary or a Business Unit (including a forfeiture of Shares for which the restrictions have not lapsed upon Grantee’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

(v) Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to, or for the Shares to be credited to an account on behalf of, the Grantee with respect to such Shares, free of all restrictions hereunder (except any restrictions under Section 16).

(vi) Each NSI Conversion Award for restricted stock granted under the NSI Long-Term Incentive Plans shall reflect the adjustments provided for in the Employee Benefits Agreements and shall have the same material terms and conditions as the award it replaces under the NSI Long-Term Incentive Plans, as determined by the Committee.

(b) Restricted Stock Units (RSUs). Awards of Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee, in its discretion, shall determine the number of RSUs to grant to a Participant and the restrictions, terms and conditions of the Award, including whether the Award will be paid in cash, Shares or a combination of the two and the time when the Award will be payable (i.e., at vesting, termination of employment or another date).

(ii) Unless the Agreement provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii) Restrictions upon RSUs awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may provide in the Agreement. Unless the Agreement provides otherwise, in the event of a Change in Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Grantee.

(iv) The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Grantee’s employment with the Company, a Subsidiary or a Business Unit (including a forfeiture of RSUs for which the restrictions have not lapsed upon Grantee’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

(c) Dividends and Dividend Equivalents. The Committee may provide that Awards denominated in stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or Shares or may be credited to an account established by the Committee under the Plan in the name of the Participant. In addition, dividends or dividend equivalents paid on outstanding Awards or issued Shares may, to the extent permitted by applicable law, be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

8.	Performance Awards

(a) Performance Objectives. The Committee will select one or more of the Performance Measures listed on Appendix A attached hereto for purposes of Performance Awards under the Plan. Performance Measures may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Business Unit, or any combination of the foregoing. Performance Awards may also include performance levels that relate to individual achievements or goals. Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range, with the Grantee becoming vested in (i) a minimum percentage of such Performance Awards in the event the Minimum Acceptable Objective is met or, if surpassed, a greater percentage (ii) an intermediate percentage of such Performance Awards in the event the Good Objective is met or, if surpassed, a greater percentage and (iii) one hundred percent (100%) of such Performance Awards in the event the Maximum Realistic Objective is met or surpassed. In addition to adjustments provided for by the Agreement, the Committee may, in determining whether the performance levels have been met, adjust the financial results for a Performance Cycle to exclude the effect of unusual charges or income items, changes in accounting or other events (such as acquisitions, divestitures, equity and other restructurings, reductions in force and currency fluctuations), which are distortive of results year over year (either on a segment or consolidated basis); provided, that, with respect to Named Executive Officers, for Awards that are intended to qualify as performance-based compensation under Code Section 162(m), the Committee shall exclude unusual items whose exclusion has the effect of increasing the Award, if such items constitute “extraordinary” or “unusual” events or items under generally accepted accounting principles or are other significant, unusual events or items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto. The Committee may decrease the amount of an Award otherwise payable if, in the Committee’s view, the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the Performance Measure was achieved.

The Agreement may provide the Committee with the right, during a Performance Cycle or after it has ended, to revise the performance levels for the Performance Measure and the Award amounts, if unforeseen events (including, without limitation, a Change in Capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the judgment of the Committee make the application of the performance levels unfair unless a revision is made. For Named Executive Officers, such changes shall be made in a manner that is not inconsistent with Code Section 162(m).

Except with respect to Named Executive Officers, the Committee may establish additional Performance Measures for purposes of Performance Awards under the Plan. Further, in the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing Performance Measures for Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

The aggregate maximum number of Performance Units and Performance Shares a Participant may be awarded for any fiscal year of the Company shall be 100,000 Units and Shares.

(b) Performance Units. The Committee may grant Performance Units, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Performance Unit shall, contingent upon the attainment of specified performance objectives within the Performance Cycle, represent one (1) Share. Each Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest, the Performance Cycle within which such objectives must be satisfied, and the form of payment in respect of vested Performance Units.

(i) Vesting and Forfeiture. A Grantee shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Agreement are satisfied for the Performance Cycle. Subject to Section 8(d) hereof, if the Minimum Acceptable Objective specified in the Agreement is not satisfied for the applicable Performance Cycle, the Grantee’s rights with respect to the Performance Units shall be forfeited.

(ii) Payment of Awards. Payment of Performance Units to Grantees in respect of vested Performance Units shall be made within sixty (60) days after the last day of the Performance Cycle to which such Award relates. Subject to Section 8(d), such payments may be made entirely in Shares, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion, shall determine at any time prior to such payment, provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock at the time the Award is granted. Except as provided in Section 8(d), and except as the Committee otherwise provides in the Agreement, if payment is made in the form of cash, the amount payable in respect of any Share shall be equal to the average of the Fair Market Value of such Share for the last ten (10) trading days of the Performance Cycle.

(iii) Termination of Employment. The Agreement shall set forth the terms and conditions of the Award of Performance Units upon the termination of the Grantee’s employment with the Company, a Subsidiary, or a Business Unit (including a Grantee’s ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

(c) Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares and shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, if any, and the terms and conditions as the Committee may, in its discretion, require, and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(i) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made, the time or times at which the Performance Shares granted pursuant to such Award hereunder shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

(ii) Nontransferability. Unless the Agreement provides otherwise, until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 8(c)(3) or 8(d), such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(iii) Lapse of Restrictions. Subject to Section 8(d), restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of performance and other objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(iv) Termination of Employment. The Agreement shall set forth the terms and conditions of the Award of Performance Shares upon the termination of the Grantee’s employment with the Company, a Subsidiary or a Business Unit (including a Grantee’s ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

(v) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Performance Shares issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, the Committee may provide that interest shall be credited at the end of each year (or portion thereof) on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payments of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the lapsing of restrictions imposed on such Performance Shares, except that any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares pursuant to Section 8(c)(iv) or otherwise.

(vi) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to, or for the Shares to be credited to an account on behalf of, the Grantee with respect to such Shares, free of all restrictions hereunder.

(d) Effect of Change in Control. Unless the Agreement provides otherwise, in the event of a Change in Control:

(i) With respect to the Performance Units, the Grantee shall (i) become vested in a percentage of Performance Unit as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within ten (10) days after such Change in Control equal to the product of the Adjusted Fair Market Value of a Share multiplied by the number of Performance Units which become vested in accordance with this Section 8(d); and

(ii) With respect to the Performance Shares, all restrictions shall lapse immediately on all or a portion of the Performance Shares as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement.

(e) Nontransferability. Unless the Agreement provides otherwise, no Performance Awards shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

(f) Definitions. For purposes of Performance Awards, the following definitions shall apply:

(i) “Good Objective” means a challenging and above average level of performance of the Company, a Subsidiary or a Business Unit during a Performance Cycle for which a performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

(ii) “Maximum Realistic Objective” means an excellent level of performance of the Company, a Subsidiary or a Business Unit during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

(iii) “Minimum Acceptable Objective” means a minimum level of performance of the Company, a Subsidiary or a Business Unit during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

9.	Stock Appreciation Rights (SARs)

The Committee may grant SARs pursuant to the Plan, which SARs shall be evidenced by an Agreement in such form as the Committee shall from time to time approve. SARs may be granted based upon the achievement of such Performance Measures (as listed on Appendix A) as the Committee may determine and subject to such other terms and conditions as the Committee may specify. SARs shall comply with and be subject to the following terms and conditions:

(a) Exercise Price. The exercise price of any SAR granted under the Plan shall be determined by the Committee at the time of the grant of such SAR, provided that the exercise price of a SAR shall not be less than the Fair Market Value of a Share on the date of grant.

(b) Payment Upon Exercise. The exercise of a SAR with respect to any number of Shares shall entitle the Participant to a cash payment for each such Share or a number of Shares of stock equal in value to the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price of the SAR. All payments under this Section 9(b) shall be subject to tax withholding as provided in Section 17(b), and shall be made as soon as practicable but in no event later than five business days, after the effective date of the exercise of the SAR.

(c) Duration. SARs granted hereunder shall be for such term as the Committee shall determine, provided that no SAR shall be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any SAR, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

(d) Non-Transferability. No SAR granted hereunder shall be transferable by the Grantee, otherwise than by will or the laws of descent and distribution, and a SAR may be exercised during the lifetime of such Grantee only by the Grantee or his guardian or legal representative. Notwithstanding the foregoing, if permitted by the Committee in the Agreement and subject to such conditions as the Committee may provide, the SAR may be transferred, in whole or in part, without consideration, by written instrument signed by the Grantee, to any members of the immediate family of the Grantee (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members. If all or part of the SAR is transferred, the transferee’s rights under the SAR shall be subject to the same restrictions and limitations with respect to the SAR as the Grantee. The terms of such SAR shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e) Vesting. Subject to Section 9(h) hereof, each SAR shall be exercisable in such installments (which need not be equal or the same for each Grantee) and at such times (which may include performance requirements) as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the SAR expires. The Committee may accelerate the exercisability of any SAR or portion thereof at any time.

(f) Method of Exercise. The exercise of a SAR shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office (or in such other manner and to such other person or address as may be designated by the Committee), specifying the number of Shares with respect to which the SAR is being exercised and otherwise complying with such other rules as the Committee may establish.

(g) Termination of Employment. The Agreement shall set forth the terms and conditions of the SAR upon the termination of the Grantee’s employment with the Company, a Subsidiary or a Business Unit (including a Grantee’s ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit), as the Committee may, in its discretion, determine at the time the SAR is granted or thereafter, provided, however no SAR shall be exercisable beyond its maximum term as described in Section 9(c) hereof.

(h) Effect of Change in Control. Unless otherwise provided in the Agreement, in the event of a Change in Control, (i) all SARs outstanding on the date of such Change in Control shall become immediately and fully exercisable and (ii) the Grantee will automatically receive a cash payment in the amount equal to the excess, if any, of the Fair Market Value, on the date of the Change in Control, of the Shares subject to the SAR over (y) the aggregate exercise price of the Shares under the SAR.

(i) Modification. Subject to the terms of the Plan, the Committee may, in its discretion, modify outstanding SARs. Notwithstanding the foregoing, except as provided in Section 10, (a) no modification of a SAR shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent, and (b) without shareholder approval, the Committee shall not have authority to accept the surrender of outstanding SARs when the Fair Market Value of a Share is less than the exercise price of the SAR and grant new SARs or other Awards in substitution for them, or (ii) to reduce the exercise price of any outstanding SAR.

10.	Adjustment Upon Changes in Capitalization

(a) In the event of any Change in Capitalization, the Committee shall make such adjustment in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options or Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Option or Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Options or Awards of whole Shares. If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock, securities, Performance Units or Performance Shares (other than rights or warrants to purchase securities), such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Performance Units or Performance Shares pursuant to the Awards, or Shares subject to an Option or Award as the case may be, prior to such Change in Capitalization.

(b) Equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(i)     the limitation on the aggregate number of Shares that may be awarded as set forth in Section 4, including, without limitation, with respect to Incentive Stock Options;

(ii)     the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Sections 6, 7, 8 and 9;

(iii)     the number and class of Shares that may be subject to an Option or Award, and which have not been issued or transferred under an outstanding Option or Award;

(iv)     the exercise price under outstanding Options and Stock Appreciation Rights and the number of Shares to be transferred in settlement of outstanding Options or Stock Appreciation Rights; and

(v)     the terms, conditions or restrictions of any Option or Award or Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Code Section 422.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock, securities, Performance Units or Performance Shares (other than rights or warrants to purchase securities), such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock, RSUs, SARs, Performance Units or Performance Shares pursuant to the Award or Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

11.	Release of Financial Information

A copy of the Company’s annual report to stockholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company’s stockholders. Upon reasonable request the Company shall furnish as soon as reasonably practicable, to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company’s prior fiscal year.

12.	Foreign Employees.

In order to facilitate the making of any grant of Options or Awards under this Plan, the Committee may provide for such special terms for Options or Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

13.	Termination and Amendment of the Plan

(a) The amended and restated Plan shall terminate on October 25, 2017, and no Option or Award may be granted thereafter (but outstanding Options and Awards shall remain outstanding in accordance with their terms). The Board may sooner terminate or amend the Plan (other than to reduce the rights of Optionees and Grantees, as the case may be, under Sections 6(h), 7(a)(iii), 8(d) and 9(h)), at any time and from time to time; provided, however, that to the extent required by the rules of the exchange on which the Shares are listed or applicable law, no amendment shall be effective unless approved by the stockholders of the Company at an annual or special meeting.

(b) Except as provided in Section 10 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

14.	Nonexclusivity of the Plan

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, to the extent permitted by the rules of the exchange on which the Shares are listed or applicable law, and such arrangements may be either applicable generally or only in specific cases.

15.	Limitation of Liability

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company to terminate the employment of any person at any time (with or without Cause); or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

16.  Securities Law Regulation and Other Approvals; Governing Law

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, except to the extent that such law is preempted by federal law.

(b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(d) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the code and regulations promulgated thereunder.

(e) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

(f) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

(g) In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Option under the Plan, the Committee may, subject to this Section 16, make any adjustments it deems appropriate in such Award or Option.

17.	Miscellaneous

(a) Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or, subject to the provisions of the Plan, in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b) Withholding of Taxes.

(i) The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to any Option or Award. If an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Optionee or Grantee shall pay the

Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the Withholding Taxes to the Company, the Optionee or Grantee may make an irrevocable written election (the “Tax Election”) to have withheld a portion of the Shares issuable to him or her upon exercise of the Option or pursuant to an Award having an aggregate Fair Market Value equal to the Withholding Taxes.

(ii) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

(c) Designation of Beneficiary. To the extent applicable to the type of Award, each Grantee (other than an Optionee) may designate a person or persons to receive in the event of his or her death, any Award or any amount payable pursuant thereto, to which he or she would then be entitled under the terms of the Plan. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.

(d) Deferral. The Committee may permit a Participant to defer to another plan or program such Participant’s receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the vesting of Restricted Stock or RSUs or the earning of Performance Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

18.	Effective Date

This amended and restated Plan shall be effective October 25, 2007.

APPENDIX A
to
ACUITY BRANDS, INC.
LONG-TERM INCENTIVE PLAN

Performance Measure	General Definition

Adjusted After-Tax Profit (AATP)	APTP minus book income taxes (reported tax rate applied to APTP). The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
AATP Margin	AATP divided by Sales.
Adjusted EBIT	EBIT excluding gain on asset sales.
Adjusted Pre-Tax Profit (APTP)	Profit before Tax plus interest expense plus implied interest on capitalized operating leases. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Adjusted Net Operating Profit (ANOP)	Net Income plus interest expense less interest income plus non-cash share-based compensation expense. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Adjusted Net Operating Profit After Tax (ANOPAT)	ANOP minus book income taxes (reported tax rate applied to ANOP). The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Adjusted Operating Profit (AOP)	Operating profit as reported in Acuity Brands’ annual financial statements or the books and records of its segments plus non-cash share-based compensation expense. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
AOP Margin	AOP divided by Sales.
Capital Expenditures (CAPEX)	Purchases of property, plant and as reported in Acuity Brands’ annual financial statements or the books and records of its segments statements or the books and records of its segments.
Capitalized Economic Profit	Economic Profit divided by a predetermined rate reflecting the cost of capital.
Capitalized Entity Value	Sum of average invested capital in the business and the Capitalized Economic Profit.
Capitalized Equity Value	Capitalized Entity Value minus total debt.
Cashflow	Net cash provided by operating activities less net cash used for investing activities.
Cashflow from Operations	Net cash provided by operating activities as reported in Acuity Brands’ annual financial statements or the books and records of its segments. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Cashflow Return on Capital	Cashflow divided by average invested capital.

Performance Measure	General Definition

Cashflow Return on Capitalized Entity/Equity Value	Cashflow divided by Capitalized Entity/Equity Value.
Cashflow Return on Investment (CFROI)	The amount comprised of Profit before Tax plus non-cash share-based compensation expense plus loss on sale of business less gain on sale of business reduced by income taxes at the reported tax rate plus depreciation and amortization expense less CAPEX, divided by the amount comprised of Gross Fixed Assets plus Working Capital excluding cash, investments, and debt.
Change in Capital	CAPEX plus/minus change in operating Working Capital plus net proceeds from asset sales.
Change in Operating Working Capital	GAAP cash flow of accounts receivable (including allowance for doubtful accounts), inventory, and accounts payable.
Change in Price of Shares	Percentage increase in per-share price. This measure may be adjusted for Change in Capitalization (as defined in the Plan).
Change in Working Capital	Increase or decrease in Working Capital.
Days Inventory Outstanding	Inventory divided by the sum of the last three months’ sales divided by the total calendar days in the last three months.
Days Payables Outstanding	Accounts payable divided by the sum of the last three months’ cost of goods sold divided by the total calendar days in the last three months.
Days Sales Outstanding	Accounts receivable divided by the sum of the last three months’ sales divided by the total calendar days in the last three months.
Debt	Third-party debt recorded on the balance sheet. The measure may include or exclude lease obligations, accounts payable, and current or long-term accrued liabilities.
Debt Reduction	Decrease in total debt from one period to another.
Earnings Before Interest and Taxes (EBIT)	Earnings minus interest and taxes. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Earnings minus interest, taxes, depreciation, and amortization. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Earnings Per Share	Primary or fully diluted earnings per share. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Economic Profit	AATP minus a charge for capital.
Free Cash Flow	Net Income plus amortization and depreciation less changes in working capital and CAPEX. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.

Performance Measure	General Definition

Gross Fixed Assets	Total property, plant, and equipment as reported in Acuity Brands’ annual financial statements or the books and records of its segments.
Intangible Assets	Goodwill and intangible assets as reported in Acuity Brands’ annual financial statements or the books and records of its segments.
Net Income	Net income as reported in Acuity Brands’ annual financial statements or the books and records of its segments. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Net Income Return on Capital	Net Income divided by average invested capital.
Net Trade Cycle	Days Sales Outstanding plus Days Inventory Outstanding less Days Payables Outstanding.
Operating Working Capital	Net accounts receivable plus inventory minus accounts payable.
Profit before Tax	Income before provision for income taxes as reported in Acuity Brands’ annual financial statements or the books and records of its segments. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Return on Assets (ROA)	Net Income divided by average total assets.
Return on Equity (ROE)	Net Income divided by average stockholders’ equity.
Return on Gross Investment	Sum of Net Income plus depreciation divided by sum of average invested capital plus accumulated depreciation.
Return on Invested Capital	Net Income or AATP divided by average invested capital.
Return on Net Assets (RONA)	Net Income, APTP, or income before taxes, divided by average net assets.
Return on Tangible Assets	EBIT divided by total assets less intangible assets.
Sales	Net sales of products and service revenues.
Sales Growth	Percentage change in Sales from year to year.
Total Return to Stockholders	Percentage change in stockholder value (stock price plus reinvested dividends).
Working Capital	Current assets minus current liabilities.

EXHIBIT B

ACUITY BRANDS, INC.

MANAGEMENT COMPENSATION AND INCENTIVE PLAN

Effective as of September 1, 2007

1.	Establishment and Effective Date of Plan

Acuity Brands, Inc. (the “Corporation”) hereby adopts the Acuity Brands, Inc. Management Compensation and Incentive Plan (the “Plan”) for its executive officers and certain other executives of the Corporation, its Subsidiaries and Business Units who are in management positions designated as eligible for participation by the Compensation Committee of the Board of Directors of the Corporation or such other committee appointed by the Board (the “Committee”) or its designee. The Plan shall be effective as of September 1, 2007 and shall remain in effect, subject to the rights of amendment and termination in Section 13, until the Incentive Awards are paid for the Corporation’s fiscal year ending in 2013. Payments under the Plan shall only be made to Named Executive Officers after the Plan is approved by the stockholder(s) of the Corporation.

2.	Purpose of the Plan

The purpose of the Plan is to further the growth and financial success of the Corporation by offering performance incentives to designated executives who have significant responsibility for such success.

3.	Definitions

(a)    “Base Annual Salary” means the actual base salary paid to a Participant during the applicable Plan Year, increased by the amount of any pre-tax deferrals or other pre-tax payments made by the Participant to the Corporation’s deferred compensation or welfare plans (whether qualified or non-qualified).

(b)    “Board of Directors” means the Board of Directors of the Corporation.

(c)    “Business Unit” means a separate business operating unit of the Corporation with respect to which separate performance goals are established hereunder.

(d)    “Change in Control” means any of the following events:

(i)    The acquisition (other than from the Corporation) by any “Person” [as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)] of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding voting securities; or

(ii)    The individuals who, as of September 1, 2007, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Corporation’s stockholders, of any new director was approved by a vote of at, least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

(iii)    Consummation of a merger or consolidation involving the Corporation if the stockholders of the Corporation, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation; or

(iv)    Consummation of a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subsection (i) above, solely because twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its Subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

(e)    “Chief Executive Officer” means the chief executive officer of the Corporation, unless otherwise specified.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Committee” means the Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors which is responsible for administering the Plan.

(h)    “Corporation” means Acuity Brands, Inc. and its successors.

(i)    “Incentive Award” or “Award” means the bonus awarded to a Participant under the terms of the Plan.

(j)    “Maximum Award” means the maximum percentage of Base Annual Salary which may be paid based upon the Relative Performance during the Plan Year.

(k)    “Named Executive Officer” means a Participant who as of the date of payment of an Incentive Award is one of the group of “covered employees” under Code Section 162(m) and the regulations and rulings thereunder.

(l)    “Participant” means an employee of the Corporation, a Subsidiary or a Business Unit who is designated by the Committee to participate in the Plan.

(m)    “Performance Measure” means the performance measures described on Appendix A attached hereto, as they may be amended from time to time.

(n)    “Personal Performance Goals” means the goals established for each Participant each year to improve the effectiveness of the Participant’s area of responsibility as well as the Corporation as a whole.

(o)    “Plan Rules” means the guidelines established annually by the Committee pursuant to Section 4, subject to ratification by the Board of Directors.

(p)    “Plan Year” means the twelve month period which is the same as the Corporation’s fiscal year. The initial Plan Year shall be September 1, 2007 through August 31, 2008. Thereafter, the Plan Year shall be September 1 through the next following August 31.

(q)    “Relative Performance” means the extent to which the Corporation, designated Business Unit or Subsidiary, as applicable, achieves the performance measurement criteria set forth in the Plan Rules.

(r)    “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s)    “Target Award” means the percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which will be paid to a Participant as an Incentive Award if the performance measurement criteria applicable to the Participant for the Plan Year is achieved, as reflected in the Plan Rules for such Plan Year.

(t)    “Threshold Award” means the percentage of Base Annual Salary which may be paid based on the minimum acceptable Relative Performance during the Plan Year.

4.	Administration of the Plan

The Plan will be administered by the Committee, subject to its right to delegate responsibility for administration of the Plan as it applies to Participants other than Named Executive Officers pursuant to Section 7. The

Committee will have authority to establish Plan Rules with respect to the following matters, subject to the right of the Board of Directors to ratify such Plan Rules:

(a)    the employees who are to become Participants in the Plan;

(b)    the Target Award, Maximum Award and Threshold Award that can be granted to each Participant and the method for determining such award, which the Committee may amend from time to time;

(c)    the performance targets and the measurement criteria to be used in determining the Corporation’s or a Business Unit’s or a Subsidiary’s Relative Performance, which will include one or more of the Performance Measures listed on Appendix A attached hereto, as determined by the Committee each year; and

(d)    the time or times and the conditions subject to which any Incentive Award may become payable.

The Plan Rules will be adopted by the Committee prior to, or as soon as practical after, the commencement of each Plan Year. Subject to the provisions of the Plan and the Committee’s right to delegate its responsibilities, the Committee will also have the discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Committee on the matters referred to in paragraphs (a) through (d) of this Section 4 shall be submitted at least annually to the Board of Directors for its consideration and ratification. For Participants who are not Named Executive Officers, the Committee may in its discretion (i) establish performance measures and criteria not listed on Appendix A without obtaining shareholder approval; and (ii) during a Plan Year revise the performance targets and measurement criteria to the extent the Committee deems necessary to achieve the purposes of the Plan to reflect any changed or unexpected or unusual circumstances.

5.	Participation

Eligibility for participation in the Plan is limited to executive officers of the Corporation and certain other executives of the Corporation, Business Units or Subsidiaries who hold key management and staff positions. From among those eligible and based upon the recommendations of the Chief Executive Officer and other designees, the Committee will designate by name or position the Participants each Plan Year. Any employee who is a Participant in one Plan Year may be excluded from participation in any other Plan Year. If, during the Plan Year, a Participant other than a Named Executive Officer changes employment positions to a new position which corresponds to a different award level, the Committee may, in its discretion, adjust the Participant’s award level for such Plan Year. The Committee may, in its discretion, designate employees who are hired after the beginning of the Plan Year as Participants for such Plan Year and as eligible to receive full or partial Incentive Awards for such year.

6.	Incentive Awards

(a)    Determination of the Amount of Incentive Awards

At the end of each Plan Year, the Committee shall certify the extent to which the performance targets and measurement criteria established pursuant to Section 4 have been achieved for such Plan Year based upon financial and other information provided by the Corporation. Subject to the right to decrease an award as described in the next paragraph, the Participant’s Incentive Award shall be computed by the Committee based upon the achievement of the established performance targets, measurement criteria and the requirements of the Plan. In addition to any adjustments provided for in the Incentive Award, the Committee may in determining whether performance targets have been met adjust the Corporation’s financial results to exclude the effect of unusual charges or income items, changes in accounting, or other events (such as acquisitions, divestitures, equity and other restructurings, reductions in force and currency fluctuations), which are distortive of results year over year (either on a segment or consolidated basis); provided, that for purposes of determining the Incentive Awards of Named Executive Officers that are intended to qualify as performance-based compensation under Code Section 162(m), the Committee shall exclude unusual items whose exclusion has the effect of increasing Relative Performance if such items constitute “extraordinary” or “unusual” events or items under generally accepted accounting principles or are other significant unusual events or items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

The Committee may, in its discretion, decrease the amount of a Participant’s Incentive Award for a Plan Year based upon such factors as it may determine, including the failure of the Corporation, Business Unit or Subsidiary to meet certain performance goals or of a Participant to meet his Personal Performance Goals. The factors to be used in reducing an Incentive Award may be established at the beginning of a Plan Year and may vary among Participants.

In the event that the Corporation’s, Business Unit’s or Subsidiary’s performance is below the performance thresholds for the Plan Year and the Incentive Awards are reduced or cancelled, the Committee may in its discretion grant Incentive Awards to deserving Participants, except for Participants who are Named Executive Officers.

The Plan Rules and Incentive Awards under the Plan shall be administered in a manner to qualify payments under the Plan to the Named Executive Officers for the performance-based exception under Code Section 162(m) and the regulations thereunder, except where the Board of Directors determines such compliance is not necessary or not in the best interests of the Company or its stockholders. The maximum Incentive Award that may be paid to an individual Participant for a Plan Year shall be $4 million.

(b)    Eligibility for Payment of Incentive Award

No Participant will have any vested right to receive any Incentive Award until such date as the Board of Directors has ratified the Committee’s determination with respect to the payment of individual Incentive Awards, except where the Committee determines such ratification is not necessary. No Incentive Award will be paid to any Participant who is not an active employee of the Corporation, a Business Unit or a Subsidiary at the end of the Plan Year to which the Incentive Award relates. The Committee may also provide that to receive an Incentive Award a Participant is required to be an active employee of the Corporation, a Business Unit or a Subsidiary on the date the Incentive Award is payable. At the discretion of the Committee or its designee (subject to ratification by the Board of Directors, where required), partial Incentive Awards may be authorized by the Committee to be paid to Participants (or their beneficiaries) who are terminated without cause or who retire, die or become permanently and totally disabled during the Plan Year. No Participant entitled to receive an Incentive Award shall have any interest in any specific asset of the Corporation, and such Participant’s rights shall be equivalent to that of a general unsecured creditor of the Corporation.

(c)    Payment of Awards

Payment of the Incentive Awards will be made as soon as practicable after their determination pursuant to subsections (a) and (b) above, subject to the Corporation’s right to allow a Participant to defer payment pursuant to an applicable deferred compensation plan of the Corporation. Payment will generally be made in a lump sum in cash, unless the Committee otherwise determines at the beginning of the Plan Year.

7.	Delegation of Authority by Committee

Notwithstanding the responsibilities of the Committee set forth herein, the Committee may delegate to the Chief Executive Officer or others all or any portion of its responsibility for administration of the Plan as it relates to Participants other than Named Executive Officers. Such delegation may include, without limitation, the authority to designate employees who can participate in the Plan, to establish Plan Rules, to interpret the Plan, to determine the extent to which performance criteria have been achieved, and to adjust Incentive Awards payable. In the case of each such delegation, the administrative actions of the delegate shall be subject to the approval of the person within the Corporation to whom the delegate reports (or, in the case of a delegation to the Chief Executive Officer, to the approval of the Committee).

8.	Change in Control

Upon the occurrence of a Change in Control, unless the Participant otherwise elects in writing in accordance with such rules as the Committee may establish, the Participant’s Incentive Award for the Plan Year shall be determined as if the Target Award level of performance has been achieved (without any reductions under Section 6(a)) and shall be deemed to have been fully earned for the Plan Year, provided that the Participant shall only be entitled to a pro rata portion of the Incentive Award based upon the number of days within the Plan Year that had elapsed as of the effective date of the Change in Control. The Incentive Award amount shall be paid only in cash within thirty (30) days of the effective date of the Change in Control. The Incentive Award payable upon a Change in Control to a Participant for the Plan Year during which a Change in Control occurs shall be the greater of the amount provided for under this Section 8 or the amount of the Incentive Award payable to such Participant for the Plan Year under the terms of any employment agreement, severance agreement or change in control agreement with the Corporation, its Business Units or Subsidiaries, and the Participant shall not receive a duplicate Incentive Award for the Plan Year (or portion of a Plan Year), under this Plan and any such employment agreement, severance agreement or change in control agreement. Notwithstanding the above, the Committee may provide in the Plan Rules for alternative consequences upon a Change in Control, which may apply to some or all Participants and which may vary among Participants.

9.	Beneficiary

The Committee may provide for each Participant to designate a person or persons to receive, in the event of death, any Incentive Award to which the Participant would then be entitled under Section 6(b). Such designation will be made in the manner determined by the Committee and may be revoked by the Participant in writing. If the Committee does not provide for such designation or if a Participant fails effectively to designate a beneficiary, then the estate of the Participant will be deemed to be the beneficiary.

10.	Withholding Taxes

The Corporation shall deduct from each Incentive Award the amount of any taxes required to be withheld by any governmental authority.

11.	Employment

Nothing in the Plan or in any Incentive Award shall confer (or be deemed to confer) upon any Participant the right to continue in the employ of the Corporation, a Business Unit or a Subsidiary, or interfere with or restrict in any way the rights of the Corporation, a Business Unit or a Subsidiary to discharge any Participant at any time for any reason whatsoever, with or without cause.

12.	Successors

All obligations of the Corporation under the Plan with respect to Incentive Awards granted hereunder shall be binding upon any successor to the Corporation, whether such successor is the result of an acquisition of stock or assets of the Corporation, a merger, a consolidation or otherwise.

13.	Termination and Amendment of the Plan

The Committee, subject to the ratification rights of the Board of Directors, has the right to suspend or terminate the Plan at any time, or to amend the Plan in any respect provided that no such action will, without the consent of an affected Participant, adversely affect the Participant’s rights under an Incentive Award approved under Section 6(b).

14.	Governing Law

The Plan shall be interpreted and construed under the laws of the State of Georgia.

APPENDIX A
to
ACUITY BRANDS, INC.
MANAGEMENT COMPENSATION AND INCENTIVE PLAN

Performance Measure	General Definition

Adjusted After-Tax Profit (AATP)	APTP minus book income taxes (reported tax rate applied to APTP). The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
AATP Margin	AATP divided by Sales.
Adjusted EBIT	EBIT excluding gain on asset sales.
Adjusted Pre-Tax Profit (APTP)	Profit before Tax plus interest expense plus implied interest on capitalized operating leases. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Adjusted Net Operating Profit (ANOP)	Net Income plus interest expense less interest income plus non-cash share-based compensation expense. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Adjusted Net Operating Profit After Tax (ANOPAT)	ANOP minus book income taxes (reported tax rate applied to ANOP). The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Adjusted Operating Profit (AOP)	Operating profit as reported in Acuity Brands’ annual financial statements or the books and records of its segments plus non-cash share-based compensation expense. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
AOP Margin	AOP divided by Sales.
Capital Expenditures (CAPEX)	Purchases of property, plant and as reported in Acuity Brands’ annual financial statements or the books and records of its segments statements or the books and records of its segments.
Capitalized Economic Profit	Economic Profit divided by a predetermined rate reflecting the cost of capital.
Capitalized Entity Value	Sum of average invested capital in the business and the Capitalized Economic Profit.
Capitalized Equity Value	Capitalized Entity Value minus total debt.
Cashflow	Net cash provided by operating activities less net cash used for investing activities.
Cashflow from Operations	Net cash provided by operating activities as reported in Acuity Brands’ annual financial statements or the books and records of its segments. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Cashflow Return on Capital	Cashflow divided by average invested capital.

Performance Measure	General Definition

Cashflow Return on Capitalized Entity/Equity Value	Cashflow divided by Capitalized Entity/Equity Value.
Cashflow Return on Investment (CFROI)	The amount comprised of Profit before Tax plus non-cash share-based compensation expense plus loss on sale of business less gain on sale of business reduced by income taxes at the reported tax rate plus depreciation and amortization expense less CAPEX, divided by the amount comprised of Gross Fixed Assets plus Working Capital excluding cash, investments, and debt.
Change in Capital	CAPEX plus/minus change in Operating Working Capital plus net proceeds from asset sales.
Change in Operating Working Capital	GAAP cash flow of accounts receivable (including allowance for doubtful accounts), inventory, and accounts payable.
Change in Price of Shares	Percentage increase in per-share price. This measure may be adjusted for Change in Capitalization (as defined in the Plan).
Change in Working Capital	Increase or decrease in Working Capital.
Days Inventory Outstanding	Inventory divided by the sum of the last three months’ sales divided by the total calendar days in the last three months.
Days Payables Outstanding	Accounts payable divided by the sum of the last three months’ cost of goods sold divided by the total calendar days in the last three months.
Days Sales Outstanding	Accounts receivable divided by the sum of the last three months’ sales divided by the total calendar days in the last three months.
Debt	Third-party debt recorded on the balance sheet. The measure may include or exclude lease obligations, accounts payable, and current or long-term accrued liabilities.
Debt Reduction	Decrease in total debt from one period to another.
Earnings Before Interest and Taxes (EBIT)	Earnings minus interest and taxes. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Earnings minus interest, taxes, depreciation, and amortization. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Earnings Per Share	Primary or fully diluted earnings per share. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Economic Profit	AATP minus a charge for capital.
Free Cash Flow	Net Income plus amortization and depreciation less changes in working capital and CAPEX. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.

Performance Measure	General Definition

Gross Fixed Assets	Total property, plant, and equipment as reported in Acuity Brands’ annual financial statements or the books and records of its segments.
Intangible Assets	Goodwill and intangible assets as reported in Acuity Brands’ annual financial statements or the books and records of its segments.
Net Income	Net income as reported in Acuity Brands’ annual financial statements or the books and records of its segments. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Net Income Return on Capital	Net Income divided by average invested capital.
Net Trade Cycle	Days Sales Outstanding plus Days Inventory Outstanding less Days Payables Outstanding.
Operating Working Capital	Net accounts receivable plus inventory minus accounts payable.
Profit before Tax	Income before provision for income taxes as reported in Acuity Brands’ annual financial statements or the books and records of its segments. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense.
Return on Assets (ROA)	Net Income divided by average total assets.
Return on Equity (ROE)	Net Income divided by average stockholders’ equity.
Return on Gross Investment	Sum of Net Income plus depreciation divided by sum of average invested capital plus accumulated depreciation.
Return on Invested Capital	Net Income or AATP divided by average invested capital.
Return on Net Assets (RONA)	Net Income, APTP, or income before taxes, divided by average net assets.
Return on Tangible Assets	EBIT divided by total assets less intangible assets.
Sales	Net sales of products and service revenues.
Sales Growth	Percentage change in Sales from year to year.
Total Return to Stockholders	Percentage change in stockholder value (stock price plus reinvested dividends).
Working Capital	Current assets minus current liabilities.

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YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK INTERNET TELEPHONE MAIL —— — https://www.proxypush.com/ayi 1-877-680-5400 Within the United States and Canada only. • Go to the website address listed above. OR • Use any touch-tone telephone. OR • Mark, sign, and date your proxy card. • Have your proxy card available. • Have your proxy card available. • Detach your proxy card. • Follow the simple instructions that appear on your computer screen. • Follow the simple recorded instructions. • Return your proxy card in the postage-paid envelope provided. If you have submitted your vote by telephone or the Internet, there is no need for you to return your proxy card by mail. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL Mark, Sign, Date, and Return the ☒ Proxy Card Promptly Using the Votes must be indicated Enclosed Envelope (x) in Black or Blue Ink. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR ALL” FOR ITEM 1 AND “FOR” ITEMS 2, 3, AND 4 1. Election of Two Directors FOR ALL ☐ WITHHOLD ALL ☐ FOR WITH EXCEPTION(S)* ☐ Nominees: 01 — Robert F. McCullough 02 — Neil Williams (INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “For With Exception(s)” box and write the number of the excepted nominee(s) in the space provided below.) *Exception(s): FOR AGAINST ABSTAIN 2. Approval of the amended and restated Acuity Brands, Inc. Long-Term Incentive Plan ☐ ☐ ☐ 3. Approval of the Acuity Brands, Inc. 2007 Management Compensation and Incentive Plan ☐ ☐ ☐ 4. Ratification of the Appointment of the Independent Registered Public Accounting Firm ☐ ☐ ☐ UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR ALL” FOR ITEM 1 AND FOR ITEMS 2, 3, AND 4 ☐ If you have changed your address on this card, please mark this box. Please sign below, exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian, or corporate officer, give full title. If more than one trustee, all should sign. —— —— — Date Stockholder sign here Co-Owner sign here

ANNUAL MEETING DIRECTIONS AND PARKING INFORMATION BALLROOM AT THE FOUR SEASONS HOTEL 75 Fourteenth Street NE, Atlanta, Georgia 1:00 p.m., January 10, 2008 Parking for stockholders attending the Annual Meeting will be available at the hotel. DIRECTIONS TO THE FOUR SEASONS HOTELFrom the Atlanta Airport (I-85/75 North): Take I-85/75 North to the 10th Street/14th Street exit (#250). At the top of the ramp continue straight ahead until the second traffic light. At the second light, turn right onto 14th Street. Pass through two lights on 14th Street. The hotel is on the right in the middle of the block (between W. Peachtree and Peachtree Street). From Northeast of Atlanta (I-85 South): Take I-85 South to the 17th Street/14th Street/10th Street exit (#84). Turn left at traffic light onto 14th Street. Pass through three lights on 14th Street. The hotel is on the right in the middle of the block (between W. Peachtree and Peachtree Street). From Northwest of Atlanta (I-75 South): Take I-75 South to the 17th Street/14th Street/10th Street exit (#250). Turn left onto 14th Street. Pass through three lights on 14th Street. The hotel is on the right in the middle of the block (between W. Peachtree and Peachtree Street). From North of Atlanta (400 South): Take GA-400 South to I-85 South to the 17th Street/14th Street/10th Street exit (#84). Turn left on 14th Street. Turn left onto 14th Street. Pass through three lights on 14th Street. The hotel is on the right in the middle of the block (between W. Peachtree and Peachtree Street). From South of Atlanta (I-85/75 North): Take I-85/75 North to the 10th Street/14th Street exit (#250). At the top of the ramp continue straight ahead until the second traffic light. At the second light, turn right onto 14th Street. Pass through two lights on 14th Street. The hotel is on the right in the middle of the block (between W. Peachtree and Peachtree Street). From East or West of Atlanta (I-20): Take I-20 to I-85/75 North to the 10th Street/14th Street exit (#250). At the top of the ramp continue straight ahead until the second traffic light. At the second light, turn right onto 14th Street. Pass through two lights on 14th Street. The hotel is on the right in the middle of the block (between W. Peachtree and Peachtree Street). Via Arts Center MARTA transit station: When you exit the MARTA station at the Arts Center (N5), follow the signs to the West Peachtree Street exit. Turn left onto West Peachtree Street and walk against the traffic for one block to 14th Street. Turn left onto 14th Street. The hotel will be in the middle of the block on the right side. PROXY ACUITY BRANDS, INC. ANNUAL STOCKHOLDERS MEETING, JANUARY 10, 2008 PROXY SOLICITED BY THE BOARD OF DIRECTORS The undersigned does hereby appoint VERNON J. NAGEL, KENYON W. MURPHY and HELEN D. HAINES, and each of them, proxies of the undersigned with full power of substitution in each of them to vote at the Annual Meeting of Stockholders of the Company to be held on January 10, 2008 at 1:00 p.m., and at any and all adjournments and postponements thereof, with respect to all shares which the undersigned would be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows on the reverse, and in their discretion upon all other matters brought before the meeting. IF VOTING BY MAIL, PLEASE VOTE, DATE, AND SIGN ON REVERSE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued, and to be signed and dated on the reverse side) ☐ By checking the box to the left, I consent to future delivery of the Annual Report, Proxy Statement, prospectuses and other communications electronically via the Internet. I understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility. I understand that the Company may no longer d istribute printed materials for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting the Company’s transfer agent, The Bank of New York Mellon, New York, NY. ACUITY BRANDS INC. P.O. BOX 11289 NEW YORK, N.Y. 10203-0289